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Exhibit 4.7

NOTICE OF SPECIAL MEETING OF UNITHOLDERS

TO BE HELD ON SEPTEMBER 25, 2008

and
NOTICE OF APPLICATION TO THE ONTARIO SUPERIOR COURT OF JUSTICE
and

MANAGEMENT INFORMATION CIRCULAR

WITH RESPECT TO A PLAN OF ARRANGEMENT
INVOLVING
BFI CANADA INCOME FUND, 6814832 CANADA LIMITED, 4264126 CANADA LIMITED,
1768248 ONTARIO LIMITED AND VOTING UNITHOLDERS

August 26, 2008

If you are in doubt as to how to deal with these materials or the matters they describe, please consult your professional advisor. If you require more information with respect to voting your securities of BFI Canada Income Fund, please contact Georgeson at 1-866-690-7478.

August 26, 2008

Dear Unitholders:

        You are invited to attend a special meeting (the "Meeting") of holders ("Unitholders") of ordinary trust units (the "Units") and the Class A unit (the "Class A Unit", and, together with the Units, the "Trust Units") (collectively, the "Voting Unitholders") of BFI Canada Income Fund (the "Fund") to be held at The Suites at 1 King West, King Gallery, 3rd Floor, 1 King Street West, Toronto, Ontario on September 25, 2008 at 10:00 a.m. (Toronto time). At the Meeting, you will be asked to consider the Fund's proposed conversion to a corporate structure by way of a plan of arrangement (the "Conversion") involving the Fund, 6814832 Canada Limited ("6814832"), 4264126 Canada Limited (the "Company"), 1768248 Ontario Limited ("ParentCo") and Voting Unitholders. If you cannot attend the Meeting, please complete the applicable enclosed form of proxy or voting direction and submit it as soon as possible.

        We believe that the Conversion will result in a company with a strategic focus and capital structure that is better positioned to take advantage of growth opportunities in its industry. Since its inception in 2002, the Fund's strategy has been to create value for its Unitholders through accretive growth, both organically and through acquisitions. The Fund's strong historical results and successful record of disciplined growth have allowed the Fund to increase its annualized distributions to Unitholders from $1.20 per Unit in 2002 to $1.82 per Unit in 2008. However, the Fund is at a crossroads, as investor interest in the trust sector has dramatically declined since the Federal government announced changes to the tax treatment of income trusts in October 2006. This decline has affected the trading price of our Units, which increasingly limits the Fund's ability to efficiently raise capital through its equity and to create value from investing in growth initiatives. The non-hazardous solid waste services sector is undergoing a period of consolidation and the Fund anticipates significant opportunities for growth that it needs to be in a position to act upon. In order to continue to pursue the Fund's strategic growth objectives, it requires an equity that reflects its financial and operating performance and a structure that does not limit its ability to grow or to access capital markets and non-resident investors. As a result, the Trustees of the Fund and senior management believe that a conversion from the trust structure to a corporation is necessary to maintain the pace of Unitholder value creation through organic and acquisition-based growth, and is fundamental to the future success of the Fund's business.

        If approved, the Conversion will result in the reorganization of the Fund's trust structure into a corporation, ParentCo, that will own all of the Units of the Fund. ParentCo will continue to operate in the North American non-hazardous solid waste collection, management and disposal industry through the existing BFI Canada Group companies. Following the completion of the Conversion, the board of directors and senior management of ParentCo will be comprised of the current members of the board of trustees (the "Board of Trustees" or "Trustees") and senior management of the BFI Canada Group.

        Pursuant to the Conversion, Unitholders will receive, for each Unit held, one common share (a "ParentCo Share") of ParentCo on the effective date of the Conversion (the "Effective Date"). The participating preferred shares of IESI Corporation (the "Participating Preferred Shares") will remain outstanding following the Conversion but will become exchangeable for ParentCo Shares, instead of Units, based on the number of Units into which such Participating Preferred Shares are exchangeable on the Effective Date, in accordance with a securityholders agreement dated January 21, 2005 between the Fund, the Company and IESI Corporation.

        Following the Effective Date, the ParentCo Shares will be listed on the Toronto Stock Exchange. ParentCo will seek to list the ParentCo Shares on the New York Stock Exchange and thereby facilitate ParentCo's ability to access the U.S. capital markets.

        Given the anticipation of significant acquisition opportunities, especially in the U.S. non-hazardous solid waste services market, the tuck-in acquisitions that the BFI Canada Group is continually negotiating and its organic growth requirements, on August 18, 2008 the Board of Trustees determined to amend the distribution policy of the Fund in order to direct more cash flow towards investments in growth that it expects will create value for investors. The Fund will continue to pay a monthly distribution at the current rate of $0.1515 per month, payable in October, November and December 2008 to holders of record on the last business day of

September, October and November 2008, respectively. Thereafter, the new policy will provide for a distribution at an annualized rate of $0.50 per Unit, with the first monthly distribution of $0.04166 payable to holders of record on December 31, 2008. If the Conversion is approved, ParentCo will pay monthly dividends for the periods and at the rates described above, and will begin paying quarterly dividends in arrears, at the rate of $0.125 per share, with the first quarterly dividend payable to holders of record on March 31, 2009.

        CIBC World Markets Inc. ("CIBC World Markets") has acted as financial advisor to the Fund with respect to the Conversion. In connection with this mandate, CIBC World Markets has provided the Board of Trustees with its opinion that, on the basis of the particular assumptions and considerations summarized therein, as of August 18, 2008, the consideration to be received by Voting Unitholders pursuant to the Arrangement Agreement is fair, from a financial point of view, to the Voting Unitholders. A copy of CIBC World Markets' fairness opinion is attached as Appendix F to this Information Circular.

        The Board of Trustees, based upon its own investigations, including its consideration of the conversion fairness opinion of CIBC World Markets, has unanimously concluded that the Conversion is fair to Voting Unitholders, is in the best interest of the Fund and the Voting Unitholders and recommends that Voting Unitholders vote in favour of the Conversion Resolution.

        The resolution approving the Conversion and related matters (the "Conversion Resolution") must be approved by not less than two-thirds of the votes cast by the Voting Unitholders voting together as a single class in person or by proxy at the Meeting. The holders of a majority of the Participating Preferred Shares of IESI Corporation are entitled to direct IESI Corporation to exercise the rights associated with the Class A Unit of the Fund, which currently represents approximately 16.2% of the total votes that may be cast by the Voting Unitholders. In addition, the Trustees and directors and officers of the Company hold in the aggregate approximately 1.2% of the outstanding Trust Units. The Fund has been advised by these holders that they will vote their holdings of Trust Units, representing in the aggregate approximately 17.4% of the outstanding Trust Units, in favour of the Conversion. The Conversion is also subject to the approval of the Ontario Superior Court of Justice and receipt of all necessary regulatory approvals.

        The accompanying Information Circular contains a detailed description of the Conversion as well as detailed information regarding the Fund, 6814832, the Company and ParentCo. Please give this material your careful consideration and, if you require assistance, consult your financial, tax or other professional advisors or contact our proxy solicitation agent, Georgeson, at the number listed on the back cover of the Information Circular. If you are a Voting Unitholder and are unable to attend the meeting in person, please complete and deliver the applicable enclosed form of proxy or voting direction, as the case may be, in order to ensure your representation at the Meeting. If you are a non-registered holder of Trust Units and received these materials through your broker or through another intermediary, please complete and return the form of proxy or voting direction, as the case may be, provided to you in accordance with the instructions provided by your broker or intermediary.

        On behalf of the Trustees of the Fund, I would like to express our gratitude for the support our Unitholders and employees have demonstrated with respect to our decision to take the proposed Conversion forward. We believe that the Conversion will allow us to begin a new chapter in the continuing development of our business, for the benefit of our Unitholders, our employees and the communities that we serve. We look forward to seeing you at the Meeting.

Yours very truly,

KEITH CARRIGAN Chief Executive Officer of 4264126 Canada Limited, in its capacity as the attorney of the Fund

BFI CANADA INCOME FUND
NOTICE OF SPECIAL MEETING OF UNITHOLDERS

to be held on September 25, 2008

        NOTICE IS HEREBY GIVEN that, pursuant to an order (the "Interim Order") of the Ontario Superior Court of Justice dated August 25, 2008, a special meeting (the "Meeting") of holders of ordinary trust units ("Units") and the Class A unit (the "Class A Unit", and, together with the Units, the "Trust Units") (collectively, the "Voting Unitholders") of BFI Canada Income Fund (the "Fund") will be held at The Suites at 1 King West, King Gallery, 3rd Floor, 1 King Street West, Toronto, Ontario on September 25, 2008 at 10:00 a.m. (Toronto time) for the following purposes:

  (a)
  to consider pursuant to the Interim Order and, if thought advisable, to pass, with or without variation, a special resolution (the "Conversion Resolution"), the full text of which is set forth in Appendix A to the accompanying information circular of the Fund dated August 26, 2008 (the "Information Circular"), to approve a plan of arrangement under Section 182 of the Business Corporations Act (Ontario) and all transactions contemplated thereby (the "Conversion"), all as more particularly described in the Information Circular; and

  (b)
  to transact such further and other business as may properly be brought before the Meeting or any adjournment thereof.

        Specific details of the matters to be put before the Meeting are set forth in the Information Circular. A copy of the Plan of Arrangement in respect of the Conversion is attached as Exhibit A to the Arrangement Agreement, which is attached as Appendix C to the Information Circular.

        The record date (the "Record Date") for determination of Voting Unitholders entitled to receive notice of and to vote at the Meeting is August 26, 2008. Only Voting Unitholders of record on the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting or any adjournment thereof. Voting Unitholders who acquire Trust Units after the Record Date will not be entitled to vote such Trust Units at the Meeting or any adjournment thereof.

        Pursuant to the Interim Order, the Voting Unitholders will vote together as a single class of securities at the Meeting. Each Trust Unit outstanding on the Record Date is entitled to one vote.

        A registered Voting Unitholder may attend the Meeting in person or may be represented by proxy. Whether or not Voting Unitholders are able to attend the Meeting in person, they are requested to date, sign and return the enclosed form of proxy in the envelope provided for that purpose to Computershare Investor Services Inc. so as to arrive not later than 10:00 a.m. (Toronto time) on September 23, 2008 or, if the Meeting is adjourned, 48 hours (excluding weekends and holidays) before any reconvened meeting. The enclosed form of proxy may be returned by facsimile to 1-866-249-7775 or by mail (a) in the enclosed envelope, or (b) in an envelope addressed to Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1.

        A proxyholder has discretion under the accompanying form of proxy to consider such further and other business as may properly be brought before the Meeting or any adjournment thereof. Holders of Trust Units who are planning on returning the accompanying form of proxy or Voting Direction, as the case may be, are encouraged to review the Information Circular carefully before submitting the proxy form or Voting Direction. For assistance, see the back cover of this Information Circular.

        If you are a non-registered holder of Trust Units and received these materials through your broker or through another intermediary, please complete and return the form of proxy or Voting Direction, as the case may be, provided to you in accordance with the instructions provided by your broker or intermediary.

        DATED at the City of Toronto, in the Province of Ontario, this 26th day of August, 2008.

BY ORDER OF THE BOARD OF TRUSTEES OF BFI CANADA INCOME FUND

KEITH CARRIGAN Chief Executive Officer, 4264126 Canada Limited, in its capacity as attorney for BFI Canada Income Fund

 MANAGEMENT INFORMATION CIRCULAR

Introduction

        This Information Circular is furnished in connection with the solicitation of proxies by and on behalf of the board of trustees (the "Trustees") of the Fund for use at the Meeting and any adjournment thereof. No Person has been authorized to give any information or make any representation in connection with the Conversion or any other matters to be considered at the Meeting other than those contained in this Information Circular and, if given or made, any such information or representation must not be relied upon as having been authorized.

        All summaries of, and references to, the Conversion in this Information Circular are qualified in their entirety by reference to the complete text of the Plan of Arrangement, a copy of which is attached as Exhibit A to the Arrangement Agreement, which agreement is attached as Appendix C to this Information Circular. You are urged to carefully read the full text of the Plan of Arrangement.

        All capitalized terms used in this Information Circular but not otherwise defined herein have the meanings set forth under "Glossary of Terms" or elsewhere in this Information Circular. Information contained in this Information Circular is given as of August 25, 2008 unless otherwise specifically stated.

Forward-looking Statements

        Certain statements in this information circular, including the documents incorporated by reference herein, are "forward-looking statements" that reflect management's expectations regarding the Fund's future growth, results of operations, performance and business prospects and opportunities. The use of any of the words "anticipate", "continue", "estimate", "expect", "may", "project", "should", "believe", "could", "foresee", "intend" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements reflect management's current beliefs and are based on information currently available to management. Forward-looking statements involve significant risks and uncertainties that could cause the Fund's results to differ materially from the results discussed in the forward-looking statements. These include risks associated with the inability to meet or continue to meet listing requirements, the inability to obtain required consents, permits or approvals, including Voting Unitholder and Court approval of the Conversion, failure to realize the anticipated benefits of the Conversion, stock market volatility, landfill operations, inability to achieve business objectives and challenges associated with the growth of the business, competition, reliance on third party disposal customers, labour and employment matters, reliance on key personnel, the stringent requirements of, and the potential for changes to, applicable environmental laws and other regulations affecting the operating companies, uninsured and underinsured losses, potential undisclosed liabilities associated with acquisitions, the requirement to obtain performance bonds and letters of credit, the Fund's dependence on its subsidiary operating companies, the impact of leverage, restrictive covenants and capital requirements, cash distributions not being guaranteed and fluctuating with the operating companies' performance, the nature of ordinary units of the Fund, distributions of securities on redemption or termination of the Fund, the fact that the Fund may issue additional Units diluting existing ordinary unitholders' interests, restrictions on potential growth, the investment eligibility of the Units and income tax matters affecting the Fund, its Subsidiaries and holders of Units generally. Many of these risks will also be applicable to ParentCo following the completion of the Conversion. See "Risk Factors" in the Annual Information Form of the Fund for a description of these risks, and other risks affecting the BFI Canada Group's business and an investment in Units. Although the forward-looking statements contained in this information circular are based upon what management believes to be reasonable assumptions, there can be no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this information circular and the Fund assumes no obligation to update or revise them to reflect new events or circumstances, except as required by applicable securities laws.

        The reader is further cautioned that the preparation of financial statements in accordance with Canadian GAAP requires management to make certain judgments and estimates that affect the reported amounts of assets, liabilities, revenues and expenses. These estimates may change, having either a negative or positive effect on net earnings as further information becomes available, and as the economic environment changes.

        If ParentCo becomes registered with the United States Securities and Exchange Commission, it may determine to prepare its financial statements in accordance with generally accepted accounting principles in the United States, commencing with the financial year ended December 31, 2008.

        The information contained in this Information Circular, including the documents incorporated by reference herein, identifies additional factors that could affect the operating results and performance of the Fund and ParentCo. We urge you to carefully consider those factors.

        The forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this Information Circular are made as of the date of this Information Circular and the Fund undertakes no obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise, except as required by applicable securities laws.

Advice to Beneficial Holders of Trust Units

        These meeting materials are being sent to both registered and non-registered Unitholders. If your units are not registered in your own name, then they are being held in the name of an intermediary, which is usually a trust company, a security dealer or broker or another financial institution, or in the name of a clearing agency of which the intermediary is a participant. This kind of shareholder is called either a non-registered or a beneficial shareholder or owner. There are two kinds of beneficial owners: those who object to their name being made known to the issuers of securities which they own (called "OBOs" for Objecting Beneficial Owners) and those who do not object (called "NOBOs" for Non-Objecting Beneficial Owners).

        Issuers can request and obtain a list of their NOBOs from intermediaries via their transfer agents, pursuant to National Instrument 54-101, entitled "Communication with Beneficial Owners of Securities of Reporting Issuers" ("NI 54-101") and issuers can use this NOBO list for distribution of proxy-related materials directly to NOBOs. Fund has decided to take advantage of those provisions of NI 54-101 that allow it to directly deliver proxy-related materials to its NOBOs. As a result, NOBOs can expect to receive a voting instruction form from the Transfer Agent. These voting instruction forms are to be completed and returned to the Transfer Agent in the postage paid envelope provided or by facsimile. The Transfer Agent will tabulate the results of the voting instruction forms received from NOBOs and will provide appropriate instructions at the Meeting with respect to the units represented by voting instruction forms they receive.

        With respect to OBOs, in accordance with the requirements of NI 54-101, Fund has also distributed copies of the proxy-related materials to the clearing agencies and intermediaries for distribution to such OBOs. The intermediaries are required to forward the proxy-related materials to a beneficial owner unless he or she has waived the right to receive them. Very often, intermediaries will use service companies to forward the meeting materials. If you are an OBO and have not waived your right to receive the meeting materials, you will either:

  •
  receive a proxy, which is signed by the intermediary (typically by a facsimile, stamped signature) and already indicates the number of common units you beneficially own but that is otherwise uncompleted. You do not need to sign this form. If you wish to submit a proxy, you should properly complete the proxy form and deposit it with the Transfer Agent; or

  •
  more typically, receive a voting instruction form, which you must complete and sign in accordance with the directions on the voting instruction form provided by Broadridge Financial Solutions ("Broadridge"). The majority of brokers now delegate the responsibility for obtaining voting instructions to Broadridge. Broadridge typically will send a proxy form by mail and ask that it be returned to them (the Broadridge form also allows voting by telephone and Internet). Broadridge tabulates the results and provides the instructions to the Transfer Agent respecting the voting of Units to be represented at the Meeting. As a beneficial owner, a proxy form received from Broadridge cannot be used to vote your Units directly at the Meeting. The proxy must be returned to Broadridge well in advance of the Meeting in order to have your Units voted.

        See "General Proxy Matters" in this Information Circular.

Information for United States Unitholders

        None of the securities to be issued to Unitholders in exchange for their securities under the Conversion have been or will be registered under the 1933 Act, and such securities are being issued to Unitholders in reliance on the exemption from registration set forth in Section 3(a)(10) of the 1933 Act. The solicitation of proxies for the Meeting is not subject to the proxy requirements of Section 14(a) of the 1934 Act. Accordingly, the solicitations and transactions contemplated in this Information Circular are made in the United States for securities of a Canadian issuer in accordance with Canadian corporate and securities laws, and this Information Circular has been prepared solely in accordance with disclosure requirements applicable in Canada. Unitholders in the United States should be aware that such requirements are different from those of the United States applicable to registration statements under the 1933 Act and proxy statements under the 1934 Act. Specifically, information concerning the operations of the Fund contained or incorporated by reference herein has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States disclosure standards. The audited and unaudited historical financial statements of the Fund and the audited balance sheet of ParentCo included in or incorporated by reference in this Information Circular have been presented in Canadian dollars, were prepared in accordance with Canadian GAAP and are subject to Canadian auditing and auditor independence standards, which differ from United States GAAP and auditing and auditor independence standards in certain material respects, and thus may not be comparable to financial statements of United States companies.

        Unitholders with investment decisions made in a state or other jurisdiction in which ParentCo is not ultimately satisfied that all required regulatory approvals have been received ("Ineligible Unitholders") who would otherwise receive ParentCo Shares in exchange for their Units may, at the sole discretion of ParentCo, have such ParentCo Shares issued on their behalf to a selling agent, which shall, as agent for such Ineligible Unitholders (and without liability except for gross negligence or willful misconduct), sell such ParentCo Shares on their behalf over the facilities of the TSX and have net proceeds of such sale, less any applicable brokerage commissions, other expenses and withholding taxes, delivered to such Unitholders. ParentCo will have no liability for any such proceeds received or the remittance thereof to such Unitholders.

        The enforcement by investors of civil liabilities under the United States securities laws may be affected adversely by the fact that the Fund, 6814832, the Company and ParentCo are or will be organized under federal laws of Canada or under the laws of the Province of Ontario, that certain of their respective trustees, directors and officers are residents of countries other than the United States, and that certain assets of the Fund, 6814832, the Company and ParentCo are located outside the United States.

        The 1933 Act imposes restrictions on the resale of securities received pursuant to the Conversion by Persons who are "affiliates" of ParentCo after the Arrangement. See "The Conversion — Securities Law Matters — United States" in this Information Circular.

        See "Certain United States Federal Income Tax Considerations" for certain information concerning the tax consequences of the Conversion for U.S. Holders who are United States taxpayers.

        THE PARENTCO SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES PASSED ON THE ADEQUACY OR ACCURACY OF THIS INFORMATION CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Currency Exchange Rates

        All dollar amounts set forth in this Information Circular are in Canadian dollars, except where otherwise indicated. The following table sets forth: (i) the rates of exchange for United States dollars, expressed in Canadian dollars, in effect at the end of each of the periods indicated; (ii) the average of exchange rates in effect at the end of each of the periods indicated; and (iii) the highest and lowest monthly average exchange rates during such period, in each case based on either the Bank of Canada noon rates.

			Year Ended December 31,
	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
			2007	2006	2005(1)
Rate at End of Period	$1.0186	$1.0634	$0.9881	$1.1653	$1.1659
Average Rate During Period	$1.0070	$1.1349	$1.0741	$1.1343	$1.2111
Monthly average
High	$1.0167	$1.1759	$1.1759	$1.1574	$1.2555
Low	$0.9991	$1.0652	$0.9672	$1.1095	$1.1610

Note:

(1)
Average rate for the period January 21, 2005 through December 31, 2005.

        On August 25, 2008, the Bank of Canada noon rate of exchange for United States dollars, expressed in Canadian dollars, was US$1.00=$1.0450.

 GLOSSARY OF TERMS

        The following is a glossary of certain terms used in this Information Circular, including the Summary Information hereof. Terms and abbreviations used in the Appendices to this Information Circular (other than in Appendix E) are defined separately and the terms and abbreviations defined below are not used therein, except where otherwise indicated.

"1933 Act" means the United States Securities Act of 1933, as amended;

"1934 Act" means the United States Securities Exchange Act of 1934, as amended;

"Annual Information Form" means the annual information form of the Fund dated March 6, 2008 in respect of the Fund's financial year ended December 31, 2007, incorporated by reference in this Information Circular;

"Arrangement Agreement" means the arrangement agreement dated as of August 18, 2008 among the Fund, 6814832, the Company and ParentCo pursuant to which the Fund, 6814832, the Company and ParentCo have proposed to implement the Arrangement, a copy of which agreement is attached as Appendix C to this Information Circular, including any amendments thereto;

"Articles of Arrangement" means the articles in respect of the Arrangement required under subsection 183(1) of the OBCA to be filed with the Director after the Final Order has been granted giving effect to the Arrangement;

"BFI Canada Group" means the collective operations of the Company and the Ridge Landfill Trust;

"BFI Canada Holdings" means BFI Canada Holdings Inc. and its direct and indirect Subsidiaries;

"BFI Canada Holdings Indenture" means the indenture between BFI Canada Holdings and Computershare Trust Company of Canada, as trustee, dated April 25, 2002;

"BFI Usine" means BFI Usine de Triage Lachenaie Ltée, a corporation incorporated under the federal laws of Canada;

"Board" or "Board of Trustees" means the board of trustees of the Fund;

"Business Day" means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in the City of Toronto, in the Province of Ontario, for the transaction of banking business;

"CDS" means CDS Clearing and Depository Services Inc.;

"Certificate" means the certificate which may be issued by the Director pursuant to subsection 183(2) of the OBCA or, if no certificate is to be issued, the proof of filing in respect of the Arrangement;

"CIBC World Markets" means CIBC World Markets Inc.;

"Class A Unit" means the class A unit of the Fund;

"Company" means 4264126 Canada Limited;

"Conversion" means the proposed arrangement, under the provisions of section 182 of the OBCA, on the terms and conditions set forth in the Plan;

"Conversion Fairness Opinion" means the opinion of CIBC World Markets dated August 18, 2008, a copy of which is attached as Appendix F to this Information Circular;

"Conversion Resolution" means the special resolution in respect of the Arrangement, in substantially the form attached as Appendix A to this Information Circular, to be voted upon by Voting Unitholders at the Meeting;

"Court" means the Ontario Superior Court of Justice;

"Depositary" means Computershare Investor Services Inc. at its offices set out in the Letter of Transmittal;

"Director" means the director of corporations appointed under section 278 of the OBCA;

"Effective Date" means the date the Conversion is effective under the OBCA;

"Effective Time" means the time on the Effective Date at which the Conversion is effective, as specified in the Plan;

"Eligible Institution" means a Canadian schedule 1 chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP); members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States;

"Eligible Unitholder" means a Unitholder who is neither (i) a Non-Resident, nor (ii) a Person not subject to income tax under Part I of the Tax Act;

"Final Order" means the final order of the Court approving the Conversion to be applied for following the Meeting and to be granted pursuant to the provisions of subsection 182(5) of the OBCA, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

"Fund" means BFI Canada Income Fund, a limited purpose trust established under the laws of the province of Ontario by the Second Amended and Restated Declaration of Trust;

"GAAP" means generally accepted accounting principles in Canada as in effect from time to time;

"Holder" means a registered holder of Trust Units immediately prior to the Effective Date or any person who surrenders to the Depositary certificates representing Trust Units duly endorsed for transfer to such person;

"IESI Corporation" means IESI Corporation and its direct and indirect Subsidiaries;

"IESI Exchange Rights" means right to indirectly exchange the Participating Preferred Shares for Units pursuant to the Securityholders' Agreement;

"Income Tax Act" or "Tax Act" means the Income Tax Act, R.S.C. 1985, c. 1. (5th Supp), as amended, including the regulations promulgated thereunder;

"Information Circular" means this information circular of the Fund dated August 26, 2008, together with all appendices hereto, distributed to Voting Unitholders in connection with the Meeting;

"Interim Order" means the interim order of the Court dated August 25, 2008 under subsection 182(5) of the OBCA containing declarations and directions with respect to the Conversion and the Meeting and issued pursuant to the application of the Fund, 6814832, the Company, ParentCo and Voting Unitholders therefor, a copy of which order is attached as Appendix B to this Information Circular, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

"Letter of Transmittal" means the letter of transmittal delivered by the Fund to CDS;

"Long Term Incentive Plan" means the long term incentive plan of the Fund;

"Meeting" means the special meeting of Voting Unitholders to be held on September 25, 2008, and any adjournment(s) thereof, to consider and to vote on the Conversion Resolution;

"Minister" means the Minister of Finance (Canada);

"Non-Resident" means: (i) a Person who for the purposes of the Tax Act is neither a resident nor deemed to be resident in Canada (including as a consequence of an applicable income tax treaty or convention); or (ii) a partnership that is not a Canadian partnership for the purposes of the Tax Act;

"Normal Growth Guidelines" has the meaning ascribed to it under "Summary Information — Background to the Conversion — The SIFT Rules";

"Notice of Application" means the Notice of Application on behalf of the Fund, 6814832, the Company, ParentCo and Voting Unitholders to the Court for the Final Order, a copy of which is attached as Appendix D to this Information Circular;

"Notice of Meeting" means the Notice of Special Meeting of Voting Unitholders which accompanies this Information Circular;

"OBCA" means the Business Corporations Act, R.S.O. 1990, c. B-16, as amended, including the regulations promulgated thereunder;

"ParentCo" means 1768248 Ontario Limited, a corporation incorporated under the OBCA and, prior to the completion of the Conversion, a wholly-owned subsidiary of the Fund;

"ParentCo Shares" means the common shares in the capital of ParentCo;

"Participating Preferred Shares" means the participating preferred shares of IESI Corporation;

"Person" means any individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government, regulatory authority or other entity;

"Plan" or "Plan of Arrangement" means the plan of arrangement attached as Exhibit A to Appendix C to this Information Circular, as amended or supplemented from time to time in accordance with the terms thereof;

"Proxy Solicitation Agent" means Georgeson Shareholder Communications Canada Inc.;

"Record Date" means the close of business on August 26, 2008;

"Regulation S" means Regulation S under the 1933 Act;

"Resident" means a person who is not a Non-Resident;

"Retained Interest Holders" means the holders of the Participating Preferred Shares;

"Ridge Landfill Trust" means the Ridge Landfill Trust and its subsidiaries, Ridge (Chatham) Holdings, L.P. and Ridge (Chatham) Holdings G.P. Inc.;

"Ridge Landfill Declaration of Trust" means the declaration of trust for the Ridge Landfill Trust dated September 17, 2005;

"Ridge Landfill Trust Note Indenture" means the note indenture between the Ridge Landfill Trust and Computershare Trust Company dated October 14, 2005;

"SEC" means the United States Securities and Exchange Commission;

"Second Amended and Restated Declaration of Trust" means the declaration of trust dated February 28, 2002, as amended and restated on April 15, 2002 and January 21, 2005, and further amended by a first supplemental indenture dated October 6, 2005 and a second supplemental indenture dated January 1, 2006;

"Securityholders' Agreement" means the securityholders' agreement dated January 21, 2005 between the Fund, the Company and IESI Corporation, as trustee on behalf of the Retained Interest Holders;

"Senior Management" means, collectively, the Chief Executive Officer, the President, the Chief Financial Officer and the Executive Vice President of the Company;

"Special Shares" means the special voting shares in the capital of ParentCo;

"Subsidiary" means, with respect to any Person, a subsidiary (as that term is defined in the OBCA (for such purposes, if such person is not a corporation, as if such person were a corporation)) of such Person and includes any limited partnership, joint venture, trust, limited liability company, unlimited liability company or other entity, whether or not having legal status, that would constitute a subsidiary (as described above) if such entity were a corporation;

"Transaction" means the combination of the business carried on by BFI Canada Holdings with the business carried on by IESI Corporation pursuant to an agreement dated November 28, 2004;

"Trust Units" means, collectively, the Units and the Class A Unit;

"Transfer Agent" means Computershare Investor Services Inc.

"TSX" means the Toronto Stock Exchange;

"United States" or "U.S." means the United States, as defined in Rule 902(1) under Regulation S;

"Unitholder" means holders of Units;

"Units" means ordinary trust units of the Fund;

"U.S. Holder" has the meaning ascribed to such term in the section entitled "Certain United States Federal Income Tax Considerations" in the Information Circular;

"Voting Shares" means, collectively, the ParentCo Shares and the Special Shares; and

"Voting Unitholders" means holders of Trust Units.

 SUMMARY INFORMATION

        The following is a summary of certain information contained elsewhere in this Information Circular, including the Appendices hereto, and is qualified in its entirety by reference to the more detailed information contained or referred to elsewhere in this Information Circular or in the Appendices hereto. Capitalized terms not otherwise defined herein are defined in the "Glossary of Terms".

The Meeting

        The Meeting will be held at The Suites at 1 King West, King Gallery, 3rd Floor, 1 King Street West, Toronto, Ontario on September 25, 2008 at 10:00 a.m. (Toronto time) for the purposes set forth in the accompanying Notice of Meeting. The business of the Meeting will be to consider and vote upon the Conversion Resolution and to transact such further and other business as may properly be brought before the Meeting or any adjournment thereof. See "The Conversion".

The Conversion

        On August 18, 2008, the Fund publicly announced the proposed Conversion as part of its plan to facilitate the Fund's growth strategy on an efficient basis. If approved, the Conversion will result in the reorganization of the Fund's trust structure into a corporation, ParentCo, that will own all of the Units of the Fund. ParentCo will continue to operate within the North American non-hazardous solid waste collection management and disposal industry through the existing BFI Canada Group companies.

        The Board of Trustees and Senior Management believe that the Conversion will result in a company with a strategic focus and capital structure that is better positioned to take advantage of growth opportunities in its industry. Since its inception in 2002, the Fund's strategy has been to create value for its Unitholders through accretive growth, both organically and through acquisitions. The Fund's strong historical results and successful record of disciplined growth have allowed the Fund to increase its annualized distributions to Unitholders from $1.20 per Unit in 2002 to $1.82 per Unit in 2008. However, the Fund is at a crossroads, as investor interest in the trust sector has dramatically declined since the Federal government announced changes to the tax treatment of income trusts in October 2006. This decline has affected the trading price of the Fund's Units, which increasingly limits the Fund's ability to efficiently raise capital through its equity and to create value from investing in growth initiatives. The non-hazardous solid waste services sector is undergoing a period of consolidation and the Fund anticipates significant opportunities for growth that it needs to be in a position to act upon. In order to continue to pursue the Fund's strategic growth objectives, it requires an equity that reflects its financial and operating performance and a structure that does not limit its ability to grow or to access capital markets and non-resident investors. As a result, the Board of Trustees and Senior Management believe that a conversion from the trust structure to a corporation is necessary to maintain the pace of Unitholder value creation through organic and acquisition-based growth, and is fundamental to the future success of the Fund's business.

        Under the Conversion, ParentCo will acquire all of the Units of the Fund. The board of directors and senior management of ParentCo will be comprised of the current members of the board of trustees (the "Board of Trustees" or "Trustees") and senior management of the BFI Canada Group.

        Pursuant to the Conversion, holders of Units ("Unitholders") will receive, for each Unit held, one common share (a "ParentCo Share") of ParentCo on the effective date of the Conversion (the "Effective Date"). The Class A Unit will be redeemed by the Fund for $10.00 in cash, and IESI Corporation will subscribe for 11,137,744 special voting shares in the capital of ParentCo (the "Special Shares") (representing the number of Units for which the issued and outstanding Participating Preferred Shares (as defined herein) are exchangeable at the date of this Information Circular, subject to any changes as a result of exchanges prior to the Effective Date) for an aggregate subscription price of $10.00 in cash. The participating preferred shares of IESI Corporation (the "Participating Preferred Shares") will remain outstanding following the Conversion but will become exchangeable for ParentCo Shares, instead of Units, based on the number of Units into which such Participating Preferred Shares are exchangeable on the Effective Date. See "The Conversion — Effect of the Conversion on Unitholders" and "The Conversion — Procedure for Exchange of Trust Units".

        Following the Effective Date, the ParentCo Shares will be listed on the Toronto Stock Exchange (the "TSX").

        After duly considering the financial aspects and other considerations relating to the proposed Conversion, including without limitation the terms of the proposed Conversion, the advice of CIBC World Markets and the Board of Trustee's duties and responsibilities to Voting Unitholders, the Board of Trustees unanimously approved the proposed Conversion and concluded that the Conversion was fair to Voting Unitholders and was in the best interests of Voting Unitholders, and unanimously resolved to recommend that Voting Unitholders vote their Trust Units in favour of the Conversion.

        See "The Conversion — Effect of the Conversion on Unitholders", "The Conversion — Details of the Conversion — Conversion Steps", "The Conversion — Arrangement Agreement", "The Conversion — Interests of Certain Persons or Companies in the Conversion", "Certain Canadian Federal Income Tax Considerations", "Certain United States Federal Income Tax Considerations" and "Risk Factors".

Post-Conversion Structure

        Following the Effective Date, Unitholders and IESI Corporation will be the sole shareholders of ParentCo, and ParentCo will own all of the issued and outstanding Units of the Fund. The following diagram illustrates the organizational structure of ParentCo immediately following the completion of the Conversion. For simplification purposes, this diagram omits certain wholly-owned holding or operating companies.

        Immediately following the completion of the Conversion, ParentCo anticipates that 57,568,637 ParentCo Shares and 11,137,744 Special Shares will be issued and outstanding.

Background to the Conversion

General

        The Fund completed its initial public offering in April 2002 at a price per Unit of $10.00, and at that time, the Board of Trustees adopted a distribution policy providing for a monthly distribution of $0.10 per Unit (aggregating $1.20 per year). For the five full fiscal years from 2003 through 2007, the Fund achieved a compound annual revenue growth rate and a compound annual EBITDA growth rate of approximately 52.8% and 48.1%, respectively. Additionally, during this period, free cash flow available for distribution increased by 79.7%, from $1.38 to $2.48 per Unit, and the Board of Trustees increased the monthly distribution to a high of $0.1515 per Unit commencing in August 2006 (aggregating $1.82 per year).

        A sizeable portion of the growth experienced by the Fund during this period was driven by platform acquisitions and tuck-in acquisitions. During this period, the trading price per Unit appreciated to a high of more than $31.28 during September 2005.

        The Board of Trustees and Senior Management believe that on-going growth, both organically and through acquisitions, is central to maximizing Unitholder value and ensuring that the value of the Fund does not decrease. In this regard, the Board of Trustees and Senior Management continuously review the Fund's capital structure to ensure that it facilitates the Fund's growth strategy on an efficient basis.

The SIFT Rules

        On October 31, 2006, the federal Minister of Finance (Canada) (the "Minister") announced the federal government's tax-fairness plan (the "Tax-Fairness Plan") that included a proposal to change the tax treatment of income trusts. Bill C-52, Budget Implementation Act, 2007, which received Royal Assent on June 22, 2007, contained legislation to implement the taxation of "specified investment flow-through" entities announced as part of the Tax-Fairness Plan (the "SIFT Rules"). The SIFT Rules apply a tax at the trust level on certain income earned by, among other entities, publicly-traded mutual fund trusts, at a rate of tax comparable to the combined federal and provincial corporate tax rate and treat distributions of such income to unitholders as dividends. Under the SIFT Rules, publicly-traded trusts existing on October 31, 2006 generally have a four year transition period during which they would not be subject to the SIFT Rules until 2011, provided such trusts experience only "normal growth" and no "undue expansion" before then. On December 15, 2006, the Minister released guidance concerning, among other things, what would be considered "normal growth" for the purposes of the SIFT Rules (the "Normal Growth Guidelines").

        Historically, the Fund has not been liable for any amounts of income tax under the Tax Act because it generally is entitled to deduct (and has fully deducted) distributions to Unitholders in computing its income that would otherwise be subject to tax. Commencing in 2011 (or earlier if the Fund falls offside the Normal Growth Guidelines), the Fund will be liable, under the SIFT Rules, to pay income tax under the Tax Act at a rate comparable to the combined federal and provincial corporate tax rate on distributions to Unitholders.

        The Fund believes that investment interest in the trust sector has declined as a result of the announcement and subsequent enactment of the SIFT Rules. After the government announced the Tax-Fairness Plan on October 31, 2006, the income trust sector recorded 18 consecutive months of net redemptions totaling approximately $2.9 billion (open-ended funds). Since the Minister's announcement, as at July 31, 2008, the TSX Income Trust Index has underperformed the broader TSX Composite Index by approximately 15.1%. As a component of the TSX Income Trust Index, business trusts such as the Fund have underperformed other components such as energy and resource trusts. Since the Minister's announcement, the price of the Fund's Units have declined by approximately 7.1% compared with an increase of approximately 7.5% in the value of the TSX Income Trust Index.

Strategic Analysis

        In the months immediately following announcement of the Tax-Fairness Plan, management updated the Board of Trustees with respect to the potential impact and significance of the proposed tax changes to the Fund, including the impact upon the Fund's growth strategy. Since the second quarter of 2007, management has carried out more detailed analyses concerning the strategic direction for the Fund and continued its discussions of a general nature regarding a broad range of strategic alternatives, including without limitation, new corporate structures, going private scenarios and acquisition opportunities.

        As a result of this analysis, the Board of Trustees and Senior Management affirmed that on-going growth continued to be the best strategy for maximizing Unitholder value. Despite the growth achieved by the Fund over the past five years, Senior Management believes there remains unrealized potential for growth, and therefore an opportunity for the Fund to intensify its efforts in this regard. For example, while the Fund now has more than 1.8 million customers, there are millions more who do not use its services today in urbanized areas of North America, which is the Fund's target market. The Fund will address this opportunity through its continuous improvement process that has increased organic growth on an industry-leading basis. Senior Management believes that the same unrealized potential exists for acquisitions in the markets the Fund already serves, as well as in new markets. Although many industry participants, including the Fund, have acted as consolidators in recent years, North America still supports thousands of private waste management providers. In Senior Management's opinion, many of these private companies would benefit from joining a larger organization. The continuing softness in the North American economy may also lead to more acquisition opportunities at more attractive valuations. The Fund intends to address these opportunities through its active and dedicated business development group, which is tasked with identifying potential acquisition candidates. Senior Management also expects that ongoing consolidation activity in the North American solid waste services section will provide significant acquisition opportunities that may be of interest to the Fund, especially in the U.S. market.

        It was also determined by the Board of Trustees and Senior Management, however, that it would be increasingly difficult for the Fund to execute its growth strategy for the following reasons:

  •
  the decline in investor interest in the trust sector has affected the trading price of the Units, which increasingly limits the Fund's ability to efficiently raise capital through its equity as 2011 approaches;

  •
  while the BFI Canada Group's operations generate significant cash, this cash is not available to finance growth so long as the Fund continues to make significant monthly distributions aggregating approximately $125 million per year;

  •
  the Fund's ability to finance growth through additional borrowing is limited given the tightening of credit markets over the last year;

  •
  the Fund's Non-Resident ownership rules restrict the Fund from targeting and attracting foreign investors; and

  •
  as a trust, the Fund is subject to the Normal Growth Guidelines and, as a result, has restricted growth capacity that could limit the Fund's ability to act upon opportunities for growth and expansion.

        The Board of Trustees has identified three steps it believes will provide the Fund with the capital required to execute its growth strategy. The Board of Trustees and Senior Management believe that these actions are the most prudent response to the challenges to the strategic growth objectives faced by the Fund from the pending changes in its tax treatment under the SIFT Rules.

1.     Recent Reduction in Distributions

        The Board of Trustees has determined that a change in the Fund's distribution policy will be a key step in successfully pursuing its ongoing growth strategy. On August 18, 2008, the Board of Trustees adopted a revised distribution policy, under which it will pay monthly distributions of $0.04166 per Unit, commencing with the distribution to holders of record on December 31, 2008, payable on January 15, 2009. This distribution policy provides the Fund with more cash flow to finance growth and brings the Fund's distributions more in line with those of its publicly-held peers in the U.S. solid waste services market. If the Conversion is approved, it is anticipated that ParentCo will maintain the same distribution level, with quarterly dividends of $0.125 per share, as its initial dividend policy.

2.     Conversion to a Corporation

        The Board of Trustees and Senior Management have determined that enhanced Unitholder value could be realized and delivered more effectively through the reorganized structure than is otherwise possible through the existing trust structure.

        The Board of Trustees and Senior Management, in recommending the Conversion to Voting Unitholders, believe that the Conversion provides a number of compelling and strategic benefits to the Fund and Voting Unitholders, including, without limitation, the following:

  (a)
  it is anticipated that the reorganized structure of the Fund as a common share corporation will attract new investors, including Non-Resident investors, and provide, in the aggregate, a more active and attractive market for the ParentCo Shares than currently exists for the Units;

  (b)
  the Fund expects that a conversion to a corporation will result in a higher equity valuation, as its financial and operational performance will be more easily valued relative to its publicly-held peers in the U.S. solid waste services market, allowing it to more efficiently raise capital through equity and reducing its reliance on an uncertain debt market for capital;

  (c)
  the Fund anticipates that it would be better positioned to pursue significant opportunities for growth and expansion that are expected to arise and allow it to better execute its strategy for creating value for its owners;

  (d)
  ParentCo will not be subject to the Normal Growth Guidelines and "undue expansion" limitations included in the SIFT Rules that limit the Fund's flexibility in making acquisitions in furtherance of its strategic objectives;

  (e)
  ParentCo will be managed by the same experienced team of professionals that have demonstrated their ability to deliver on development and acquisition opportunities as well as organic growth, with a commitment to managing growth and investing capital where it can achieve consistently strong returns; and

  (f)
  ParentCo will operate on the same fundamentals that contributed to the historical growth of the Fund.

3.     New York Stock Exchange Listing

        In addition to listing ParentCo's common shares on the Toronto Stock Exchange upon completion of the Conversion, the corporation will seek to list its common shares on the New York Stock Exchange (the "NYSE") to facilitate its access to the U.S. capital markets.

Conversion Fairness Opinion

        The Board of Trustees retained CIBC World Markets as its financial advisor with respect to the Conversion. In connection with this mandate, CIBC World Markets has provided the Board of Trustees with the Conversion Fairness Opinion. The Conversion Fairness Opinion is addressed to the Board of Trustees and concludes that, on the basis of the particular assumptions, qualifications and limitations summarized therein, in the opinion of CIBC World Markets, as of August 18, 2008 the consideration to be received by Voting Unitholders pursuant to the Arrangement Agreement is fair, from a financial point of view, to the Voting Unitholders. The Conversion Fairness Opinion is subject to the assumptions, qualifications and limitations contained therein, a copy of which is attached as Appendix F to this Information Circular.

        The Board of Trustees unanimously concurs with the views of CIBC World Markets and such views were an important consideration in the Board of Trustees' decision to proceed with the Conversion.

        See "Background to and Reasons for the Conversion — Conversion Fairness Opinion".

Approval and Recommendation of the Board of Trustees

        The Board of Trustees has reviewed the terms of the Conversion and the Conversion Fairness Opinion and has unanimously determined that the Conversion is in the best interests of the Fund and Voting Unitholders and fair to Voting Unitholders and has authorized the submission of the Conversion to the Voting Unitholders for approval. Accordingly, the Trustees unanimously recommend that Voting Unitholders vote FOR the Conversion Resolution.

        In reaching its conclusions and formulating its recommendation, the Board of Trustees considered, among others, the following factors:

  (a)
  the Fund's results demonstrate success in creating value for its investors through a disciplined program of internal investment coupled with investment in acquisitions;

  (b)
  Senior Management's belief that the non-hazardous solid waste services sector remains one that is highly fragmented and is undergoing an active period of consolidation that will likely provide significant acquisition opportunities, especially in the U.S. market;

  (c)
  in order to finance acquisition opportunities and organic growth in the most efficient and accretive manner, the Fund requires the ability to raise capital efficiently through equity. However, the decline in investor interest in the trust sector as a result of the SIFT Rules and the uncertainty surrounding the income trust structure has resulted in a decline in trading prices for securities of income trusts. The Fund's cost of capital has risen and the economics of acquisitions and fundraising for growth have become less attractive;

  (d)
  the Fund believes that a conversion to a corporate structure would allow it to access larger pools of capital. It expects that this would result in a higher equity valuation and reduce ParentCo's reliance on an uncertain debt market for capital;

  (e)
  a conversion to a corporate structure would allow investors to more easily compare ParentCo against its peers in the North American non-hazardous solid waste services sector;

  (f)
  the exchange of Units for ParentCo Shares in the Arrangement will be completed on a tax-free "rollover" basis for Canadian federal income tax purposes;

  (g)
  commencing in 2011, the tax savings from the trust structure (which are currently estimated by Senior Management to be approximately $0.20 per Unit per year) will be eliminated as a result of the SIFT Rules, thereby removing a significant benefit of the trust structure;

  (h)
  the Non-Resident ownership limitations constrain the Fund's ability to target and attract foreign investors, as Non-Residents currently own approximately 38.4% of the outstanding Trust Units on a fully-diluted basis;

  (i)
  as a trust, the Fund is subject to the Normal Growth Guidelines, which has restricted the Fund's growth capacity by limiting its ability to act upon opportunities for growth and expansion;

  (j)
  completion of the Conversion will eliminate many of the risks and uncertainties facing the Fund as a result of the SIFT Rules;

  (k)
  the Conversion Resolution must receive the appropriate Voting Unitholder approval in order to be adopted;

  (l)
  the Plan of Arrangement must be sanctioned by the Court;

  (m)
  the holders of Participating Preferred Shares entitled to exercise the rights associated with the Class A Unit, which represents approximately 16.2% of the Trust Units, and all of the Trustees and directors and officers of the Company, holding in the aggregate approximately 1.2% of the Trust Units, have advised the Fund that they intend to vote in favour of the Conversion Resolution; and

  (n)
  the Conversion Fairness Opinion of CIBC World Markets that, on the basis of the particular assumptions and considerations summarized therein, in the opinion of CIBC World Markets, as of

    August 18, 2008, the consideration to be received by Voting Unitholders pursuant to the Arrangement Agreement is fair, from a financial point view, to the Voting Unitholders.

        The foregoing discussion of the information and factors considered and given weight by the Trustees is not intended to be exhaustive. In addition, in reaching the determination to approve and recommend the Conversion, the Trustees did not assign any relative or specific weights to the foregoing factors, and individual Trustees may have given different weights to different factors. See "Background to and Reasons for the Conversion — Approval and Recommendation of the Board of Trustees".

Procedure for Exchange of Trust Units

        As the Units trade in the "book entry" system and no certificates are issued to non-registered holders, no certificates for the ParentCo Shares will be issued to beneficial holders following the completion of the Conversion and beneficial holders of Units do not need to take any action involving their Units. Unitholders whose Units are held through a broker, securities dealer, bank, trust company or other nominee may wish to contact their nominee with respect to the exchange of their Units for ParentCo Shares.

        On or about the Effective Date, the Fund will deliver to CDS a certificate evidencing the aggregate number of ParentCo Shares issued to former Unitholders in connection with the Conversion.

        Unitholders with investment decisions made in a state or other jurisdiction in which ParentCo is not ultimately satisfied that all required regulatory approvals have been received ("Ineligible Unitholders") who would otherwise receive ParentCo Shares in exchange for their Units may, at the sole discretion of ParentCo, have such ParentCo Shares issued on their behalf to a selling agent, which shall, as agent for such Ineligible Unitholders (and without liability except for gross negligence or willful misconduct), sell such ParentCo Shares on their behalf over the facilities of the TSX and have net proceeds of such sale, less any applicable brokerage commissions, other expenses and withholding taxes, delivered to such Unitholders. ParentCo will have no liability for any such proceeds received or the remittance thereof to such Unitholders.

        See "The Conversion — Procedure for Exchange of Trust Units".

Approvals

Voting Unitholder Approval

        Pursuant to the Interim Order, the number of votes required to pass the Conversion Resolution shall be not less than two-thirds of the votes cast by Voting Unitholders, either in person or by proxy, voting together as a single class at the Meeting. See "The Conversion — Approvals — Unitholder Approvals" and "General Proxy Matters — Procedure and Votes Required".

        The Second Amended and Restated Declaration of Trust does not provide for a Unitholder right of dissent in connection with the Conversion or the approval of the Conversion Resolution.

Court Approval

        Implementation of the Conversion requires the approval of the Court. An application for the Final Order approving the Conversion is expected to be made on September 30, 2008 at 9:00 a.m. (Toronto time) in Toronto, Ontario. On the application, the Court will consider the fairness of the Conversion. See "The Conversion — Approvals — Court Approvals".

Stock Exchange Listing Approvals

        The TSX has conditionally approved the substitutional listing of the ParentCo Shares issuable pursuant to the Conversion, subject to ParentCo fulfilling the requirements of the TSX. See "The Conversion — Approvals — Stock Exchange Listing Approvals".

Information Concerning the Fund

        The Fund is a limited purpose trust governed by the laws of the province of Ontario pursuant to the Second Amended and Restated Declaration of Trust. The Voting Unitholders are the sole beneficiaries of the Fund.

        The Company is a corporation incorporated under the laws of Canada and is the attorney of the Fund. The Company is indirectly owned through 6814832, which is a wholly-owned subsidiary of the Fund.

        The Fund's head office is located at 135 Queens Plate Drive, Suite 300, Toronto, Ontario, M9W 6V1.

        See "Information Concerning the Fund".

Information Concerning ParentCo

        ParentCo was incorporated on May 5, 2008 pursuant to the provisions of the OBCA and was acquired by the Fund on July 25, 2008 for the sole purpose of participating in the Conversion. ParentCo has not carried on any business or conducted operations since its incorporation other than entering into the Arrangement Agreement. Once the Conversion has been completed, ParentCo will hold all of the issued and outstanding Trust Units of the Fund. The head office of ParentCo is located at 135 Queens Plate Drive, Suite 300, Toronto, Ontario, M9W 6V1.

        See "Appendix E — Information Concerning ParentCo".

Certain Canadian Federal Income Tax Considerations

        On July 14, 2008, the Minister released draft tax proposals to facilitate the conversion of "specified investment flow-through" trusts into corporations (the "SIFT Conversion Proposals"). The SIFT Conversion Proposals contain a rule which provides for an "automatic rollover" in certain circumstances where trust units are exchanged for shares of a corporation (the "Exchange Rule"). Pursuant to the Exchange Rule, no capital gain or capital loss will be realized on a disposition of Units in exchange for ParentCo Shares if all of the conditions for application of the Exchange Rule are met. The Conversion has been structured such that the Exchange Rule is expected to apply to the Conversion. Consequently, if the SIFT Conversion Proposals are enacted as proposed, Unitholders who are Residents will not realize a capital gain or capital loss on the disposition of their Units in exchange for ParentCo Shares and will not need to file income tax elections under section 85 of the Tax Act with ParentCo in order to achieve such a "rollover". Moreover, pursuant to the SIFT Conversion Rules, such income tax elections cannot be made in respect of Units subject to the Exchange Rule. Accordingly, except as described below, ParentCo will not make joint elections under Section 85 of the Tax Act with Unitholders in respect of the Conversion. However, no assurance can be given that the SIFT Conversion Proposals will be enacted as proposed or at all.

        While the Exchange Rule is expected to apply to the Conversion, it is possible that the SIFT Conversion Proposals will not be enacted in a timely manner or that they may not be enacted as proposed such that the Exchange Rule does not apply to the Conversion. In either of these cases, ParentCo will advise former Unitholders accordingly and will provide instructions at that time with respect to the procedure for Eligible Unitholders who desire to make a joint election with ParentCo under Section 85 of the Tax Act in respect of the disposition of their Units in exchange for ParentCo Shares pursuant to the Conversion to make such elections.

        A Non-Resident Unitholder should generally not be subject to any Canadian tax on capital gains realized in respect of a disposition of Units, either by reason of the application of the Exchange Rule or, if the Exchange Rule is not available, provided that the Units are not "taxable Canadian property" for the purposes of the Tax Act. See "Certain Canadian Federal Income Tax Considerations — Unitholders Not Resident in Canada".

        This Information Circular contains a summary of the principal Canadian federal income tax considerations relevant to Residents and Non-Residents and which relate to the Conversion and the above comments are qualified in their entirety by reference to such summary. See "Certain Canadian Federal Income Tax Considerations".

Certain United States Federal Income Tax Considerations

        Subject to the passive foreign investment company rules summarized below under "Certain United States Federal Income Tax Considerations — PFIC Rules", a U.S. Holder should not recognize any income, gain or loss upon the disposition of Units in exchange for ParentCo Shares pursuant to the Conversion.

        Unitholders should read carefully the section below entitled "Certain United States Federal Income Tax Considerations" and should consult their own tax advisors regarding the tax considerations applicable to them in their particular circumstances.

Other Tax Considerations

        This Information Circular does not address any tax considerations of the Conversion other than certain Canadian and United States federal income tax considerations. Unitholders who are resident in jurisdictions other than Canada or the United States should consult their own tax advisors with respect to the tax implications of the Conversion, including any associated filing requirements, in such jurisdictions and with respect to the tax implications in such jurisdictions of owning ParentCo Shares after the Conversion. Unitholders should also consult their own tax advisors regarding Canadian federal, provincial or territorial tax, and United States federal, state and local tax considerations of the Conversion or of holding ParentCo Shares.

Timing of Completion of the Conversion

        If the Meeting is held as scheduled and is not adjourned and the other necessary conditions are satisfied or waived, the Fund, 6814832, the Company and ParentCo will apply for the Final Order approving the Conversion. If the Final Order is obtained on September 30, 2008 in form and substance satisfactory to the Fund, 6814832, the Company and ParentCo and all other conditions set forth in the Arrangement Agreement are satisfied or waived, the Fund expects the Effective Date will be on or about October 1, 2008. It is not possible, however, to state with certainty when the Effective Date will occur. The Effective Date could be delayed for a number of reasons, including an objection before the Court at the hearing of the application for the Final Order.

        The Conversion will become effective upon the filing with the Director under the OBCA of the Articles of Arrangement and a copy of the Final Order, together with such other materials as may be required by the Director.

Risk Factors Relating to ParentCo and the Ownership of ParentCo Shares

        For a description of certain risk factors in respect of the business of the Fund and the industry in which it operates which will continue to apply to ParentCo after the Effective Date, see "Appendix E — Information Concerning ParentCo — Risk Factors".

        Moreover, the following is a list of certain additional risk factors relating to the activities of ParentCo and the ownership of ParentCo Shares following the Effective Date which prospective investors should carefully consider before making an investment decision relating to ParentCo Shares:

  •
  the uncertainty of future dividend payments by ParentCo and the level thereof, as ParentCo's dividend policy and the funds available for the payment of dividends from time to time will be dependent upon, among other things, operating cash flow generated by Subsidiaries of ParentCo, financial requirements for the BFI Canada Group's operations and to execute its growth strategy and the satisfaction of solvency tests imposed by the OBCA for the declaration and payment of dividends;

  •
  the level of ParentCo's indebtedness from time to time could impair ParentCo's ability to obtain additional financing on a timely basis to take advantage of business opportunities that may arise;

  •
  ParentCo may make future acquisitions or may enter into financings or other transactions involving the issuance of securities of ParentCo which may be dilutive; and

  •
  the inability of ParentCo to manage growth effectively could have a material adverse impact on its business, operations and prospects.

        In addition, for a description of risk factors in respect of the Fund, see the section entitled "Risk Factors" in the Annual Information Form, which is incorporated herein by reference. Voting Unitholders should carefully consider all such risk factors.

 BACKGROUND TO AND REASONS FOR THE CONVERSION

Background to the Conversion

General

        The Fund completed its initial public offering in April 2002 at a price per Unit of $10.00, and at that time, the Board of Trustees adopted a distribution policy providing for a monthly distribution of $0.10 per Unit (aggregating $1.20 per year). For the five full fiscal years from 2003 through 2007, the Fund achieved a compound annual revenue growth rate and a compound annual EBITDA growth rate of approximately 58.2% and 41.8%, respectively. Additionally, during this period, free cash flow available for distribution increased by 79.7%, from $1.38 to $2.48 per Unit, and the Board of Trustees increased the monthly distribution to a high of $0.1515 per Unit commencing in August 2006 (aggregating $1.82 per year).

        A sizeable portion of the growth experienced by the Fund during this period was driven by platform acquisitions and tuck-in acquisitions. During this period, the trading price per Unit appreciated to a high of more than $31.28 during September 2005.

        The Board of Trustees and Senior Management believe that on-going growth, both organically and through acquisitions, is central to maximizing Unitholder value and ensuring that the value of the Fund does not decrease. In this regard, the Board of Trustees and Senior Management continuously review the Fund's capital structure to ensure that it facilitates the Fund's growth strategy on an efficient basis.

The SIFT Rules

        On October 31, 2006, the federal Minister of Finance (Canada) (the "Minister") announced the federal government's tax-fairness plan (the "Tax-Fairness Plan") that included a proposal to change the tax treatment of income trusts. Bill C-52, Budget Implementation Act, 2007, which received Royal Assent on June 22, 2007, contained legislation to implement the taxation of "specified investment flow-through" entities announced as part of the Tax-Fairness Plan (the "SIFT Rules"). The SIFT Rules apply a tax at the trust level on certain income earned by, among other entities, publicly-traded mutual fund trusts, at a rate of tax comparable to the combined federal and provincial corporate tax rate and treat distributions of such income to unitholders as dividends. Under the SIFT Rules, publicly-traded trusts existing on October 31, 2006 generally have a four year transition period during which they would not be subject to the SIFT Rules until 2011, provided such trusts experience only "normal growth" and no "undue expansion" before then. On December 15, 2006, the Minister released guidance concerning, among other things, what would be considered "normal growth" for the purposes of the SIFT Rules (the "Normal Growth Guidelines").

        Historically, the Fund has not been liable for any amounts of income tax under the Tax Act because it generally is entitled to deduct (and has fully deducted) distributions to Unitholders in computing its income that would otherwise be subject to tax. Commencing in 2011 (or earlier if the Fund falls offside the Normal Growth Guidelines), the Fund will be liable, under the SIFT Rules, to pay income tax under the Tax Act at a rate comparable to the combined federal and provincial corporate tax rate on distributions to Unitholders.

        The Fund believes that investment interest in the trust sector has declined as a result of the announcement and subsequent enactment of the SIFT Rules. After the government announced the Tax-Fairness Plan on October 31, 2006, the income trust sector recorded 18 consecutive months of net redemptions totaling approximately $2.9 billion (open-ended funds). Since the Minister's announcement, as at July 31, 2008, the TSX Income Trust Index has underperformed the broader TSX Composite Index by approximately 15.1%. As a component of the TSX Income Trust Index, business trusts such as the Fund have underperformed other components such as energy and resource trusts. Since the Minister's announcement, the price of the Fund's Units have declined by approximately 7.1% compared with an increase of approximately 7.5% in the value of the TSX Income Trust Index.

Strategic Analysis

        In the months immediately following announcement of the Tax-Fairness Plan, management updated the Board of Trustees with respect to the potential impact and significance of the proposed tax changes to the Fund, including the impact upon the Fund's growth strategy. Since the second quarter of 2007, management has carried out more detailed analyses concerning the strategic direction for the Fund and continued its discussions of a general nature regarding a broad range of strategic alternatives, including without limitation, new corporate structures, going private scenarios and acquisition opportunities.

        As a result of this analysis, the Board of Trustees and Senior Management affirmed that on-going growth continued to be the best strategy for maximizing Unitholder value. Despite the growth achieved by the Fund over the past five years, Senior Management believes there remains unrealized potential for growth, and therefore an opportunity for the Fund to intensify its efforts in this regard. For example, while the Fund now has more than 1.8 million customers, there are millions more who do not use its services today in urbanized areas of North America, which is the Fund's target market. The Fund will address this opportunity through its continuous improvement process that has increased organic growth on an industry-leading basis. Senior Management believes that the same unrealized potential exists for acquisitions in the markets the Fund already serves, as well as in new markets. Although many industry participants, including the Fund, have acted as consolidators in recent years, North America still supports thousands of private waste management providers. In Senior Management's opinion, many of these private companies would benefit from joining a larger organization. The continuing softness in the North American economy may also lead to more acquisition opportunities at more attractive valuations. The Fund intends to address these opportunities through its active and dedicated business development group, which is tasked with identifying potential acquisition candidates. Senior Management also expects that ongoing consolidation activity in the North American solid waste services section will provide significant acquisition opportunities that may be of interest to the Fund, especially in the U.S. market.

        It was also determined by the Board of Trustees and Senior Management, however, that it would be increasingly difficult for the Fund to execute its growth strategy for the following reasons:

  •
  the decline in investor interest in the trust sector has affected the trading price of the Units, which increasingly limits the Fund's ability to efficiently raise capital through its equity as 2011 approaches;

  •
  while the BFI Canada Group's operations generate significant cash, this cash is not available to finance growth so long as the Fund continues to make significant monthly distributions aggregating approximately $125 million per year;

  •
  the Fund's ability to finance growth through additional borrowings is limited given the tightening of credit markets over the last year;

  •
  the Fund's Non-Resident ownership rules restrict the Fund from targeting and attracting foreign investors, as Non-Residents currently own approximately 38.4% of the outstanding Trust Units on a fully-diluted basis; and

  •
  as a trust, the Fund is subject to the Normal Growth Guidelines and, as a result, has restricted growth capacity that could limit the Fund's ability to act upon opportunities for growth and expansion.

        The Board of Trustees has identified three steps it believes will provide the Fund with the capital required to execute its growth strategy. The Board of Trustees and Senior Management believe that these actions are the most prudent response to the challenges to the strategic growth objectives faced by the Fund from the pending changes in its tax treatment under the SIFT Rules.

1.     Recent Reduction in Distributions

        The Board of Trustees has determined that a change in the Fund's distribution policy will be a key step in successfully pursuing its ongoing growth strategy. On August 18, 2008, the Board of Trustees adopted a revised distribution policy, under which it will pay monthly distributions of $0.04166 per Unit, commencing with the distribution to holders of record on December 31, 2008, payable on January 15, 2009. This distribution policy provides the Fund with more cash flow to finance growth and brings the Fund's distributions more in line with those of its publicly-held peers in the U.S. solid waste services market. If the Conversion is approved, it is anticipated that ParentCo will maintain the same distribution level, with quarterly dividends of $0.125 per share, as its initial dividend policy.

2.     Conversion to a Corporation

        The Board of Trustees and Senior Management have determined that enhanced Unitholder value could be realized and delivered more effectively through the reorganized structure than is otherwise possible through the existing trust structure.

        The Board of Trustees and Senior Management, in recommending the Conversion to Voting Unitholders, believe that the Conversion provides a number of compelling and strategic benefits to the Fund and Voting Unitholders, including, without limitation, the following:

  (a)
  it is anticipated that the reorganized structure of the Fund as a common share corporation will attract new investors, including Non-Resident investors, and provide, in the aggregate, a more active and attractive market for the ParentCo Shares than currently exists for the Units;

  (b)
  the Fund expects that a conversion to a corporation will result in a higher equity valuation, as its financial and operational performance will be more easily valued relative to its publicly-held peers in the U.S. solid waste services market, allowing it to more efficiently raise capital through equity and reducing its reliance on an uncertain debt market for capital;

  (c)
  the Fund anticipates that it would be better positioned to pursue significant opportunities for growth and expansion that are expected to arise and allow it to better execute its strategy for creating value for its owners;

  (d)
  ParentCo will not be subject to the Normal Growth Guidelines and "undue expansion" limitations included in the SIFT Rules that limit the Fund's flexibility in making acquisitions in furtherance of its strategic objectives;

  (e)
  ParentCo will be managed by the same experienced team of professionals that have demonstrated their ability to deliver on development and acquisition opportunities as well as organic growth, with a commitment to managing growth and investing capital where it can achieve consistently strong returns; and

  (f)
  ParentCo will operate on the same fundamentals that contributed to the historical growth of the Fund.

3.     New York Stock Exchange Listing

        In addition to listing ParentCo's common shares of the Toronto Stock Exchange upon completion of the Conversion, the corporation will seek to list its common shares on the New York Stock Exchange (the "NYSE") to facilitate its access to the U.S. capital markets.

Conversion Fairness Opinion

        The Board of Trustees retained CIBC World Markets as its financial advisor with respect to the Conversion. In connection with this mandate, CIBC World Markets has provided the Board of Trustees with the Conversion Fairness Opinion. The Conversion Fairness Opinion is addressed to the Board of Trustees and concludes that, on the basis of the particular assumptions, qualifications and limitations summarized therein, in the opinion of CIBC World Markets, as of August 18, 2008 the consideration to be received by Voting Unitholders pursuant to the Arrangement Agreement is fair, from a financial point of view, to the Voting Unitholders. The Conversion Fairness Opinion is subject to the assumptions, qualifications and limitations contained therein, a copy of which is attached as Appendix F to this Information Circular.

        The Board of Trustees unanimously concurs with the views of CIBC World Markets and such views were an important consideration in the Board of Trustees' decision to proceed with the Conversion.

Approval and Recommendation of the Board of Trustees

        The Board of Trustees has unanimously determined that the Conversion is fair to Voting Unitholders, is in the best interests of the Fund and Voting Unitholders, and unanimously recommends that Voting Unitholders vote in favour of the Conversion Resolution.

        In reaching its conclusions and formulating its recommendation, the Board of Trustees considered, among others, the following factors:

  (a)
  the Fund's results demonstrate success in creating value for its investors through a disciplined program of internal investment coupled with investment in acquisitions;

  (b)
  Senior Management's belief that the non-hazardous solid waste services sector remains one that is highly fragmented and is undergoing an active period of consolidation that will likely provide significant acquisition opportunities, especially in the U.S. market;

  (c)
  in order to finance acquisition opportunities and organic growth in the most efficient and accretive manner, the Fund requires the ability to raise capital efficiently through equity. However, the decline in investor interest in the trust sector as a result of the SIFT Rules and the uncertainty surrounding the income trust structure has resulted in a decline in trading prices for securities of income trusts. The Fund's cost of capital has risen and the economics of acquisitions and fundraising for growth have become less attractive;

  (d)
  the Fund believes that a conversion to a corporate structure would allow it to access larger pools of capital. It expects that this would result in a higher equity valuation and reduce ParentCo's reliance on an uncertain debt market for capital;

  (e)
  the exchange of Units for ParentCo Shares in the Plan of Arrangement will be completed on a tax-free "rollover" basis for Canadian federal income tax purposes;

  (f)
  a conversion to a corporate structure would allow investors to more easily compare ParentCo against its peers in the North American non-hazardous solid waste services section;

  (g)
  commencing in 2011, the tax savings from the trust structure (which are currently estimated by Senior Management to be approximately $0.20 per Unit per year) will be eliminated as a result of the SIFT Rules, thereby removing a significant benefit of the trust structure;

  (h)
  the Non-Resident ownership limitations constrain the Fund's ability to target and attract foreign investors;

  (i)
  as a trust, the Fund is subject to the Normal Growth Guidelines, which has restricted the Fund's growth capacity by limiting its ability to act upon opportunities for growth and expansion;

  (j)
  completion of the Conversion will eliminate many of the risks and uncertainties facing the Fund as a result of the SIFT Rules;

  (k)
  the Conversion Resolution must receive the appropriate Voting Unitholder approval in order to be adopted;

  (l)
  the Plan of Arrangement must be sanctioned by the Court;

  (m)
  the holders of Participating Preferred Shares entitled to exercise the rights associated with the Class A Unit, which represents approximately 16.2% of the Trust Units, and all of the Trustees and directors and officers of the Company, holding in the aggregate approximately 1.2% of the Trust Units, have advised the Fund that they intend to vote in favour of the Conversion Resolution; and

  (n)
  the Conversion Fairness Opinion of CIBC World Markets that, on the basis of the particular assumptions, limitations and qualifications summarized therein, in the opinion of CIBC World Markets, as of August 18, 2008, the consideration to be received by the Voting Unitholders pursuant to the Conversion is fair, from a financial point view, to the Voting Unitholders.

        The foregoing discussion of the information and factors considered and given weight by the Board of Trustees is not intended to be exhaustive. In reaching the determination to approve and recommend the Conversion Resolution, the Trustees did not assign any relative or specific weight to the factors that were considered, and individual Trustees may have given different weight to each factor. There are risks associated with the Conversion, including that some of the potential benefits set forth in this Information Circular may not be realized or that there may be significant costs associated with realizing such benefits.

 THE CONVERSION

General

        If approved, the Conversion will result in the reorganization of the Fund's trust structure into a corporation, ParentCo, that will own all of the Units of the Fund. ParentCo will continue to operate in the North American non-hazardous solid waste collection, management and disposal industry through the existing BFI Canada Group companies. Following the completion of the Conversion, the board of directors and senior management of ParentCo will be comprised of the current members of the Board of Trustees and senior management of the BFI Canada Group.

Effect of the Conversion on Unitholders

        Under the Conversion, the Units held by the Unitholders will be transferred to ParentCo in consideration for ParentCo Shares on the basis of one ParentCo Share for each Unit so transferred. The Class A Unit will be redeemed by the Fund for $10.00 in cash, and IESI Corporation will subscribe for 11,137,744 Special Shares for an aggregate subscription price of $10.00 in cash. The Participating Preferred Shares will remain outstanding following the Conversion but will become exchangeable for ParentCo Shares, instead of Units, based on the number of Units into which such Participating Preferred Shares are exchangeable on the Effective Date. No certificates representing fractional ParentCo Shares shall be issued under the Conversion.

        Given the anticipation of significant acquisition opportunities, especially in the U.S. non-hazardous solid waste services market, the tuck-in acquisitions that the BFI Canada Group is continually negotiating and its organic growth requirements, on August 18, 2008 the Board of Trustees determined to amend the distribution policy of the Fund in order to direct more cash flow towards investments in growth that it expects will create value for investors. The Fund will continue to pay a monthly distribution at the current rate of $0.1515 per month, payable in October, November and December 2008 to holders of record on the last business day of September, October and November 2008, respectively. Thereafter, the new policy will provide for a distribution at an annualized rate of $0.50 per Unit, with the first monthly distribution of $0.04166 payable to holders of record on December 31, 2008. If the Conversion is approved, ParentCo will pay monthly dividends for the periods and at the rates described above, and will begin paying quarterly dividends in arrears, at the rate of $0.125 per share, with the first quarterly dividend payable to holders of record on March 31, 2009.

        The amount of any dividends payable by ParentCo will be at the discretion of the board of directors of ParentCo and may vary depending on, among other things, ParentCo's earnings, financial requirements for the BFI Canada Group's operations, the satisfaction of solvency tests imposed by the OBCA for the declaration and payment of dividends and other conditions existing from time to time.

        See "The Conversion — Details of the Conversion — Conversion Steps", "The Conversion — Procedure for Exchange of Trust Units", "Certain Canadian Federal Income Tax Considerations", "Certain United States Federal Income Tax Considerations", "Risk Factors" and "Appendix E — Information Concerning ParentCo — Dividend Record and Policy".

Treatment of Incentive Rights

        As of the date hereof, the Fund has an aggregate of 140,000 restricted Units outstanding held by a trustee for the benefit of certain members of Senior Management pursuant to long term incentive programs. All of the entitlements to Units held by these individuals will be converted into entitlements to an equivalent number of ParentCo Shares, and will continue to be held subject to the terms and conditions of their grant, with no change to the applicable vesting schedules. Options to acquire an aggregate of 1,070,500 Units were granted in the third quarter of 2008 in connection with the entry by the Company into new employment agreements with Charles Flood, Thomas Cowee and Joseph Quarin, in addition to grants to other corporate officers. Options to acquire an aggregate of 2,070,500 Units outstanding at the Effective Date will be converted pursuant to the Conversion into options to acquire an equivalent number of ParentCo Shares. ParentCo will adopt a share option plan having substantially the same terms as the current plan, with the maximum number of securities issuable under the new plan remaining at 4,000,000 ParentCo Shares.

Details of the Conversion

Conversion Steps

        Pursuant to the Conversion, commencing at the Effective Time, each of the events set out below shall occur and shall be deemed to occur in the following order without any further act or formality, except as otherwise provided in the Plan:

Redemption of Class A Unit

  (a)
  the Class A Unit held by IESI Corporation shall be redeemed by the Fund for $10.00 in cash;

Amendment to Second Amended and Restated Declaration of Trust

  (b)
  the Second Amended and Restated Declaration of Trust shall be amended to the extent necessary to facilitate the Conversion as provided in the Plan of Arrangement;

Capitalization of Notes of the Ridge Landfill Trust

  (c)
  the $77 million principal amount of notes issued by the Ridge Landfill Trust and held by the Fund shall be settled in consideration for the issuance of additional trust units of the Ridge Landfill Trust to the Fund;

Capitalization of Notes of 6814832

  (d)
  the $169 million principal amount of notes issued by 6814832 and held by the Fund shall be settled in consideration for the issuance of additional common shares of 6814832 to the Fund;

Capitalization of BFI Canada Holdings Notes

  (e)
  the $215.6 million principal amount of notes issued by BFI Canada Holdings (the "BFI Canada Holdings Notes") and held by the Fund shall be transferred to 6814832 in consideration for the issuance of additional common shares of 6814832 to the Fund;

  (f)
  6814832 will transfer the BFI Canada Holdings Notes to the Company in consideration for the issuance of additional common shares of the Company to 6814832;

  (g)
  the Company shall settle the BFI Canada Holdings Notes in consideration for the issuance of additional common shares of BFI Canada Holdings to the Company;

Amalgamation of 6814832 and the Company

  (h)
  6814832 and the Company shall be amalgamated and continue as one corporation such that:

  (i)
  the articles of the amalgamated corporation shall be the same as the articles of the Company and the name of the amalgamated corporation shall be determined by the directors of the amalgamated corporation at the time such articles are filed ("Holdco Amalco");

  (ii)
  no securities shall be issued by the amalgamated corporation in connection with the amalgamation, and for greater certainty, the Company's shares shall survive and continue to be shares of the amalgamated corporation without amendment;

  (iii)
  the property of each of the amalgamating corporations shall continue to be the property of the amalgamated corporation;

  (iv)
  the amalgamated corporation shall continue to be liable for the obligations of each of the amalgamating corporations;

  (v)
  any existing cause of action, claim or liability to prosecution of any of the amalgamating corporations shall be unaffected;

    (vi)
    any civil, criminal or administrative action or proceeding pending by or against any of the amalgamating corporations may be continued to be prosecuted by or against the amalgamated corporation;

    (vii)
    a conviction against, or ruling, order or judgment in favour of or against any of the amalgamating corporations may be enforced by or against the amalgamated corporation;

    (viii)
    the articles of amalgamation of the amalgamated corporation shall be deemed to be the articles of incorporation of the amalgamated corporation and the certificate of amalgamation of the amalgamated corporation shall be deemed to be the certificate of incorporation of the amalgamated corporation;

    (ix)
    the by-laws of the Company shall be the by-laws of the amalgamated corporation;

    (x)
    the first director of the amalgamated corporation shall be the CEO of the Company;

    (xi)
    the first officers of the amalgamated corporation shall be the officers of the Company; and

    (xii)
    the registered office of the amalgamated corporation shall be the registered office of the Fund;

Amalgamation of BFI Canada Holdings, BFI Canada Inc. and 2114143 Ontario Inc.

  (i)
  BFI Canada Holdings, BFI Canada Inc. and 2114143 Ontario Inc. (following the continuation of BFI Canada Inc. and 2114143 Ontario Inc. under the CBCA) shall be amalgamated and continue as one corporation such that:

  (i)
  the articles of the amalgamated corporation shall be the same as the articles of BFI Canada Inc. and the name of the amalgamated corporation shall be "BFI Canada Inc.";

  (ii)
  no securities shall be issued by the amalgamated corporation in connection with the amalgamation, and for greater certainty, the shares of BFI Canada Holdings shall survive and continue to be shares of the amalgamated corporation without amendment;

  (iii)
  the property of each of the amalgamating corporations shall continue to be the property of the amalgamated corporation;

  (iv)
  the amalgamated corporation shall continue to be liable for the obligations of each of the amalgamating corporations;

  (v)
  any existing cause of action, claim or liability to prosecution of any of the amalgamating corporations shall be unaffected;

  (vi)
  any civil, criminal or administrative action or proceeding pending by or against any of the amalgamating corporations may be continued to be prosecuted by or against the amalgamated corporation;

  (vii)
  a conviction against, or ruling, order or judgment in favour of or against any of the amalgamating corporations may be enforced by or against the amalgamated corporation;

  (viii)
  the articles of amalgamation of the amalgamated corporation shall be deemed to be the articles of incorporation of the amalgamated corporation and the certificate of amalgamation of the amalgamated corporation shall be deemed to be the certificate of incorporation of the amalgamated corporation;

  (ix)
  the by-laws of BFI Canada Inc. shall be the by-laws of the amalgamated corporation;

  (x)
  the first directors of the amalgamated corporation shall be the directors of BFI Canada Inc.;

  (xi)
  the first officers of the amalgamated corporation shall be the officers of BFI Canada Inc.; and

  (xii)
  the registered office of the amalgamated corporation shall be the registered office of the Fund;

Exchange of Options

  (j)
  the options to acquire Units outstanding at the Effective Date shall be converted into options to acquire an equivalent number of ParentCo Shares;

Subscription for Special Shares

  (k)
  IESI Corporation shall subscribe for 11,137,744 Special Shares of ParentCo for $10.00 in cash;

Exchange of Units for ParentCo Shares

  (l)
  the Units held by the Unitholders shall be transferred to ParentCo in consideration for ParentCo Shares on the basis of one ParentCo Share for each Unit so transferred;

Cancellation of the Common Shares of ParentCo

  (m)
  the 100 common shares of ParentCo issued to the Fund in connection with the organization of ParentCo shall be purchased for cancellation by ParentCo for a consideration of one dollar ($1.00) per common share, and shall be cancelled; and

Reduction of Stated Capital of ParentCo

  (n)
  there shall have been added to the stated capital account maintained for the ParentCo Shares an amount determined by the directors in accordance with Section 23 of the OBCA in respect of the ParentCo Shares issued in consideration for Units, and ParentCo shall be authorized to reduce its stated capital in an amount determined by the directors, in respect of which no amount is to be distributed to the shareholders of ParentCo, as contemplated by Section 34(1)(b)(ii)(B) of the OBCA.

        In conjunction with the Conversion, the terms and conditions of, and the agreements relating to, the Participating Preferred Shares will provide that the Participating Preferred Shares will be exchangeable for ParentCo Shares, instead of Units, based on the number of Units into which such Participating Preferred Shares are exchangeable on the Effective Date. The Securityholders' Agreement will also be amended to provide for the continuation of the equivalent dividend entitlement and the governance rights currently held by the holders of the Participating Preferred Shares, through the Class A Unit. Following the Conversion, these rights will be exercised in respect of ParentCo through the Special Shares held by IESI Corporation. See "Amended Governance Arrangements".

Post-Conversion Structure

        Following the Effective Date, Unitholders and IESI Corporation will be the sole shareholders of ParentCo, and ParentCo will own all of the issued and outstanding Units of the Fund. The following diagram illustrates the organizational structure of ParentCo immediately following the completion of the Conversion. For simplification purposes, this diagram omits certain wholly-owned holding or operating companies.

        Upon the completion of the Conversion, ParentCo anticipates that 57,568,637 ParentCo Shares and 11,137,744 Special Shares will be issued and outstanding.

Arrangement Agreement

        The Conversion is being effected pursuant to the Arrangement Agreement. The Arrangement Agreement contains covenants, representations and warranties of and from each of the Fund, 6814832, the Company and ParentCo and various conditions precedent, both mutual and with respect to each corporation and the Fund.

        The Arrangement Agreement is attached as Appendix "C" to this Information Circular and reference is made thereto for the full text thereof.

Procedure for the Conversion Becoming Effective

        The Conversion is proposed to be carried out pursuant to Section 182 of the OBCA. The following procedural steps must be taken for the Conversion to become effective:

  (a)
  the Conversion must be approved by the Voting Unitholders voting at the Meeting;

  (b)
  the Conversion must be approved by the Court pursuant to the Final Order;

  (c)
  all conditions precedent to the Conversion, including those set forth in the Arrangement Agreement, must be satisfied or waived by the appropriate parties; and

  (d)
  the Final Order, Articles of Arrangement and related documents, in the form prescribed by the OBCA, must be filed with the Director and the Certificate must be issued by the Director.

Approvals

Unitholder Approval

        Pursuant to the Interim Order, the number of votes required to pass the Conversion Resolution shall be not less than two-thirds of the votes cast by Voting Unitholders, either in person or by proxy, voting together as a single class, at the Meeting. See "General Proxy Matters — Procedure and Votes Required".

        Notwithstanding the foregoing, the Conversion Resolution proposed for consideration by the Voting Unitholders authorizes the Board of Trustees, without further notice to or approval of such Voting Unitholders, subject to the terms of the Conversion, to amend or terminate the Arrangement Agreement or the Plan of Arrangement, or to revoke the Conversion Resolution at any time prior to the Conversion becoming effective pursuant to the provisions of the OBCA. The full text of the Conversion Resolution is attached as Appendix A to this Information Circular.

        The Second Amended and Restated Declaration of Trust does not provide for a Unitholder right of dissent in connection with the Conversion or the approval of the Conversion Resolution.

Court Approvals

Interim Order

        On August 25, 2008, the Court granted the Interim Order facilitating the calling of the Meeting and prescribing the conduct of the Meeting and other matters. The Interim Order is attached as Appendix B to this Information Circular.

Final Order

        The OBCA provides that an arrangement requires Court approval. Subject to the terms of the Arrangement Agreement, and if the Conversion Resolution is approved by Voting Unitholders at the Meeting in the manner required by the Interim Order, the Fund, 6814832, the Company and ParentCo will make an application to the Court for the Final Order.

        The application for the Final Order approving the Conversion is scheduled for September 30, 2008 at 9:00 a.m. (Toronto time), or as soon thereafter as counsel may be heard in Toronto, Ontario. At the hearing, any Voting Unitholder and any other interested party who wishes to participate or to be represented or to present evidence or argument may do so, subject to filing with the Court and serving upon the Fund a Notice of

Appearance together with any evidence or materials which such party intends to present to the Court on or before 5:00 p.m. (Toronto time) on September 23, 2008. Service of such notice shall be effected by service upon the solicitors for the Fund: Torys LLP, Suite 3000, 79 Wellington Street West, Toronto, Ontario, M5K 1N2, Attention: Linda Plumpton.

        The securities to be issued to Voting Unitholders pursuant to the Conversion will not be registered under the 1933 Act, in reliance upon the exemption from registration provided by Section 3(a)(10) thereof. The Court will be advised prior to the hearing of the application for the Final Order that if the terms and conditions of the Conversion are approved by the Court, the securities issued to Voting Unitholders pursuant to the Conversion will not require registration under the 1933 Act.

        The Fund has been advised by its counsel, Torys LLP, that the Court has broad discretion under the OBCA when making orders with respect to the Conversion and that the Court will consider, among other things, the fairness and reasonableness of the Conversion, both from a substantive and a procedural point of view. The Court may approve the Conversion, either as proposed or as amended, in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending upon the nature of any required amendments, the Fund may determine not to proceed with the Conversion.

Stock Exchange Listing Approvals

        It is a condition to completion of the Conversion that the TSX shall have conditionally approved the substitutional listing of the ParentCo Shares issuable pursuant to the Conversion. The TSX has conditionally approved the substitutional listing of the ParentCo Shares issuable pursuant to the Conversion, subject to ParentCo fulfilling the requirements of the TSX.

Conditions Precedent to the Conversion

        The respective obligations of the Fund, 6814832, the Company and ParentCo to consummate the transactions contemplated by the Arrangement Agreement, and in particular the Conversion, are subject to the satisfaction, on or before the Effective Date or such other time specified, of a number of conditions, any of which may be waived by the mutual consent of such parties without prejudice to their right to rely on any other of such conditions. These conditions include, without limitation:

  (a)
  the Interim Order shall have been granted in form and substance satisfactory to the Fund, 6814832, the Company and ParentCo, acting reasonably, not later than August 28, 2008 or such later date as the parties to the Arrangement Agreement may agree and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise;

  (b)
  the Conversion Resolution shall have been approved by the requisite number of votes cast by the Voting Unitholders at the Meeting in accordance with the provisions of the Interim Order and any applicable regulatory requirements;

  (c)
  the Final Order shall have been granted in form and substance satisfactory to the Fund, 6814832, the Company and ParentCo, acting reasonably, not later than October 1, 2008 or such later date as the parties to the Arrangement Agreement may agree;

  (d)
  the Articles of Arrangement and all necessary related documents, in form and substance satisfactory to the Fund, 6814832, the Company and ParentCo, acting reasonably, shall have been accepted for filing by the Director together with the Final Order in accordance with subsection 183(1) of the OBCA;

  (e)
  no material action or proceeding shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency and there shall be no action taken under any existing applicable law or regulation, nor any statute, rule, regulation or order which is enacted, enforced, promulgated or issued by any court, department, commission, board, regulatory body, government or governmental authority or similar agency, domestic or foreign, that:

  (i)
  makes illegal or otherwise directly or indirectly restrains, enjoins or prohibits the Arrangement Agreement or the Plan of Arrangement; or

    (ii)
    results in a judgment or assessment of material damages directly or indirectly relating to the transactions contemplated in the Arrangement Agreement or the Plan of Arrangement;

  (f)
  the TSX shall have conditionally approved the substitutional listing of the ParentCo Shares to be issued pursuant to the Conversion, subject only to the filing of required documents which cannot be filed prior to the Effective Date; and

  (g)
  the Second Amended and Restated Declaration of Trust shall be amended to facilitate the Conversion.

        Upon the conditions being fulfilled or waived, the Fund, 6814832, the Company and ParentCo intend to file a copy of the Final Order and the Articles of Arrangement with the Director under the OBCA, together with such other materials as may be required by the Director, in order to give effect to the Conversion.

Timing of Completion of the Conversion

        If the Meeting is held as scheduled and is not adjourned and the other necessary conditions at that point in time are satisfied or waived, the Fund, 6814832, the Company and ParentCo will apply for the Final Order approving the Conversion on September 30, 2008. If the Final Order is obtained on September 30, 2008 in form and substance satisfactory to the Fund, 6814832, the Company and ParentCo, and all other conditions set forth in the Arrangement Agreement are satisfied or waived, the Fund expects the Effective Date will be on or about October 1, 2008. It is not possible, however, to state with certainty when the Effective Date will occur.

        The Conversion will become effective upon the filing with the Director of the Articles of Arrangement and a copy of the Final Order, together with such other materials as may be required by the Director.

        The Fund's objective is to have the Effective Date occur on or about October 1, 2008. The Effective Date could be delayed, however, for a number of reasons, including an objection before the Court at the hearing of the application for the Final Order on September 30, 2008.

Procedure for Exchange of Trust Units

        As the Units trade in the "book entry" system and no certificates are issued to non-registered holders, no certificates for the ParentCo Shares will be issued to beneficial holders following the completion of the Conversion and beneficial holders of Units do not need to take any action involving their Units. Unitholders whose Units are held through a broker, securities dealer, bank, trust company or other nominee may wish to contact their nominee with respect to the exchange of their Units for ParentCo Shares.

        On or about the Effective Date, the Fund will deliver to CDS a certificate evidencing the aggregate number of ParentCo Shares issued to former Unitholders in connection with the Conversion.

        Unitholders with investment decisions made in a state or other jurisdiction in which ParentCo is not ultimately satisfied that all required regulatory approvals have been received ("Ineligible Unitholders") who would otherwise receive ParentCo Shares in exchange for their Units may, at the sole discretion of ParentCo, have such ParentCo Shares issued on their behalf to a selling agent, which shall, as agent for such Ineligible Unitholders (and without liability except for gross negligence or willful misconduct), sell such ParentCo Shares on their behalf over the facilities of the TSX and have net proceeds of such sale, less any applicable brokerage commissions, other expenses and withholding taxes, delivered to such Unitholders. ParentCo will have no liability for any such proceeds received or the remittance thereof to such Unitholders.

        The Fund reserves the right to permit the procedure for the exchange of securities pursuant to the Conversion to be completed other than as set forth above.

Interests of Certain Persons or Companies in the Conversion

        As of August 15, 2008, the Trustees of the Fund and the directors and officers of the Company and their associates, as a group, beneficially owned, directly or indirectly, or exercised control or direction over, an aggregate of approximately 717,000 Units, representing approximately 1.2% of the outstanding Units. As of the date hereof, certain officers of the Company also held a beneficial interest in an aggregate of 140,000 restricted Units. All of the entitlements to Units held by these individuals will be converted into entitlements to an equivalent number of ParentCo Shares, and will continue to be held subject to the terms and conditions of their grant, with no change to the applicable vesting schedules. Options to acquire an aggregate of 2,070,500 Units outstanding at the Effective Date will be converted pursuant to the Conversion into options to acquire an equivalent number of ParentCo Shares. The Fund's Unit Option Plan will be adopted by ParentCo, on the same terms as the current plan, with the maximum number of securities issuable under the Unit Option Plan remaining at 4,000,000 ParentCo Shares.

        The Conversion will not result in any change of control, termination or other payments being made to any directors, officers or employees of the Fund or the Company pursuant to employment, change of control or similar agreements.

        Immediately after giving effect to the Conversion, it is anticipated that the current Trustees of the Fund and the directors and officers of the Company and their associates, as a group, would beneficially own, directly or indirectly, or exercise control or direction over, an aggregate of approximately 717,000 ParentCo Shares, representing approximately 1.2% of the outstanding ParentCo Shares.

        CIBC World Markets has been engaged as financial advisor to the Board of Trustees in connection with the Conversion. CIBC World Markets has received or will receive fees from the Fund for services rendered; however, the fees paid or payable to CIBC World Markets in connection with these services, including the provision of the Conversion Fairness Opinion, were and are not contingent on particular conclusions reached by CIBC World Markets therein.

        None of the principal holders of Trust Units or any trustee, director or officer of the Fund or the Company, or any associate or affiliate of any of the foregoing persons, has or had any material interest in any transaction in the last three years or any proposed transaction that materially affected, or will materially affect, the Fund or any of its affiliates, except as disclosed above or elsewhere in this Information Circular or in the documents incorporated herein by reference, other than as follows.

        The completion of the Transaction involved a number of matters that resulted in ongoing arrangements between the Fund, its subsidiary entities and certain of its insiders. These matters are described in the Fund's prospectus dated December 20, 2004 and, in particular, the disclosure appearing under the sections titled "The Transaction — Closing Transactions", "The Transaction — Retained Interest", "The Transaction — New and Amended Credit Facilities", "The Transaction — Governance Arrangements", "Management" and "Plan of Distribution", which sections are incorporated herein by reference. A copy of the Fund's prospectus and the material agreements referred to therein are available at www.sedar.com, or may be obtained upon request without charge by contacting the Fund at 135 Queens Plate Drive, Suite 300, Toronto, Ontario, M9W 6V1.

Expenses of the Conversion

        The estimated costs to be incurred by the Fund with respect to the Conversion and related matters including, without limitation, financial advisory, accounting and legal fees, and the preparation, printing and mailing of this Information Circular and other related documents and agreements, are expected to aggregate approximately $1.5 million.

Securities Law Matters

Canada

        All securities to be issued under the Conversion, including, without limitation, the ParentCo Shares to the Voting Unitholders, will be issued in reliance on exemptions from prospectus and registration requirements of applicable Canadian securities laws and, following completion of the Conversion, the ParentCo Shares will generally be "freely tradeable" (other than as a result of any "control block" restrictions which may arise by virtue of the ownership thereof) under applicable Canadian securities laws of the provinces and territories of Canada.

United States

        The securities to be issued under the Conversion to Unitholders will not be registered under the 1933 Act. Such securities will be issued in reliance upon the exemption from registration provided by Section 3(a)(10) of the 1933 Act. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all Persons to whom the securities will be issued have the right to appear and receive timely notice thereof. The Court is authorized to conduct a hearing at which the fairness of the terms and conditions of the Conversion will be considered. The Court granted the Interim Order on August 25, 2008 and, subject to the approval of the Conversion by Voting Unitholders, a hearing on the Conversion will be held on September 30, 2008 by the Court. See "The Conversion — Approvals — Court Approvals — Final Order" above.

        The ParentCo Shares to be held by Voting Unitholders following completion of the Conversion will be freely tradable in the U.S. under U.S. federal securities laws, except by Persons who will be "affiliates" of ParentCo after the Conversion. Persons who may be deemed to be "affiliates" of an issuer include individuals or entities that control, are controlled by, or are under common control with, the issuer, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer.

        Any resale of such ParentCo Shares by such an affiliate may be subject to the registration requirements of the 1933 Act, absent an exemption therefrom. Subject to certain limitations, such affiliates may immediately resell ParentCo Shares outside the United States without registration under the 1933 Act pursuant to Regulation S. Persons who are affiliates of ParentCo after the Conversion may only resell their ParentCo Shares in the manner contemplated by Rule 144 under the 1933 Act. Rule 144 generally provides that such affiliates may not sell the ParentCo Shares received pursuant to the Conversion unless pursuant to an effective registration statement or in accordance with the volume, current public information and manner of sale limitations of Rule 144. These limitations generally require that any sales made by an affiliate in any three-month period not exceed the greater of 1% of the outstanding securities of ParentCo or, if such securities are listed on a United States securities exchange (such as the NYSE or NASDAQ), the average weekly trading volume over the four calendar weeks preceding the placement of the sell order, and that sales be made in unsolicited, open market "brokers' transactions" (as such term is defined in Rule 144) at times when certain information specified by Rule 144 is publicly available with respect to ParentCo.

        The foregoing discussion is only a general overview of certain requirements of United States securities laws applicable to the securities received upon completion of the Conversion. All holders of such securities are urged to consult with counsel to ensure that the resale of their securities complies with applicable securities legislation.

Experts

        Certain legal matters relating to the Conversion are to be passed upon by Torys LLP, on behalf of the Fund, the Company and ParentCo. Based on securityholdings as of August 25, 2008, the partners and associates of Torys LLP will hold less than one percent of the outstanding ParentCo Shares on the Effective Date.

        None of the aforementioned persons or companies, nor any director, officer or employee of any of the aforementioned persons or companies, is or is expected to be elected, appointed or employed as a director, officer or employee of ParentCo or of any associate or affiliate of ParentCo.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Torys LLP, Canadian counsel to the Fund, the following is a fair and adequate summary of the principal Canadian federal income tax consequences under the Tax Act to Unitholders in respect of the Conversion. This summary is applicable to a Unitholder who (i) holds its Units as capital property, (ii) deals at arm's length and is not affiliated with the Fund and ParentCo, and (iii) does not use or hold its Units in the course of carrying on a business, and did not acquire the Units in one or more transactions considered to be an adventure or concern in the nature of trade. A Unitholder who is a Canadian resident and who might not otherwise be considered to hold its Units as capital property may, in certain circumstances, be entitled to have the Units and any other "Canadian security" (as defined in the Tax Act) held by it in the taxation year of the election and in all subsequent taxation years treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. A Unitholder contemplating making such an election should consult its own tax advisor.

        This summary is not applicable to a Unitholder that is a "financial institution" or a "specified financial institution" for the purposes of the "mark-to-market property" rules under the Tax Act, to a Unitholder an interest in which would be a "tax shelter investment" (as defined in the Tax Act), to a Unitholder who has elected to have the "functional currency" reporting rules under the Tax Act apply to it, or to IESI Corporation.

        This summary is based upon the facts set out in this Information Circular, the provisions of the Tax Act and the regulations thereunder ("Regulations") in force prior to the date hereof, and the current administrative and assessing policies and practices of the Canada Revenue Agency (the "CRA") published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister prior to the date hereof (the "Tax Proposals"). No assurance can be given that the Tax Proposals will be enacted as currently proposed or at all.

        This summary is not exhaustive of all possible Canadian federal income tax consequences and, except for the Tax Proposals, does not take into account, or anticipate any changes in law, whether by legislative, regulatory, or judicial action or decision. This summary does not take into account any provincial, territorial, or foreign income tax considerations. The provincial, territorial, or foreign income tax consequences of the Conversion may differ significantly from those identified in the following discussion. A Unitholder should consult its own tax advisor in respect of the provincial, territorial, or foreign income tax consequences of the Conversion.

        This summary is of a general nature only and should not be construed, nor is it intended to be, legal or tax advice or representations to any particular Unitholder. Accordingly, a Unitholder should consult with its own tax advisor for advice with respect to the income tax consequences to it in its particular circumstances.

Unitholders Resident in Canada

        The following portion of the summary is generally applicable to a Unitholder that is, for the purposes of the Tax Act and any applicable income tax treaty or convention and at all relevant times, a Resident (a "Resident Unitholder").

        On July 14, 2008, the Minister released draft Tax Proposals to facilitate the conversion of "specified investment flow-through trusts" (as defined in the Tax Act) into corporations (the "SIFT Conversion Proposals"). The SIFT Conversion Proposals contain a rule which provides for an "automatic rollover" in certain circumstances where trust units are exchanged for shares of a corporation (the "Exchange Rule"). Pursuant to the Exchange Rule, if all of the Fund's Units that are issued and outstanding prior to the Conversion are disposed of to ParentCo in exchange for ParentCo Shares or are redeemed by the Fund within a specified period, a Resident Unitholder who disposes of all of its Units to ParentCo in exchange for ParentCo Shares will be deemed to have disposed of each such Unit for proceeds of disposition equal to the "cost amount" (as defined in the Tax Act) of such Unit to the Resident Unitholder immediately before the disposition. Resident Unitholders will also be deemed to have acquired each ParentCo Share received on the exchange at a cost equal to the cost amount to the Resident Unitholder of the particular Unit so exchanged. As a consequence, under the Exchange Rule, Resident Unitholders will not realize a capital gain or capital loss on the disposition of their Units to ParentCo in exchange for ParentCo Shares.

        The Conversion has been structured such that the Exchange Rule is expected to apply to the Conversion. If the SIFT Conversion Proposals are enacted as proposed, the Exchange Rule will apply to the disposition of Units in exchange for ParentCo Shares such that Resident Unitholders will not realize a capital gain or capital loss on the disposition and Resident Unitholders will not need to file income tax elections under Section 85 of the Tax Act with ParentCo in order to achieve such a "rollover". Moreover, pursuant to the SIFT Conversion Proposals, such income tax elections cannot be made in respect of Units subject to the Exchange Rule. The Exchange Rule is expressed to be effective for transactions that occur after July 14, 2008. Accordingly, except as described below, ParentCo will not make joint elections under Section 85 of the Tax Act with Unitholders in respect of the Conversion. However, no assurance can be given that the SIFT Conversion Proposals will be enacted as proposed prior to the Effective Time or at all.

Section 85 Election

        While the Exchange Rule is expected to apply to the Conversion, it is possible that the SIFT Conversion Proposals will not be enacted in a timely manner or that they may not be enacted as proposed such that the Exchange Rule does not apply to the Conversion. In either of these cases, ParentCo will advise former Unitholders accordingly and will provide instructions at that time with respect to the procedure for Eligible Unitholders who desire to make a joint election with ParentCo under Section 85 of the Tax Act in respect of the disposition of their Units in exchange for ParentCo shares pursuant to the Conversion to make such elections.

        Neither the Fund nor ParentCo will be responsible for any interest, penalty or taxes resulting from an Eligible Unitholder's failure to file an election under Section 85 on time and properly completed.

        If the SIFT Conversion Proposals are not enacted in the form proposed such that the Exchange Rule does not apply to the disposition of Units in exchange for ParentCo Shares, a Resident Unitholder who holds Units as capital property and disposes of them in exchange for ParentCo Shares, and who does not file a joint election with ParentCo under Section 85 of the Tax Act, generally will realize a capital gain (or capital loss) equal to the amount by which the fair market value of the ParentCo Shares received on the disposition of Units in exchange for ParentCo Shares is greater (or less) than the aggregate of the adjusted cost base of the Units so disposed of and any reasonable costs incurred by the Unitholder in connection with the disposition. For a discussion regarding the treatment of capital gains and capital losses, please see the section below entitled "Taxation of Capital Gains and Losses".

Reduction of Stated Capital

        The reduction in the stated capital of the ParentCo Shares pursuant to the Conversion will not result in any immediate Canadian income tax consequences to ParentCo Shareholders. However, the reduction of the stated capital and consequential reduction in the paid-up capital of the ParentCo Shares may, in limited circumstances, have future Canadian income tax consequences to ParentCo Shareholders if ParentCo were to repurchase any of its ParentCo Shares under certain limited circumstances or if ParentCo were wound up.

Taxation of Capital Gains and Losses

        Under the Tax Act, one half of any capital gain recognized by a Unitholder on a disposition of Units will be included in the Unitholder's income as a "taxable capital gain". Subject to certain specific rules in the Tax Act, one half of any capital loss (an "allowable capital loss") recognized by a Unitholder on a disposition of such Units in a taxation year may be deducted from any taxable capital gains recognized by the Unitholder in the year of disposition. Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under circumstances described in the Tax Act.

        A Unitholder that, throughout the relevant taxation year, is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on certain investment income, including taxable capital gains.

Alternative Minimum Tax

        In the case of a Unitholder that is an individual or in the case of certain trusts, the taxable capital gains resulting from the disposition of Units may increase the Unitholder's liability for alternative minimum tax depending upon the Unitholder's particular circumstances. Unitholders to whom the alternative minimum tax rules may be relevant should consult their own tax advisors.

Eligibility for Investment

        The ParentCo Shares will be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans and registered disability savings plans.

Unitholders Not Resident in Canada

        The following portion of the summary is generally applicable to a Unitholder that is, at all relevant times, a Non-Resident. Special rules, which are not discussed in this summary, may apply to a Non-Resident that is an insurer carrying on business in Canada and elsewhere.

        A Non-Resident Unitholder generally will not be subject to taxation in Canada with respect to the disposition of Units to ParentCo in exchange for ParentCo Shares unless (i) the SIFT Conversion Proposals are not enacted as proposed such that the Exchange Rule does not apply to the disposition, (ii) such Units constitute "taxable Canadian property" (as defined in the Tax Act) at the time of the disposition and (iii) the Non-Resident Unitholder is not afforded relief under an applicable income tax treaty or convention between Canada and the Non-Resident Unitholder's jurisdiction of residence. Units will not be taxable Canadian property to a Non-Resident Unitholder unless: (1) at any time during the 60-month period immediately preceding the disposition of the Units, the Non-Resident Unitholder or persons with whom the Non-Resident Unitholder did not deal at arm's length, or any combination thereof, held 25% or more of the issued Units; (2) the Fund is not a mutual fund trust on the date of disposition; or (3) the Units are otherwise deemed to be "taxable Canadian property". If the SIFT Conversion Proposals are not enacted as proposed at the Effective Time, Non-Resident Unitholders for whom Units are taxable Canadian property should consult their own tax advisors with respect to the tax consequences to them of the disposition of their Units in exchange for ParentCo Shares.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following summary describes certain U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) with respect to the disposition of Units in exchange for ParentCo Shares pursuant to the Conversion. The following summary does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations that may be relevant to particular U.S. Holders in light of their particular circumstances nor does it deal with persons that are subject to special tax rules, such as brokers, dealers in securities or currencies, financial institutions, mutual funds, insurance companies, tax-exempt entities, qualified retirement plans or other tax-deferred accounts, regulated investment companies, common trust funds, U.S. Holders subject to the alternative minimum tax, corporations that accumulate earnings to avoid U.S. federal income tax, persons holding Units as part of a straddle, hedge or conversion transaction or as part of a synthetic security or other integrated transaction, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, holders that have a "functional currency" other than the U.S. dollar, U.S. expatriates, and persons that acquired Units in a compensation transaction. In addition, this summary does not address persons that hold an interest in a partnership or other pass-through entity that holds Units, or tax considerations arising under the laws of any state, local or non-U.S. jurisdiction or U.S. federal tax considerations other than those pertaining to income tax (e.g., estate or gift tax).

        The following summary does not address the U.S. federal income tax considerations applicable to any Unitholder that will own, actually or constructively, five percent or more of the total voting power or value of the stock of ParentCo immediately after the Effective Time (a "Five Percent Holder"). Any Unitholder that believes that it could become a Five Percent Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. tax considerations applicable to it, including the requirement to file a gain recognition agreement in order to obtain nonrecognition treatment with respect to the disposition of Units in exchange for ParentCo Shares pursuant to the Conversion.

        The following is based on the Internal Revenue Code of 1986, as amended (the "IRC"), Treasury regulations promulgated thereunder ("Treasury Regulations"), and administrative rulings and court decisions, in each case as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect. No rulings have been or will be sought from the Internal Revenue Service (the "IRS") regarding any matter discussed in this Information Circular, and counsel to the Fund has not rendered any legal opinion regarding any of the tax considerations summarized herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

        As used herein, the term "U.S. Holder" means a beneficial owner of Units that is (i) a citizen or individual resident of the U.S., (ii) a corporation (or an entity classified as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the IRC, have authority to control all of its substantial decisions or (B) it has properly elected under applicable Treasury Regulations to continue to be treated as a U.S. person.

        The tax treatment of a partner in a partnership (or other entity classified as a partnership for U.S. federal tax purposes) may depend on both the partnership's and the partner's status. Partnerships that are beneficial owners of Units, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax considerations applicable to them with respect to the disposition of Units in exchange for ParentCo Shares pursuant to the Conversion.

        TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, UNITHOLDERS ARE HEREBY NOTIFIED THAT: (i) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS INFORMATION CIRCULAR IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY UNITHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE IRC; (ii) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (iii) UNITHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        This summary is of a general nature only. It is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular Unitholder. Unitholders should consult their own tax advisors regarding the tax considerations applicable to them in their particular circumstances.

Treatment of the Fund for U.S. Federal Income Tax Purposes

        The Fund is, and has been, treated as a corporation for U.S. federal income tax purposes.

Disposition of Units Pursuant to the Conversion

        Subject to the passive foreign investment company ("PFIC") rules summarized below, a U.S. Holder should not recognize any income, gain or loss upon the disposition of Units in exchange for ParentCo Shares pursuant to the Conversion. If the Conversion does not result in the recognition of gain or loss, a U.S. Holder's tax basis in ParentCo Shares received pursuant to the Conversion generally will equal the U.S. Holder's adjusted tax basis in the Units disposed of pursuant to the Conversion and the U.S. Holder's holding period with respect to such ParentCo Shares generally will include the U.S. Holder's holding period with respect to the Units disposed of pursuant to the Conversion.

PFIC Rules

        A non-U.S. corporation generally will be classified as a PFIC for U.S. federal income tax purposes for any taxable year during which either (i) at least 75% of the corporation's gross income is "passive income" or (ii) on average, at least 50% of the gross value of the corporation's assets is attributable to assets that produce passive income or are held for the production of passive income. For this purpose, passive income generally includes, among other categories of income, dividends, interest, certain rents and royalties and gains from the disposition of passive assets.

        Based on the structure of the Fund and its Subsidiaries, the Fund does not believe that it is currently classified as a PFIC, nor does the Fund believe that it was classified as a PFIC for prior taxable years. However, no assurance can be given that the Fund is not currently classified as a PFIC or that the Fund was not classified as a PFIC for such prior taxable years.

        Except as described in the next sentence, if the Fund was classified as a PFIC for any taxable year during which a U.S. Holder held Units, such U.S. Holder generally will be taxed at the highest ordinary income tax rates then in effect on any gain realized on the disposition of Units in exchange for ParentCo Shares pursuant to the Conversion, and generally will also be subject to a special interest charge with respect to any such gain. However, a U.S. Holder that held Units during any taxable year for which the Fund was classified as a PFIC generally will not be subject to U.S. federal income tax as described in the previous sentence if (i) ParentCo is classified as a PFIC for the taxable year that includes the day after the Effective Date and (ii) the U.S. Holder timely provides certain information concerning the Conversion to the IRS along with the U.S. Holder's U.S. federal income tax return for the taxable year which includes the Effective Date. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal income tax considerations that would be applicable to it if the Fund were classified as a PFIC for any taxable year during which the U.S. Holder held Units.

        THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO UNITHOLDERS WITH RESPECT TO THE DISPOSITION OF UNITS IN EXCHANGE FOR PARENTCO SHARES PURSUANT TO THE CONVERSION. UNITHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

 INFORMATION CONCERNING THE FUND

The Fund

        The Fund is a limited purpose trust established under the laws of the Province of Ontario pursuant to the Second Amended and Restated Declaration of Trust. The Fund's outstanding capital consists of Units and the Class A Unit. The Fund's head office is located at 135 Queens Plate Drive, Suite 300, Toronto, Ontario, M9W 6V1.

The Company

        The Company is a holding company and indirect subsidiary of the Fund that wholly owns BFI Canada Holdings, which in turn wholly owns BFI Canada Inc., a corporation incorporated in Ontario, and IESI Corporation, a corporation incorporated under the laws of Delaware. BFI Canada Inc. and IESI Corporation carry on the active business operations of the Fund. The Fund, through 6814832 Canada Limited, is the sole holder of common shares of the Company. The head office of the Company is located at 135 Queens Plate Drive, Suite 300, Toronto, Ontario, M9W 6V1.

Inter-Corporate Relationships

        The following are the names, the percentage of voting securities that the Fund owns (directly or indirectly), the nature of the entity and the jurisdiction of incorporation, continuance or formation of the Fund's material Subsidiaries as at the date hereof:

	Percentage of voting securities (directly or indirectly)	Nature of Entity	Jurisdiction of Incorporation/ Formation
4264126 Canada Limited	100%	Corporation	Canada
Ridge Landfill Trust	100%	Trust	Ontario
Ridge (Chatham) Holdings G.P. Inc.	100%	Corporation	Canada
Ridge (Chatham) Holdings, L.P.	100%	Limited Partnership	Manitoba
BFI Canada Holdings Inc.	100%	Corporation	Canada
IESI Corporation	100%	Corporation	Delaware

Organizational Structure

        The following diagram depicts the current inter-corporate relationships among the Fund and its Subsidiaries:

Note:

(1)
4264126 Canada Limited is indirectly owned though 6814832, which is a wholly-owned subsidiary of the Fund.

Summary Description of the Business of the Fund

        The Fund's activities are restricted to investing in and otherwise dealing with securities, including those issued by its direct and indirect Subsidiaries (including the Company, BFI Canada Holdings and IESI Corporation) and other entities involved, directly or indirectly, in the business of non-hazardous solid waste collection, management and disposal. The Fund is also the sole unitholder of the Ridge Landfill Trust, a trust established under the laws of Ontario, to hold the Fund's indirect interest in the Ridge Landfill. Cash flow from the Fund's direct and indirect Subsidiaries is flowed from these Subsidiaries to the Fund.

        For further information regarding the Fund, its Subsidiaries and their respective business activities, see "The Fund" and "Business of the BFI Canada Group" in the Fund's Annual Information Form, which is incorporated herein by reference.

Recent Developments

Potential Acquisitions and Financings

        The Fund continues to evaluate potential acquisitions of all types of non-hazardous solid waste-related assets as part of its ongoing acquisition program. The Fund is normally in the process of evaluating several potential acquisitions at any one time which individually or together could be material. As of the date hereof, other than the Conversion, the Fund has not reached agreement on the price or terms of any potential material acquisitions.

Significant Acquisitions

        There are no acquisitions that the Fund has completed within 75 days prior to the date of this Information Circular that is a significant acquisition for the purposes of Part 8 of National Instrument 51-102 — Continuous Disclosure Obligations. In addition, other than the Conversion, there are no proposed acquisitions that have progressed to a state where a reasonable person would believe that the likelihood of the acquisition being completed is high and would be a significant acquisition for the purposes of Part 8 of National Instrument 51-102 — Continuous Disclosure Obligations if completed as of the date of this Information Circular.

Documents Incorporated by Reference

        Information in respect of the Fund and its Subsidiaries has been incorporated by reference in this Information Circular from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Director, Investor Relations and Corporate Communications of the Fund at 135 Queens Plate Drive, Suite 300, Toronto, Ontario, M9W 6V1, telephone (416) 401-7729. In addition, copies of the documents incorporated herein by reference may be obtained from the securities commissions or similar authorities in Canada through the SEDAR website at www.sedar.com. Financial information is provided in the Fund's financial statements and management's discussion and analysis, which are incorporated herein by reference.

        The following documents of the Fund, filed with the various securities commissions or similar authorities in the jurisdictions where the Fund is a reporting issuer, are specifically incorporated by reference into and form an integral part of this Information Circular:

  1.
  the annual information form of the Fund dated March 6, 2008;

  2.
  the management information circular of the Fund dated April 3, 2008 distributed in connection with the annual and special meeting of Unitholders held on May 13, 2008;

  3.
  the audited consolidated financial statements of the Fund as at and for the years ended December 31, 2007 and 2006, respectively, together with the notes thereto and the auditors' report thereon;

  4.
  management's discussion and analysis of the financial condition and results of operations of the Fund for the year ended December 31, 2007;

  5.
  management's discussion and analysis of the financial condition and results of operations of the Fund for the six months ended June 30, 2008;

  6.
  the unaudited comparative consolidated financial statements of the Fund for the six months ended June 30, 2008 together with the notes thereto; and

  7.
  the material change report of the Fund dated August 26, 2008 in respect of the Conversion.

        Any documents of the type described in Section 11.1 of Form 44-101F1 — Short Form Prospectus, filed by the Fund with the securities commissions or similar authorities in the provinces of Canada subsequent to the date of this Information Circular and prior to the Effective Date shall be deemed to be incorporated by reference in this Information Circular.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Information Circular to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Circular.

Distribution History and Current Policy

        Monthly distributions are payable to Unitholders of record on the last business day of each month and are typically paid within 15 days following each month end. See "Distributions" in the Annual Information Form. The following cash distributions have been paid by the Fund to its Unitholders for the periods indicated:

Record Date	Distribution per Unit	Total Distribution	Payment Date
December 30, 2005	$0.1415	$7,488,508	January 16, 2006
January 31, 2006	$0.1415	$7,488,508	February 15, 2006
February 28, 2006	$0.1415	$7,532,502	March 15, 2006
March 31, 2006	$0.1415	$7,586,704	April 14, 2006
April 28, 2006	$0.1415	$7,586,704	May 15, 2006
May 30, 2006	$0.1415	$7,586,704	June 15, 2006
June 30, 2006	$0.1415	$7,586,803	July 14, 2006
July 31, 2006	$0.1415	$7,586,803	August 15, 2006
August 31, 2006	$0.1515	$8,122,973	September 15, 2006
September 29, 2006	$0.1515	$8,122,973	October 16, 2006
October 31, 2006	$0.1515	$8,122,973	November 15, 2006
November 30, 2006	$0.1515	$8,122,973	December 15, 2006
December 29, 2006	$0.1515	$8,122,973	January 15, 2007
January 31, 2007	$0.1515	$8,122,973	February 15, 2007
February 28, 2007	$0.1515	$8,133,405	March 15, 2007
March 30, 2007	$0.1515	$8,178,048	April 16, 2007
April 30, 2007	$0.1515	$8,718,146	May 15, 2007
May 31, 2007	$0.1515	$8,718,146	June 15, 2007
June 29, 2007	$0.1515	$8,718,146	July 16, 2007
July 31, 2007	$0.1515	$8,718,146	August 15, 2007
August 31, 2007	$0.1515	$8,718,146	September 14, 2007
September 28, 2007	$0.1515	$8,718,146	October 15, 2007
October 31, 2007	$0.1515	$8,721,402	November 15, 2007
November 30, 2007	$0.1515	$8,721,487	December 14, 2007
December 31, 2007	$0.1515	$8,721,487	January 15, 2008
January 31, 2008	$0.1515	$8,721,487	February 15, 2008
February 29, 2008	$0.1515	$8,721,487	March 14, 2008
March 31, 2008	$0.1515	$8,721,487	April 15, 2008
April 30, 2008	$0.1515	$8,721,487	May 14, 2008
May 30, 2008	$0.1515	$8,721,649	June 16, 2008
June 30, 2008	$0.1515	$8,721,649	July 15, 2008
July 31, 2008	$0.1515	$8,721,649	August 15, 2008

Note:

(1)
The Fund has declared a distribution to Unitholders of record as at August 29, 2008 in the amount of $0.1515 per Unit payable on September 15, 2008.

        On August 18, 2008, the Fund adopted a revised distribution policy, effective December 1, 2008. The Fund will continue to pay a monthly distribution at the current rate of $0.1515 per month, payable in October, November and December 2008 to holders of record on the last business day of September, October and November 2008, respectively. Thereafter, the new policy will provide for a distribution at an annualized rate of $0.50 per Unit, with the first monthly distribution of $0.04166 payable to holders of record on December 31, 2008. If the Conversion is approved, ParentCo will pay monthly dividends for the periods and at the rates described above, and will begin paying quarterly dividends in arrears, at the rate of $0.125 per share, with the first quarterly dividend payable to holders of record on March 31, 2009.

        The new distribution policy allows the Fund to direct a significant portion of its excess free cash flow towards investments and acquisitions, which it believes will deliver an attractive return and increase total value for Unitholders. Given its strategic growth strategy and the value that is created as a result of its investment in growth, the Fund will monitor its distribution policy but has no near-term expectation of regular or recurring distribution increases.

        Distributions are dependent on free cash flow available for distribution and the amount of distributions is reviewed by the Trustees from time to time. See "Risk Factors — Risks Related to an Investment in Units — Income Tax Matters" in the Annual Information Form.

Price Range and Trading Volume of Trust Units

        The outstanding Units are listed and posted for trading on the TSX under the trading symbol "BFC.UN". The following table sets forth the price range for and trading volume of the Units as reported by the TSX for the periods indicated.

	Toronto Stock Exchange
Month (2007)	High ($)	Low ($)	Volume
January	$28.09	$24.85	2,132,974
February	$27.98	$25.21	1,912,474
March	$27.48	$25.12	2,362,416
April	$27.70	$25.25	3,569,050
May	$29.75	$26.50	3,039,994
June	$29.34	$27.60	2,029,403
July	$29.04	$27.20	2,034,112
August	$29.89	$25.75	2,585,951
September	$28.90	$26.60	1,496,249
October	$27.71	$26.25	1,744,296
November	$27.75	$25.25	2,220,103
December	$26.69	$24.68	2,951,572
Month (2008)
January	$26.65	$23.49	3,523,774
February	$27.00	$24.04	1,818,153
March	$26.18	$20.71	3,299,843
April	$22.90	$21.05	3,614,183
May	$24.44	$21.61	2,326,566
June	$24.94	$23.12	1,458,764
July	$23.44	$20.02	2,026,140
August (to August 25)	$23.43	$17.02	4,662,203

        On August 15, 2008, the last trading day on which the Units traded prior to announcement of the Conversion, the closing price of the Units was $22.10. On August 25, 2008, the closing price of the Units was $19.40.

Prior Sales

        No securities of the Fund were issued during the 12 months preceding the date of this Information Circular.

Legal Proceedings and Regulatory Actions

        To the knowledge of the Fund and the Company, there are no legal proceedings material to the Fund or its Subsidiaries to which any of these Persons is or was a party to or of which any of their respective properties are the subject matter, nor are there any such proceedings known to the Fund or the Company to be contemplated.

        To the knowledge of the Fund and the Company, there were no (i) penalties or sanctions imposed against the Fund or its Subsidiaries by a court relating to securities legislation or by a securities regulatory authority during the Fund's last financial year, (ii) penalties or sanctions imposed by a court or regulatory body against the Fund or its Subsidiaries that would likely be considered important to a reasonable investor in making an investment decision, or (iii) settlement agreements the Fund or its Subsidiaries entered into with a court relating to securities legislation or with a securities regulatory authority during the last financial year.

Auditors, Transfer Agent and Registrar

        The auditors of the Fund are Deloitte & Touche LLP, Chartered Accountants, Toronto, Ontario.

        The transfer agent and registrar for the Units is Computershare Investor Services Inc. at its principal offices in Toronto, Ontario.

Additional Information

        Additional information relating to the Fund is available on SEDAR at www.sedar.com. Financial information concerning the Fund is provided in its financial statements for the year ended December 31, 2007 and for the six months ended June 30, 2008, respectively, and the accompanying management's discussion and analysis, all of which are incorporated herein by reference and can be accessed on SEDAR.

INFORMATION CONCERNING PARENTCO

        ParentCo was incorporated on May 5, 2008 pursuant to the provisions of the OBCA and was acquired by the Fund on July 25, 2008 for the sole purpose of participating in the Conversion. Once the Conversion has been completed, ParentCo will hold all of the issued and outstanding Units of the Fund. The head and principal office of ParentCo is located at 135 Queens Plate Drive, Suite 300, Toronto, Ontario, M9W 6V1.

        ParentCo will become a reporting issuer in all of the provinces of Canada and will become subject to the informational reporting requirements under the securities laws of such jurisdictions as a result of the Conversion.

        Reference is made to "Appendix E — Information Concerning ParentCo" for a more detailed description of ParentCo.

AMENDED GOVERNANCE ARRANGEMENTS

        On November 28, 2004, the Fund, certain of its affiliates and IESI entered into an agreement (the "Transaction Agreement"), which provided for, among other things, the combination of the business carried on by BFI Canada Holdings and its direct and indirect subsidiaries with the business carried on by IESI Corporation and its direct and indirect subsidiaries (the "Transaction"). Following the completion of the Transaction on January 21, 2005, the Fund indirectly owned all of the outstanding common shares of BFI Canada Holdings and IESI Corporation, the holding companies for the combined business's Canadian and U.S. operations, respectively. Also, upon the completion of the Transaction, the former equity investors in IESI Corporation (the "Retained Interest Holders") were issued the Participating Preferred Shares. IESI Corporation was issued a Class A Unit of the Fund, which carried voting rights at meetings of the Voting Unitholders and certain other rights that may be exercised by the holder as a Unitholder of the Fund. Although the Class A Unit is held by IESI Corporation, the holders of the Participating Preferred Shares are entitled to exercise all rights associated with the Class A Unit. Currently, the Participating Preferred Shares are indirectly exchangeable for Units (the "IESI Exchange Rights") pursuant to a securityholders' agreement dated January 21, 2005 between the Fund, BFI Canada Newco and IESI, as trustee on behalf of the Retained Interest Holders (the "Securityholders' Agreement"). The Participating Preferred Shares will not be directly affected by the Conversion. However, as a consequence of the Conversion, the Participating Preferred Shares will be indirectly exercisable for ParentCo Shares, on the same basis as Units are exchanged for ParentCo Shares in the Conversion.

        Pursuant to the Conversion, ParentCo will issue special voting shares (the "Special Shares") to IESI Corporation for the benefit of the holders of the Participating Preferred Shares. The Special Shares will entitle the holder to exercise voting and other rights as shareholder of ParentCo as though the holder held the number of ParentCo Shares that would be owned by the holders of the Participating Preferred Shares assuming the exercise in full of the IESI Exchange Rights. In particular, the Special Shares will enable the holder to vote on all matters at any meeting (including resolutions in writing) of Voting Shareholders on the basis of one vote for each ParentCo Share for which the Participating Preferred Shares are exchangeable, other than with respect to the election of directors. So long as the holder of the Special Shares is entitled to designate at least one director of ParentCo as described herein, all votes attaching to the Special Shares and any ParentCo Shares held by holders of the Participating Preferred Shares shall be deemed to be voted in favour of the directors nominated for election by the ParentCo's Governance and Nominating Committee, subject to certain conditions under the Securityholders' Agreement and the Transaction Agreement.

        Similarly, upon the completion of the Conversion, certain existing governance rights of the Retained Interest Holders will be modified, so that they will be exercised in respect of ParentCo rather than the Fund and the Company. These rights will be substantially unchanged from the existing governance rights, and will be set out in the constating documents of the ParentCo, as well as certain associated agreements relating to the Transaction (including the Securityholders' Agreement) that set out the rules with respect to the governance of ParentCo and its Subsidiaries and establish the respective rights of their securityholders as to board representation, approval rights in respect of certain transactions, exchange rights and related matters (the "Amended Governance Arrangements").

        The Amended Governance Arrangements will provide for the composition of the ParentCo board of directors and create obligations for the parties to nominate and/or vote for the election of certain representatives to that board. The Amended Governance Arrangements will also prescribe the establishment of specified committees of the board and their respective mandates, as well as the composition of those committees.

        The Amended Governance Arrangements will provide for a seven-member board of directors of ParentCo. The number of members of the board may not be changed so long as the Retained Interest Holders own at least 10% of the then-outstanding ParentCo Shares (calculated on a fully-diluted basis), including ParentCo Shares that may be acquired upon exercise of the IESI Exchange Rights.

        The Retained Interest Holders' entitlement to designate members of the board of directors of ParentCo will depend on the number of ParentCo Shares owned by the Retained Interest Holders, including ParentCo Shares that may be acquired upon exercise of the IESI Exchange Rights. Of the seven members of the board, the number of members that may be designated by the Retained Interest Holders will be based on the following table:

Ownership Interest	Number of Members
20% or greater	2
Between 10% and 20%	1
Less than 10%	0

        As of August 25, 2008, the Retained Interest Holders have approximately a 16.2% ownership interest and would currently be entitled to designate one member of the ParentCo board of directors under the Amended Governance Rights. The balance of the members of the ParentCo board of directors will be elected by the holders of ParentCo Shares, with the Governance and Nominating Committee of the ParentCo board of directors proposing nominees to be elected.

        The member of the ParentCo board of directors who is designated by the Retained Interest Holders, through the holder of the Special Shares, will be appointed as a director in accordance with ParentCo's constating documents and will not be elected or subject to removal by holders of ParentCo Shares. The remaining members of the ParentCo board of directors will be elected by the holders of ParentCo Shares to hold office until the next annual meeting of ParentCo shareholders, and all votes attaching to the Special Shares and any ParentCo Shares held by the Retained Interest Holders will be deemed to be voted in favour of the directors nominated for election by ParentCo's Governance and Nominating Committee.

        The Retained Interest Holders' rights to board representation will be determined annually in conjunction with the preparation of ParentCo's proxy solicitation materials and will remain effective until the next following annual general meeting of holders of Voting Shares notwithstanding any intervening change in its direct or indirect ownership interest (calculated as described above) in the relevant entities. To the extent that the Retained Interest Holders are no longer entitled to designate a member of the ParentCo board of directors, the number of members that will be elected by the holders of ParentCo Shares at the next annual meeting of the relevant entity will increase correspondingly.

RISK FACTORS

        Certain risk factors relating to the activities of the Fund are contained in the Annual Information Form which is incorporated herein by reference. Unitholders should carefully consider the risk factors and consider all other information contained herein and in the Fund's other public filings before making an investment decision. In addition, for risk factors specific to ParentCo, see "Appendix E — Information Concerning ParentCo — Risk Factors".

Risk Factors Relating to the Conversion

Conditions Precedent and Required Regulatory and Third Party Approvals

        The completion of the Conversion in the form contemplated by the Plan of Arrangement is subject to a number of conditions precedent, some of which are outside the control of the Fund, including, without limitation, receipt of Voting Unitholder approval at the Meeting, regulatory approvals, approval of the TSX for the substitutional listing of the ParentCo Shares to be issued pursuant to the Conversion and the Final Order. There can be no certainty, nor can the Fund provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied.

        Failure to obtain the Final Order on terms acceptable to the Board of Trustees of the Fund and the board of directors of the Company would likely result in the decision being made not to proceed with the Conversion. If any of the required regulatory and third party approvals cannot be obtained on terms satisfactory to the Board of Trustees and the board of directors or at all, the Plan of Arrangement may have to be amended in order to mitigate against the negative consequence of the failure to obtain any such approval, and accordingly, the benefits available to Unitholders resulting from the Conversion may be reduced. Alternatively, in the event that the Plan of Arrangement cannot be amended so as to mitigate against the negative consequences of the failure to obtain a required regulatory or third party approval, the Arrangement may not proceed at all. If the Conversion is not completed, the market price of the Units may be adversely affected.

Dilution of ParentCo Shareholders

        ParentCo will be authorized to issue an unlimited number of ParentCo Shares and an unlimited number of preferred shares issuable in series for that consideration and on those terms and conditions as shall be established by the board of directors of ParentCo without the approval of any ParentCo shareholders. The ParentCo shareholders will have no pre-emptive rights in connection with such further issues.

Risk Factors Relating to the Activities of ParentCo and the Ownership of ParentCo Shares

        The following is a list of certain risk factors relating to the activities of ParentCo and its affiliates and the ownership of ParentCo Shares following the Effective Date:

  •
  the uncertainty of future dividend payments by ParentCo and the level thereof as ParentCo's dividend policy and the funds available for the payment of dividends from time to time will be dependent upon, among other things, operating cash flow generated by Subsidiaries of ParentCo, financial requirements for the BFI Canada Group's operations and to execute its growth strategy and the satisfaction of solvency tests imposed by the OBCA for the declaration and payment of dividends;

  •
  the level of ParentCo's indebtedness from time to time could impair ParentCo's ability to obtain additional financing on a timely basis to take advantage of business opportunities that may arise;

  •
  ParentCo may make future acquisitions or may enter into financings or other transactions involving the issuance of securities of ParentCo which may be dilutive; and

  •
  the inability of ParentCo to manage growth effectively could have a material adverse impact on its business, operations and prospects.

GENERAL PROXY MATTERS

Solicitation of Proxies

        This Information Circular is furnished in connection with the solicitation of proxies by the Trustees of the Fund from registered owners of Units and the Class A Unit of the Fund for use at the Meeting. Solicitations of proxies will be primarily by mail, but may also be by newspaper publication, in person or by telephone, fax or oral communication by directors, officers, employees or agents of the Fund who will be specifically remunerated therefor. All costs of the solicitation for the Meeting will be borne by the Fund. The Fund has engaged the Proxy Solicitation Agent to encourage the return of completed proxies and voting directions by Unitholders, to solicit proxies and voting directions in favour of the Conversion Resolution and the other matters to be considered at the Meeting. The Fund will pay fees up to $40,000 to the Proxy Solicitation Agent for the services provided. Fees payable to the Proxy Solicitation Agent will be paid by the Fund.

Appointment of Proxies

        The persons named in the enclosed form of proxy are Trustees of the Fund. A Voting Unitholder who wishes to appoint some other person to represent such Voting Unitholder at the Meeting may do so by inserting such person's name in the blank space provided in the form of proxy or by completing another proper form of proxy. Such other person need not be a Voting Unitholder of the Fund.

        To be valid, proxies must be returned to Computershare Investor Services Inc. so as to arrive not later than 10:00 a.m. (Toronto time) on September 23, 2008 or, if the Meeting is adjourned, 48 hours (excluding weekends and holidays) before any reconvened meeting. Proxies may be returned by facsimile to 1-866-249-7775 or by mail (a) in the enclosed envelope, or (b) in an envelope addressed to Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1.

Voting of Trust Units — Advice to Non-Registered Holders

        These meeting materials are being sent to both registered and non-registered Unitholders. If your units are not registered in your own name, then they are being held in the name of an intermediary, which is usually a trust company, a security dealer or broker or another financial institution, or in the name of a clearing agency of which the intermediary is a participant. This kind of shareholder is called either a non-registered or a beneficial shareholder or owner. There are two kinds of beneficial owners: those who object to their name being made known to the issuers of securities which they own (called "OBOs" for Objecting Beneficial Owners) and those who do not object (called "NOBOs" for Non-Objecting Beneficial Owners).

        Issuers can request and obtain a list of their NOBOs from intermediaries via their transfer agents, pursuant to National Instrument 54-101, entitled "Communication with Beneficial Owners of Securities of Reporting Issuers" ("NI 54-101") and issuers can use this NOBO list for distribution of proxy-related materials directly to NOBOs. Fund has decided to take advantage of those provisions of NI 54-101 that allow it to directly deliver proxy-related materials to its NOBOs. As a result, NOBOs can expect to receive a voting instruction form from the Transfer Agent. These voting instruction forms are to be completed and returned to the Transfer Agent in the postage paid envelope provided or by facsimile. The Transfer Agent will tabulate the results of the voting instruction forms received from NOBOs and will provide appropriate instructions at the Meeting with respect to the units represented by voting instruction forms they receive.

        With respect to OBOs, in accordance with the requirements of NI 54-101, Fund has also distributed copies of the proxy-related materials to the clearing agencies and intermediaries for distribution to such OBOs. The intermediaries are required to forward the proxy-related materials to a beneficial owner unless he or she has waived the right to receive them. Very often, intermediaries will use service companies to forward the meeting materials. If you are an OBO and have not waived your right to receive the meeting materials, you will either:

  •
  receive a proxy, which is signed by the intermediary (typically by a facsimile, stamped signature) and already indicates the number of common units you beneficially own but that is otherwise uncompleted. You do not need to sign this form. If you wish to submit a proxy, you should properly complete the proxy form and deposit it with the Transfer Agent; or

  •
  more typically, receive a voting instruction form, which you must complete and sign in accordance with the directions on the voting instruction form provided by Broadridge Financial Solutions ("Broadridge"). The majority of brokers now delegate the responsibility for obtaining voting instructions to Broadridge. Broadridge typically will send a proxy form by mail and ask that it be returned to them (the Broadridge form also allows voting by telephone and Internet). Broadridge tabulates the results and provides the instructions to the Transfer Agent respecting the voting of Units to be represented at the Meeting. As a beneficial owner, a proxy form received from Broadridge cannot be used to vote your Units directly at the Meeting. The proxy must be returned to Broadridge well in advance of the Meeting in order to have your Units voted.

Revocation of Proxies

        A registered Voting Unitholder who has given a proxy may revoke the proxy (a) by completing and signing a proxy bearing a later date and returning it to Computershare Investor Services Inc. in the manner and so as to arrive as described above, (b) by depositing an instrument in writing executed by the Voting Unitholder or by the Voting Unitholder's attorney authorized in writing (i) at the head office of the Fund at any time up to and including the last business day preceding the date of the Meeting, or any reconvened meeting, at which the proxy is to be used, or (ii) with the Chairperson of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment or postponement thereof, or (c) in any other manner permitted by law.

Voting of Proxies

        The persons named in the accompanying form of proxy will vote or withhold from voting the Trust Units in respect of which they are appointed in accordance with the direction of the Voting Unitholder appointing them, and if the Voting Unitholder specifies a choice with respect to any matter to be acted upon, the Trust Units will be voted accordingly. Where no choice is specified, the proxy will confer discretionary authority and will be voted FOR the Conversion Resolution, as set out in this Information Circular. The enclosed form of proxy also confers discretionary authority upon the persons named therein to vote with respect to amendments or variations to the matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. At the time of the printing of this Information Circular, the Trustees know of no such amendments, variations or other matters to come before the Meeting. However, if any such amendment, variation or other matter properly comes before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their judgment.

Trust Units and the Retained Interest

        On August 25, 2008, the Fund had outstanding 57,568,637 Units and one Class A Unit. Each holder of Trust Units of record at the close of business on August 26, 2008, the record date established for notice of the Meeting, will be entitled to vote on all matters proposed to come before the Meeting, even though such Voting Unitholder has since that date disposed of such Voting Unitholder's Trust Units. No Voting Unitholder who acquires Trust Units after the record date shall be entitled to vote at the Meeting or any adjournment thereof.

        On November 28, 2004, the Fund, certain of its affiliates and IESI Corporation entered into an agreement (the "Transaction Agreement"), which provided for, among other things, the combination of the business carried on by BFI Canada Holdings and its direct and indirect subsidiaries with the business carried on by IESI Corporation and its direct and indirect subsidiaries (the "Transaction"). Following the completion of the Transaction on January 21, 2005, the Fund indirectly owns all of the outstanding common shares of BFI Canada Holdings and IESI Corporation, the holding companies for the combined business's Canadian and U.S. operations, respectively, and IESI Corporation acquired the Class A Unit. Also, upon the completion of the

Transaction, the former equity investors in IESI Corporation (the "Retained Interest Holders") were issued the Participating Preferred Shares. The Participating Preferred Shares are indirectly exchangeable for Units (the "IESI Exchange Rights") pursuant to the Securityholders' Agreement. As at August 25, 2008, the Participating Preferred Shares remaining outstanding were exchangeable for approximately 11,137,744 million Units, representing an approximate 16.2% interest in the Fund.

        The holders of the Participating Preferred Shares are also entitled to exercise all rights associated with the Class A Unit that was issued to IESI Corporation on the completion of the Transaction. The Class A Unit entitles the holder to exercise voting and other rights as a unitholder of the Fund as though the holder held the number of Units that would be owned by the Retained Interest Holders assuming the exercise in full of the IESI Exchange Rights. In particular, the Class A Unit enables the holder to vote on all matters at any meeting (including resolutions in writing) of Voting Unitholders on the basis of one vote for each Unit for which the Participating Preferred Shares are exchangeable, other than with respect to an election of Trustees. Accordingly, the holder of the Class A Unit will be entitled to cast 11,137,744 votes on the matters presented to the Voting Unitholders at the Meeting, based on the number of Units issuable to the Retained Interest Holders as at August 26, 2008, the record date for the Meeting.

        Voting Unitholders will be entitled to cast one vote for each Trust Unit held of record as at August 26, 2008, the record date for the Meeting, on any matters presented to the Voting Unitholders at the Meeting.

Procedure and Votes Required

        The Interim Order provides that each registered Voting Unitholder at the close of business on the Record Date will be entitled to receive notice of, to attend and to vote at the Meeting.

        Pursuant to the Interim Order:

  (a)
  the Voting Unitholders will vote together as a single class of securities at the Meeting. Each Unit will be entitled to one vote at the Meeting. The Class A Unit held by IESI Corporation for the benefit of the Retained Interest Holders will be entitled to a number of votes at the Meeting equal to the aggregate number of Units issuable upon the exchange of all Participating Preferred Shares outstanding as at the Record Date;

  (b)
  the number of votes required to pass the Conversion Resolution shall be not less than sixty-six and two-thirds per cent (66 2/3%) of the votes cast by Voting Unitholders, either in person or by proxy, voting together as a single class, at the Meeting; and

  (c)
  the quorum at the Meeting shall be two or more holders of not less than twenty-five percent (25%) of the aggregate number of Trust Units then outstanding being present in person or by proxy at the Meeting. If within 30 minutes from the time fixed for the Meeting a quorum is not present, the Meeting shall be adjourned to such day that is not less than 14 days later, and to such time and place as may be appointed by the Chairman of the Meeting. If at such adjourned meeting a quorum is not present, the Unitholders present in person or by proxy, shall be a quorum for all purposes.

ADDITIONAL INFORMATION

        Additional information relating to the Fund is available on SEDAR at www.sedar.com. Financial information in respect of the Fund and its affairs is provided in the Fund's annual audited comparative consolidated financial statements for the year ended December 31, 2007 and unaudited comparative consolidated financial statements for the six months ended June 30, 2008, respectively, and the related management's discussion and analysis. Copies of the Fund's financial statements and related management's discussion and analysis are available upon request from the Director, Investor Relations and Corporate Communications of the Fund at 135 Queens Plate Drive, Suite 300, Toronto, Ontario, M9W 6V1, telephone (416) 401-7729.

 CIBC WORLD MARKETS' CONSENT

To: The Board of Trustees of BFI Canada Income Fund:

We refer to the management information circular dated August 26, 2008 (the "Information Circular") relating to the plan of arrangement involving BFI Canada Income Fund (the "Fund") and our opinion letter dated August 18, 2008 (the "Fairness Opinion") addressed to the board of trustees of the Fund (the "Board of Trustees") concerning the fairness, from a financial point of view, of the consideration to be received by holders of the Fund's units pursuant to the Fund's proposed conversion into a corporation.

We hereby consent to the references to CIBC World Markets Inc. ("CIBC World Markets") contained in the Information Circular and to the inclusion of the full text of our Fairness Opinion in the Information Circular. In providing our consent, we do not intend or permit that any person other than the Board of Trustees shall rely upon the Fairness Opinion.

(Signed) CIBC WORLD MARKETS INC.
Toronto, Canada
August 26, 2008

 APPENDIX A

CONVERSION RESOLUTION

"BE IT RESOLVED THAT:

1.
the arrangement under Section 182 of the Business Corporations Act (Ontario) (the "Conversion") substantially as set forth in the Plan of Arrangement (the "Plan of Arrangement") attached as Exhibit A to Appendix C to the Information Circular of BFI Canada Income Fund (the "Fund") dated August 26, 2008 (the "Information Circular") and all transactions contemplated thereby, be and are hereby authorized and approved;

2.
the arrangement agreement ("Arrangement Agreement") dated August 18, 2008 among the Fund, 6814832 Canada Limited, 4264126 Canada Limited (the "Company") and 1768248 Ontario Limited ("ParentCo"), a copy of which is attached as Appendix C to the Information Circular, together with such amendments or variations thereto made in accordance with the terms of the Arrangement Agreement as may be approved by the persons referred to in paragraph 5 hereof, such approval to be evidenced conclusively by the execution and delivery of any such amendments or variations, is hereby confirmed, ratified and approved;

3.
the amendments of the Second Amended and Restated Declaration of Trust (as defined in the Plan of Arrangement) as necessary to facilitate the Conversion and also as provided in the Arrangement Agreement be and are hereby authorized and approved;

4.
notwithstanding that this resolution has been duly passed and/or has received the approval of the Ontario Superior Court of Justice, the board of trustees of the Fund or the board of directors of the Company may, without further notice to or approval of the holders of Trust Units, subject to the terms of the Conversion, amend or terminate the Arrangement Agreement or the Plan of Arrangement or revoke this resolution at any time prior to the filing of the Articles of Arrangement giving effect to the Conversion; and

5.
any trustee, director or officer of the Fund or the Company is hereby authorized, for and on behalf of the Fund and the Company, to execute and deliver Articles of Arrangement and to execute, with or without the corporate seal, and, if, appropriate, deliver all other documents and instruments and do all other things as in the opinion of such director or officer may be necessary or advisable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such document or instrument, and the taking of any such action."

A-1

 APPENDIX B

[SEAL]

Court File No. 08-7689-00CL

ONTARIO
SUPERIOR COURT OF JUSTICE - COMMERCIAL LIST

THE HONOURABLE Mr.	)	MONDAY, THE 25TH
Justice Campbell	)
	)	DAY OF AUGUST, 2008

IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT, R.S.O. 1990, c. B.16, AS AMENDED AND RULE 14.05 OF THE RULES OF CIVIL PROCEDURE

AND IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT INVOLVING BFI CANADA INCOME FUND, 1768248 ONTARIO LIMITED, 6814832 CANADA LIMITED and 4264126 CANADA LIMITED and VOTING UNITHOLDERS

1768248 ONTARIO LIMITED, BFI CANADA INCOME FUND, 6814832 CANADA
LIMITED and 4264126 CANADA LIMITED

Applicants

O R D E R

        THIS MOTION, made by 1768248 Ontario Limited ("ParentCo"), BFI Canada Income Fund (the "Fund"), 6814832 Canada Limited and 4264126 Canada Limited (collectively, the "Applicants") for an interim order pursuant to the Second Amendment and Restated Declaration of Trust of the Fund dated January 21, 2005 (as amended) (the "Declaration of Trust"), and section 182 of the Business Corporations Act (Ontario), R.S.O. 1990, c. B.16, as amended ("OBCA"), was heard this day at Toronto, Ontario.

        ON READING the Notice of Application, the Notice of Motion, the Affidavit of Keith Carrigan, sworn August 18, 2008 (the "Affidavit") and the exhibits thereto, and on hearing the submissions of counsel for the Applicants,

Definitions

1.    THIS COURT ORDERS that for the purposes of this Interim Order, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the draft Notice of Special Meeting and Management Information Circular (the "Circular") attached as Exhibit "B" to the Affidavit.

Meeting

2.    THIS COURT ORDERS that the Fund is authorized to call, hold and conduct a special meeting (the "Meeting") of the holders of the ordinary trust units and the holder of the Class A unit of the Fund (the "Voting Unitholders") at 10:00 a.m. (Toronto time) on September 25, 2008 at 1 King West, King Gallery, 3rd Floor, 1 King West, Toronto, Ontario for, among other things, the Voting Unitholders to consider, and if deemed advisable, to pass, with or without variation, the Conversion Resolution, and to authorize, approve and adopt the Arrangement in substantially the same form as described in the Plan of Arrangement attached as Appendix C to the Circular.

3.    THIS COURT ORDERS that the Meeting shall be called, held and conducted in accordance with the Notice, the Declaration of Trust, the OBCA and applicable securities laws, subject to the terms of this Interim Order or any further order of this Court.

4.    THIS COURT ORDERS that the only persons entitled to attend the Meeting shall be: (i) the Voting Unitholders or their respective proxy holders; (ii) the trustees, auditors and advisors of the Fund; (iii) the directors, officers, auditors and advisors of 4264126 Canada Limited; (iv) the directors, officers, auditors and advisors of 6814832; and (v) other persons who may receive the permission of the Chair of the Meeting.

5.    THIS COURT ORDERS that at the Meeting, the Fund may also transact such other business as is contemplated by the Circular or as otherwise may be properly brought before the Meeting.

Amendments

6.    THIS COURT ORDERS that the Fund is authorized to make such amendments, revisions and/or supplements to the Plan of Arrangement as it may determine without any additional notice to the Voting Unitholders, and the Plan or Arrangement as so amended, revised or supplemented shall be the Plan of Arrangement submitted to the Meeting and the subject of the Conversion Resolution.

Adjournments and Postponements

7.    THIS COURT ORDERS that the Fund, if it deems advisable, is authorized to adjourn or postpone the Meeting on one or more occasions, without the necessity of first convening the Meeting or first obtaining any vote of the Voting Unitholders respecting the adjournment or postponement and notice of such adjournment or postponement may be given by such method as the Fund may determine is appropriate in the circumstances.

Solicitation of Proxies

8.    THIS COURT ORDERS that the Fund is authorized to use the form of proxy, in substantially the same form attached as Exhibit "C" to the Affidavit, subject to the ability of the Fund to insert dates, the names of the Voting Unitholders, the number of Trust Units and other relevant information in the final form of proxy. The Fund is authorized to solicit proxies, directly and through its officers, trustees and employees, and through such agents or representatives as it may retain for that purpose, and by mail or such other forms of personal or electronic communication as it may determine. The Fund may waive, in its discretion, the time limits for the deposit of proxies if it deems it advisable to do so.

Record Date

9.    THIS COURT ORDERS that the record date (the "Record Date") for determining Voting Unitholders entitled to receive the Meeting Materials (as herein defined) shall be the close of business on August 26, 2008.

Notice of the Meeting, the Application and Distribution of the Circular

10.    THIS COURT ORDERS that the Information Circular (including the Notice of Application) and the form of proxy (collectively referred to as the "Meeting Materials"), in substantially the same form as the documents attached as Exhibits "B" and "C" to the Affidavit (subject to the ability of the Fund to change dates and make amendments or provide such additional communications or documents thereto as counsel for the Fund may advise are necessary or desirable, provided that such changes, amendments, communications or documents are not inconsistent with the terms of this Interim Order), shall be distributed to the Voting Unitholders and the trustees and auditors of the Fund by one or more of the following methods, not later than twenty-one (21) days prior to the Meeting:

  (a)
  in the case of the Voting Unitholders, by prepaid ordinary mail, by expedited parcel post, by courier or by delivery in person, addressed to each such holder at his, her or its address, as shown on the books and records maintained by or on behalf of the Fund as of the Record Date;

  (b)
  in the case of the Voting Unitholders, by facsimile or e-mail transmission to any Voting Unitholder who requests such facsimile or e-mail transmission;

  (c)
  in the case of Non-Registered Holders, by the Fund complying with its obligations under National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators; and

  (d)
  in the case of the trustees and auditors of the Fund, by pre-paid ordinary mail, by expedited parcel post, by courier, by delivery in person, by facsimile or by e-mail transmission, addressed to the individual trustees and the auditors.

and that such mailing, delivery and distribution shall constitute good and sufficient notice of the Application, the Meeting, and the hearing in respect of the Application upon such persons.

11.    THIS COURT ORDERS that the Meeting Materials, including the Notice of Application, shall be deemed to have been received, in the case of mailing, three (3) days after delivery to the post office, and in the case of delivery in person, by courier or by expedited parcel post, upon receipt at the intended recipient's address.

12.    THIS COURT ORDERS that the accidental failure or omission to give notice of the Meeting, or distribute the Meeting Materials in accordance with paragraphs 10 and 11 above, or the non-receipt of such notice or the Meeting Materials, shall not constitute a breach of this Interim Order or a defect in the calling of the Meeting, or invalidate any resolution passed or proceedings taken at the Meeting. If any such failure or omission of brought to the attention of the Fund, then it shall use its best efforts to rectify it by the method and in the time most practicable in the circumstances.

13.    THIS COURT ORDERS that no other form of service of the Meeting Materials or any portion thereof need be made or notice given or other material served in respect of these proceedings or the Meeting, except as may be directed by a further order of this Court.

14.    THIS COURT ORDERS that the Fund is hereby authorized to make such amendments, revisions or supplements ("Additional Information") to the Meeting Materials as the Fund may determine, and the Fund shall distribute such Additional Information by the method and in the time most reasonably practicable in the circumstances.

Quorum

15.    THIS COURT ORDERS that the quorum required at the Meeting shall be at least two Voting Unitholders present in person or represented by proxy, holding Trust Units representing not less than 25% of the votes attached to such outstanding Trust Units.

Voting

16.    THIS COURT ORDERS that, subject to further order of this Court, the vote required to pass and approve the Conversion Resolution shall be the affirmative vote of not less than two thirds (66 2/3%) of the votes cast by Voting Unitholders, voting together as a single class at the Meeting in person or by proxy. Such votes shall be sufficient to authorize and direct the Fund to do all such acts and things as may be necessary or desirable to give effect to the Arrangement on a basis consistent with what is provided for in the Circular without the necessity of any further approval by the Voting Unitholders, subject only to final approval of the Arrangement by this Honourable Court.

17.    THIS COURT ORDERS that the only Voting Unitholders that will be entitled to vote, in person or by proxy, at the Meeting, will be Voting Unitholders of record at the close of business on the Record Date.

18.    THIS COURT ORDERS that, subject to paragraph 16 above, the votes shall be taken at the Meeting on the basis that Unitholders are entitled to cast one vote per Unit held, and the holder of the Class A Unit is entitled to cast the number of votes provided for in the Declaration of Trust. For this purpose, any spoiled votes, illegible votes, defective votes and abstentions shall be deemed to be votes not cast. Proxies that are properly signed and dated but which do not contain voting instructions shall be voted in favour of the Conversion Resolution.

Hearing of Application for Approval of Arrangement

19.    THIS COURT ORDERS that following the vote by Voting Unitholders on the Conversion Resolution in the manner set forth in this Interim Order, the Fund, ParentCo, 6814832 Canada Limited and 4264126 Canada Limited may apply to this Court for final approval of the Arrangement and the Plan of Arrangement.

20.    THIS COURT ORDERS that the only persons entitled to notice of any further proceedings herein, including the hearing of the within Application, and to appear and to be heard thereon, shall be:

  (a)
  ParentCo and its solicitors;

  (b)
  the Fund and its solicitors;

  (c)
  4264126 Canada Limited and its solicitors;

  (d)
  6814832 Canada Limited and its solicitors;

  (e)
  any person who had delivered a Notice of Appearance in accordance with the Notice of Application, the Rules of Civil Procedure and this Interim Order.

21.    THIS COURT ORDERS that any Notice of Appearance served in response to the Notice of Application shall be served on counsel at the following address:

    Torys LLP
    Suite 3000
    Box 270, TD Centre
    79 Wellington Street W.
    Toronto, ON M5K 1N2

    Attention: Linda M. Plumpton

22.    THIS COURT ORDERS that any party who wished to oppose the within Application for approval of the Arrangement shall serve upon the Fund's solicitors a notice setting out the basis for such opposition and a copy of the materials to be used to oppose the Application at least five (5) days before the date set for the hearing of the Application for approval of the Arrangement or such shorter time as the Court, by order, may allow.

23.    THIS COURT ORDERS that in the event the within Application for final approval does not proceed on the date set forth in the Notice of Application (September 30, 2008), and is adjourned or postponed, that only those parties having previously filed a Notice of Appearance shall be entitled to be given notice of the adjourned or postponed date.

24.    THIS COURT ORDERS that any materials to be filed by the Applicants in support of the within Application for final approval of the Arrangement may be filed up to one day prior to the hearing of the Application without further order of this Honourable Court.

Chair of the Meeting

25.    THIS COURT ORDERS that the Chair of the Meeting shall be any member of the Board of Trustees of the Fund.

Precedence; Variation of this Order

26.    THIS COURT ORDERS that, to the extent of any inconsistency or discrepancy with respect to the matters provided for in this Interim Order between this Interim Order and the terms of any instrument creating, governing or collateral to the Trust Units, or the Declaration of Trust of the Fund, this Interim Order shall govern.

        THIS COURT ORDERS that the Fund shall be entitled to seek leave to vary this Interim Order.

/s/ JUSTICE CAMPBELL ENTERED AT / INSCRIT À TORONTO ON / BOOK NO: LE / DANS LE REGISTRE NO.: AUG 25 2008 PER/PAR: Joanne Nicoara Registrar, Superior Court of Justice

IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT, R.S.O. 1990, c. B.16, AS AMENDED AND RULE 14.05 OF THE RULES OF CIVIL PROCEDURE	Court File No. 08-7689-00CL
AND IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT INVOLVING BFI CANADA INCOME FUND, 1768248 ONTARIO LIMITED, 6814832 CANADA LIMITED and 4264126 CANADA LIMITED and VOTING UNITHOLDERS

ONTARIO SUPERIOR COURT OF JUSTICE - COMMERCIAL LIST Proceeding commenced at Toronto

O R D E R

Torys LLP
    Suite 3000
    79 Wellington St. W.
    Box 270, TD Centre
    Toronto, Ontario
    M5K 1N2 Canada

    Linda M. Plumpton LSUC#: 34800A
    Tel: 416.865.8193

    Gillian B. Dingle LSUC#: 50727R
    Tel: 416.865.7539

    Fax: 416.865.7380

Lawyers for the Applicants

 APPENDIX C

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT is made as of the 18th day of August, 2008

AMONG:

    BFI CANADA INCOME FUND, a limited purpose trust established under the laws of the Province of Ontario (the "Fund")

-and-

    6814832 CANADA LIMITED, a body corporate incorporated under the laws of Canada ("6814832")

-and-

    4264126 CANADA LIMITED, a body corporate incorporated under the laws of Canada (the "Company")

-and-

    1768248 ONTARIO LIMITED, a corporation incorporated under the laws of the Province of Ontario ("ParentCo")

WHEREAS:

The Fund, 6814832, the Company and ParentCo wish to propose an arrangement with the registered holders of ordinary trust units (the "Units") and the Class A unit (the "Class A Unit" and, together with the Units, the "Trust Units") of the Fund (collectively, the "Voting Unitholders");

(a)
the parties hereto intend to carry out the transactions contemplated herein by way of an arrangement under the Business Corporations Act (Ontario); and

(b)
the parties hereto have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for the other matters relating to such arrangement.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby covenant and agree as follows:

ARTICLE 1

INTERPRETATION

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby covenant and agree as follows:

1.1   Definitions

In this Agreement, the following terms have the following meanings:

"Agreement", "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this arrangement agreement (including the schedules hereto) as supplemented, modified or amended, and not to any particular article, section, schedule or other portion hereof;

"Arrangement" means the proposed arrangement under the provisions of section 182 of the OBCA, on the terms and conditions set forth in the Plan of Arrangement as supplemented, modified or amended;

"Articles of Arrangement" means the articles of arrangement in respect of the Arrangement required under subsection 183(1) of the OBCA to be filed with the Director after the Final Order has been granted giving effect to the Arrangement;

"Attorney" means the attorney of the Fund, currently 4264126 Canada Limited;

"Business Day" means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in the City of Toronto, in the Province of Ontario, for the transaction of banking business;

"BFI Canada Holdings Indenture" means the indenture between BFI Canada Holdings Inc. and Computershare Trust Company of Canada, as trustee, dated April 25, 2002;

"Certificate" means the certificate which may be issued by the Director pursuant to subsection 183(2) of the OBCA or, if no certificate is to be issued, the proof of filing in respect of the Arrangement;

"Class A Unit" means the Class A Unit of the Fund;

"Conversion Resolution" means the special resolution of the Voting Unitholders approving the Arrangement;

"Court" means the Ontario Superior Court of Justice;

"Depositary" means Computershare Investor Services Inc., or such other Person as may be designated by the Fund;

"Director" means the director of corporations appointed under section 278 of the OBCA;

"Effective Date" means the date the Arrangement is effective under the OBCA;

"Effective Time" means the time at which the Articles of Arrangement are filed with the Director on the Effective Date;

"Final Order" means the final order of the Court approving the Arrangement pursuant to subsection 182(5) of the OBCA, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

"IESI Corporation" means IESI Corporation and its direct and indirect subsidiaries;

"Information Circular" means the management information circular of the Fund dated on or about August 26, 2008, together with all appendices thereto, and forwarded as part of the proxy solicitation materials to Voting Unitholders in respect of the Meeting;

"Interim Order" means an interim order of the Court under subsection 182(5) of the OBCA containing declarations and directions with respect to the Arrangement and the holding of the Meeting, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

"Meeting" means the special meeting of Voting Unitholders to be held on September 25, 2008 to consider, among other things, the Arrangement and related matters, and any adjournment thereof;

"OBCA" means the Business Corporations Act, R.S.O. 1990, c. B-16, as amended, including the regulations promulgated thereunder;

"ParentCo" means 1768248 Ontario Limited, a corporation incorporated under the OBCA and, prior to the completion of the Arrangement, a wholly-owned subsidiary of the Fund;

"ParentCo Shares" means the common shares in the capital of ParentCo;

"Participating Preferred Shares" means the participating preferred shares of IESI Corporation;

"Person" means an individual, partnership, association, body corporate, trust, unincorporated organization, government, regulatory authority, or other entity;

"Plan of Arrangement" means the plan of arrangement attached hereto as Exhibit A, as amended or supplemented from time to time in accordance with the terms thereof;

"Ridge Landfill Declaration of Trust" means the declaration of trust for the Ridge Landfill Trust dated September 17, 2005;

"Ridge Landfill Trust Note Indenture" means the note indenture between the Ridge Landfill Trust and Computershare Trust Company dated October 14, 2005;

"Second Amended and Restated Declaration of Trust" means the declaration of trust dated February 28, 2002, as amended and restated on April 15, 2002 and January 21, 2005, and further amended by a first supplemental indenture dated October 6, 2005 and a second supplemental indenture dated January 1, 2006;

"Special Shares" means the special voting shares in the capital of ParentCo;

"Subsidiary" means, with respect to any Person, a subsidiary (as that term is defined in the OBCA (for such purposes, if such person is not a corporation, as if such person were a corporation)) of such Person and includes any limited partnership, joint venture, trust, limited liability company, unlimited liability company or other entity, whether or not having legal status, that would constitute a subsidiary (as described above) if such entity were a corporation;

"Trust Units" means, collectively, the Units and the Class A Unit;

"TSX" means the Toronto Stock Exchange;

"Units" means ordinary trust units of the Fund; and

"Voting Unitholders" means holders of Trust Units.

1.2   Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.3   Interpretation Not Affected by Headings

The division of this Agreement into articles, sections and schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4   Article References

Unless reference is specifically made to some other document or instrument, all references herein to articles, sections and schedules are to articles, sections and schedules of this Agreement.

1.5   Extended Meanings

Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; words importing any gender shall include all genders; and words importing persons shall include individuals, partnerships, associations, bodies corporate, trusts, unincorporated organizations, governments, regulatory authorities, and other entities.

1.6   Date for any Action

In the event that any date on which any action required to be taken hereunder by any of the parties hereto is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.7   Entire Agreement

This Agreement, together with the exhibit attached hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof.

1.8   Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable in Ontario and shall be treated in all respects as an Ontario contract.

1.9   Exhibit

Exhibit A annexed to this Agreement, being the Plan of Arrangement, is incorporated by reference into this Agreement and forms a part hereof.

ARTICLE 2

THE ARRANGEMENT

2.1   Arrangement

As soon as reasonably practicable, the Fund, 6814832, the Company and ParentCo shall apply to the Court pursuant to Section 182 of the OBCA for an order approving the Arrangement and in connection with such application shall:

  (a)
  forthwith file, proceed with and diligently prosecute an application for an Interim Order under Section 182 of the OBCA, providing for, among other things, the calling and holding of the Meeting for the purpose of considering and, if deemed advisable, approving the Conversion Resolution;

  (b)
  subject to obtaining all necessary approvals of the Voting Unitholders as contemplated in the Interim Order and as may be directed by the Court in the Interim Order, take steps necessary to submit the Arrangement to the Court and apply for the Final Order; and

  (c)
  subject to fulfillment of the conditions set forth herein, shall deliver to the Director Articles of Arrangement and such other documents as may be required to give effect to the Arrangement, whereupon the transactions comprising the Arrangement shall occur and shall be deemed to have occurred in the order set out therein without any act or formality.

2.2   Effective Date

The Arrangement shall become effective at the Effective Time on the Effective Date.

ARTICLE 3

COVENANTS

3.1   Covenants of the Fund, 6814832 and the Company

Each of the Fund, 6814832 and the Company covenants and agrees that it will:

  (a)
  take, and cause its Subsidiaries to take, all reasonable actions necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

  (b)
  use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

  (c)
  in the case of the Fund, solicit proxies to be voted at the Meeting in favour of the Conversion Resolution and prepare the Information Circular and proxy solicitation materials and any amendments or supplements thereto as required by, and in compliance with, the Interim Order, and applicable corporate and securities laws, and file and distribute the same to the Unitholders in a timely and expeditious manner in all jurisdictions where the same are required to be filed and distributed;

  (d)
  convene the Meeting as ordered by the Interim Order and conduct such Meeting in accordance with the Interim Order and as otherwise required by law;

  (e)
  until the Effective Date, conduct its operations and those of its Subsidiaries in the ordinary and normal course of business and in accordance with applicable laws, generally accepted industry practice and any operating and other agreements applicable to its properties and assets and those of its Subsidiaries;

  (f)
  use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

  (g)
  subject to the approval of the Conversion Resolution by the Voting Unitholders, as required by the Interim Order, submit the Arrangement to the Court and apply, in conjunction with ParentCo, for the Final Order;

  (h)
  forthwith carry out the terms of the Final Order to the extent applicable to it;

  (i)
  upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Director pursuant to subsection 183 of the OBCA;

  (j)
  not, except in the ordinary course of business or as contemplated in connection with the Plan of Arrangement, merge into or with, or consolidate with, any other Person or, perform any act or enter into any transaction or negotiation which might interfere or be inconsistent with the consummation of the transactions contemplated by this Agreement;

  (k)
  until the Effective Date, except as specifically provided for hereunder and in the Arrangement, not alter or amend its constating or governing documents, articles or by-laws or those of its Subsidiaries as the same exist at the date of this Agreement; and

  (l)
  in the case of the Fund, prior to the Effective Date, make application to list the ParentCo Shares issuable pursuant to the Arrangement on the TSX.

3.2   Covenants of ParentCo

ParentCo covenants and agrees that it will:

  (a)
  take all reasonable action necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

  (b)
  use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

  (c)
  until the Effective Date, other than as contemplated herein, in the Plan of Arrangement or in the Information Circular, not carry on any business, enter into any transaction or effect any corporate act whatsoever other than as contemplated herein or in the Information Circular without the prior written consent of the Fund;

  (d)
  until the Effective Date, not issue any securities or enter into any agreements to issue or grant options, warrants or rights to purchase any of its securities, other than the Special Shares to IESI Corporation;

  (e)
  use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

  (f)
  subject to approval of the Conversion Resolution by Voting Unitholders, as required by the Interim Order, submit the Arrangement to the Court and apply, in conjunction with the Fund and the Company, for the Final Order;

  (g)
  forthwith carry out the terms of the Final Order to the extent applicable to it;

  (h)
  upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Director pursuant to section 183 of the OBCA;

  (i)
  reserve and authorize for issuance the ParentCo Shares issuable pursuant to the Arrangement; and

  (j)
  prior to the Effective Date, cooperate with the Fund, 6814832 and the Company in making the application to list the ParentCo Shares on the TSX.

 ARTICLE 4

CONDITIONS PRECEDENT

4.1   Mutual Conditions Precedent

The respective obligations of the Fund, the Company, 6814832 and ParentCo to complete the transactions contemplated by this Agreement shall be subject to the fulfillment or satisfaction, on or before the Effective Date, of each of the following conditions, any of which may be waived collectively by them without prejudice to their right to rely on any other condition:

  (a)
  the Interim Order shall have been granted in form and substance satisfactory to the Fund, the Company, 6814832 and ParentCo, acting reasonably, not later than August 28, 2008 or such later date as the parties hereto may agree and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise;

  (b)
  the Conversion Resolution shall have been approved by the requisite number of votes cast by the Voting Unitholders at the Meeting in accordance with the provisions of the Interim Order and any applicable regulatory requirements;

  (c)
  the Final Order shall have been granted in form and substance satisfactory to the Fund, the Company, 6814832 and ParentCo acting reasonably, not later than October 1, 2008 or such later date as the parties hereto may agree;

  (d)
  the Articles of Arrangement and all necessary related documents, in form and substance satisfactory to the Fund, the Company, 6814832 and ParentCo acting reasonably, shall have been accepted for filing by the Director together with the Final Order in accordance with subsection 183 of the OBCA;

  (e)
  no material action or proceeding shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency and there shall be no action taken under any existing applicable law or regulation, nor any statute, rule, regulation or order which is enacted, enforced, promulgated or issued by any court, department, commission, board, regulatory body, government or governmental authority or similar agency, domestic or foreign, that:

  (i)
  makes illegal or otherwise directly or indirectly restrains, enjoins or prohibits the Arrangement or any other transactions contemplated herein; or

  (ii)
  results in a judgment or assessment of material damages directly or indirectly relating to the transactions contemplated herein;

  (f)
  all necessary material third party and regulatory consent and approvals with respect to the transactions contemplated under the Arrangement shall have been completed or obtained including, without limitation, the necessary consents and approvals from the Fund's principal lenders;

  (g)
  the TSX shall have conditionally approved the listing or the substitutional listing of the ParentCo Shares to be issued pursuant to the Arrangement, subject only to the filing of required documents which cannot be filed prior to the Effective Date; and

  (h)
  the Second Amended and Restated Declaration of Trust shall be amended to facilitate the Arrangement.

4.2   Additional Conditions to Obligations of the Fund and the Company

In addition to the conditions contained in Section 4.1, the obligation of the Fund, 6814832 and the Company to complete the transactions contemplated by this Agreement is subject to the fulfillment or satisfaction, on or before the Effective Date, of each of the following conditions, any of which may be waived by them without prejudice to their right to rely on any other condition:

  (a)
  each of the covenants, acts and undertakings of ParentCo to be performed or complied with on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed or complied with; and

  (b)
  the board of trustees of the Fund and the board of directors of the Company shall not have determined in its sole and absolute discretion that to proceed with the Arrangement would not be in the best interests of the Voting Unitholders.

4.3   Additional Conditions to Obligations of ParentCo

In addition to the conditions contained in Section 4.1, the obligation of ParentCo to complete the transactions contemplated by this Agreement is subject to the fulfillment or satisfaction, on or before the Effective Date, of the following conditions, any of which may be waived by ParentCo without prejudice to its right to rely on any other condition:

  (a)
  each of the covenants, acts and undertakings of the Fund and the Company to be performed or complied with on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed or complied with; and

  (b)
  prior to the Effective Date, there shall have been no material adverse change in the affairs, operations, financial condition or business of the Fund or the Company and their respective Subsidiaries (taken as a whole) from that reflected in the Information Circular.

4.4   Notice and Effect of Failure to Comply with Conditions

If any of the conditions precedents set forth in sections 4.1, 4.2 or 4.3 hereof shall not be complied with or waived by the party or parties for whose benefit such conditions are provided on or before the date required for the performance thereof, then a party for whose benefit the condition precedent is provided may, in addition to any other remedies they may have at law or equity, rescind and terminate this Agreement provided that prior to the filing of the Articles of Arrangement for the purpose of giving effect to the Arrangement, the party intending to rely thereon has delivered a written notice to the other party, specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the party delivering such notice is asserting as the basis for the non fulfillment of the applicable conditions precedent and the party in breach shall have failed to cure such breach within three Business Days of receipt of such written notice thereof (except that no cure period shall be provided for a breach which by its nature cannot be cured). More than one such notice may be delivered by a party.

4.5   Satisfaction of Conditions

The conditions set out in this Article 4 are conclusively deemed to have been satisfied, waived or released when, with the agreement of the parties, Articles of Arrangement are filed under the OBCA to give effect to the Arrangement.

ARTICLE 5

AMENDMENT AND TERMINATION

5.1   Amendments

This Agreement may, at any time and from time to time before or after the Meeting, be amended in any respect whatsoever by written agreement of the parties hereto without further notice to or authorization on the part of their respective securityholders; provided that any such amendment that changes the consideration to be received by the Voting Unitholders pursuant to the Arrangement is brought to the attention of the Court before approval of the Final Order and is subject to such requirements as may be ordered by the Court.

5.2   Termination

This Agreement shall be terminated in each of the following circumstances:

  (a)
  the mutual agreement of the parties;

  (b)
  the Arrangement shall not have become effective on or before October 15, 2008 or such later date as may be agreed to by the parties hereto; and

  (c)
  termination of this Agreement under Article 4 hereof.

ARTICLE 6

GENERAL

6.1   Binding Effect

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.2   No Assignment

No party may assign its rights or obligations under this Agreement.

6.3   Exclusivity

None of the covenants of the Fund or the Company contained herein shall prevent the board of trustees of the Fund or the board of directors of the Company from responding as required by law to any unsolicited submission or proposal regarding any acquisition or disposition of assets or any unsolicited proposal to amalgamate, merge or effect an arrangement or any unsolicited acquisition proposal generally or make any disclosure to its securityholders with respect thereto which in the judgment of the board of trustees of the Fund, the board of directors of the Company, acting upon the advice of outside counsel, is required under applicable law.

6.4   Equitable Remedies

All representations, warranties and covenants herein or to be given hereunder as to enforceability in accordance with the terms of any covenant, agreement or document shall be qualified as to applicable bankruptcy and other laws affecting the enforcement of creditors' rights generally and to the effect that specific performance, being an equitable remedy, may only be ordered at the discretion of the court.

6.5   Survival of Representations and Warranties

The representations and warranties contained herein shall survive the performance by the parties of their respective obligations hereunder for a period of one year.

6.6   Severability

If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

  (a)
  the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

  (b)
  the invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

6.7   Further Assurances

Each party hereto shall, from time to time and at all times hereafter, at the request of another party hereto, but without further consideration, do all such further acts, and execute and deliver all such further documents and instruments as may be reasonably required in order to fully perform and carry out the terms and intent hereof.

6.8   Time of Essence

Time shall be of the essence.

6.9   Liability of the Fund

The parties hereto acknowledge that, except to the extent that the Company is entering into this Agreement in its own right, the Attorney is entering into this Agreement on behalf of the Fund and the obligations of the Fund hereunder shall not be personally binding upon the Trustee or any holder of Trust Units and that any recourse against the Fund, the Trustee, or any holder of Trust Units in any manner in respect of any indebtedness, obligation or liability of the Fund arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, if any, including without limitation claims based on contract, on negligence, tortious behaviour or otherwise, shall be limited to, and satisfied only out by, the Fund.

6.10 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF this Agreement has been executed and delivered by the parties hereto effective as of the date first above written.

BFI CANADA INCOME FUND, by its attorney, 4264126 Canada Limited
Per:	(Signed) BILL CHYFETZ
6814832 CANADA LIMITED
Per:	(Signed) BILL CHYFETZ
4264126 CANADA LIMITED
Per:	(Signed) BILL CHYFETZ
1768248 ONTARIO LIMITED
Per:	(Signed) BILL CHYFETZ

 EXHIBIT A

PLAN OF ARRANGEMENT

UNDER SECTION 182 OF THE

BUSINESS CORPORATIONS ACT (ONTARIO)

ARTICLE 1

INTERPRETATION

1.1    In this Plan of Arrangement, the following terms have the following meanings:

(a)
"Arrangement", "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to the arrangement pursuant to Section 182 of the OBCA set forth in this Plan of Arrangement as supplemented, modified or amended, and not to any particular article, section or other portion hereof;

(b)
"Arrangement Agreement" means the agreement dated as of August 18, 2008, among the Fund, 6814832, the Company and ParentCo with respect to the Arrangement and all amendments thereto;

(c)
"Articles of Arrangement" means the articles in respect of the Arrangement required under subsection 183 of the OBCA to be filed with the Director after the Final Order has been granted;

(d)
"BFI Canada Holdings Indenture" means the indenture between BFI Canada Holdings Inc. and Computershare Trust Company of Canada, as trustee, dated April 25, 2002;

(e)
"Business Day" means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in the City of Toronto, in the Province of Ontario, for the transaction of banking business;

(f)
"Certificate" means the certificate which may be issued by the Director pursuant to subsection 183(2) of the OBCA or, if no certificate is to be issued, the proof of filing in respect of the Arrangement;

(g)
"Class A Unit" means the Class A Unit of the Fund;

(h)
"Company" means 4264126 Canada Limited, a corporation incorporated under the federal laws of Canada;

(i)
"Court" means the Ontario Superior Court of Justice;

(j)
"Director" means the director of corporations appointed under Section 278 of the OBCA;

(k)
"Depositary" means Computershare Investor Services Inc., or such other person as may be designated by the Company and set out in the Letter of Transmittal;

(l)
"Effective Date" means the date the Arrangement is effective under the OBCA;

(m)
"Effective Time" means the time at which the Articles of Arrangement and Plan of Arrangement are filed with the Director on the Effective Date;

(n)
"Final Order" means the final order of the Court approving this Arrangement pursuant to subsection 182 of the OBCA, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(o)
"Fund" means BFI Canada Income Fund, a limited purpose trust established under the laws of the Province of Ontario;

(p)
"IESI Corporation" means IESI Corporation and its direct and indirect subsidiaries;

(q)
"Information Circular" means the management information circular of the Fund dated on or about August 26, 2008, together with all appendices thereto, and forwarded as part of the proxy solicitation materials to Voting Unitholders in respect of the Meeting;

(r)
"Interim Order" means the interim order of the Court under subsection 182 of the OBCA containing declarations and directions with respect to this Arrangement, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(s)
"Letter of Transmittal" means the letter of transmittal sent by the Fund to CDS & Co., as the sole registered holder of Units;

(t)
"Meeting" means the special meeting of Voting Unitholders to be held on September 25, 2008 to consider the Arrangement and related matters, and any adjournment thereof;

(u)
"Non-Resident" means: (i) a Person who for the purposes of the Tax Act is neither a resident nor deemed to be resident in Canada (including as a consequence of an applicable income tax treaty or convention); or (ii) a partnership that is not a Canadian partnership for the purposes of the Tax Act;

(v)
"OBCA" means the Business Corporations Act, R.S.O. 1990, c. B-16, as amended, including the regulations promulgated thereunder;

(w)
"ParentCo" means 1768248 Ontario Limited, a corporation incorporated under the OBCA and, prior to the completion of the Arrangement, a wholly-owned subsidiary of the Fund;

(x)
"ParentCo Shares" means the common shares in the capital of ParentCo;

(y)
"Participating Preferred Shares" means the participating preferred shares of IESI Corporation;

(z)
"Ridge Landfill Declaration of Trust" means the declaration of trust for the Ridge Landfill Trust dated September 17, 2005;

(aa)
"Ridge Landfill Trust Note Indenture" means the note indenture between the Ridge Landfill Trust and Computershare Trust Company dated October 14, 2005;

(bb)
"Second Amended and Restated Declaration of Trust" means the declaration of trust dated February 28, 2002, as amended and restated on April 15, 2002 and January 21, 2005, and further amended by a first supplemental indenture dated October 6, 2005 and a second supplemental indenture dated January 1, 2006;

(cc)
"Special Shares" means the special voting shares in the capital of ParentCo;

(dd)
"Subsidiary" means, with respect to any Person, a subsidiary (as that term is defined in the OBCA (for such purposes, if such person is not a corporation, as if such person were a corporation)) of such Person and includes any limited partnership, joint venture, trust, limited liability company, unlimited liability company or other entity, whether or not having legal status, that would constitute a subsidiary (as described above) if such entity were a corporation;

(ee)
"Tax Act" means the Income Tax Act, R.S.C. 1985, c. 1. (5th Supp), as amended, including the regulations promulgated thereunder;

(ff)
"Trust Unit" means, collectively, the Units and the Class A Units;

(gg)
"Units" means the ordinary trust units of the Fund; and

(hh)
"Voting Unitholders" means the holders of the Trust Units.

1.2    The division of this Plan of Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

1.3    Unless reference is specifically made to some other document or instrument, all references herein to articles and sections are to articles and sections of this Plan of Arrangement.

1.4    Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; words importing any gender shall include all genders; and words importing persons shall include individuals, partnerships, associations, corporations, funds, unincorporated organizations, governments, regulatory authorities, and other entities.

1.5    In the event that the date on which any action is required to be taken hereunder by any of the parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.6    References in this Plan of Arrangement to any statute or sections thereof shall include such statute as amended or substituted and any regulations promulgated thereunder from time to time in effect.

ARTICLE 2

ARRANGEMENT AGREEMENT

2.1    This Plan of Arrangement is made pursuant to, and is subject to the provisions of, and forms part of, the Arrangement Agreement.

2.2    This Plan of Arrangement, upon the filing of the Articles of Arrangement and the issue of the Certificate, if any, shall become effective on, and be binding on and after, the Effective Time on: (i) Unitholders; (ii) the Fund; (iii) 6814832; (iv) the Company; and (v) ParentCo.

2.3    The Articles of Arrangement and Certificate shall be filed and issued, respectively, with respect to this Arrangement in its entirety. The Certificate shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 3 has become effective in the sequence and at the times set out therein. If no Certificate is required to be issued by the Director pursuant to subsection 183 of the OBCA, the Arrangement shall become effective on the date the Articles of Arrangement are filed with the Director pursuant to subsection 183 of the OBCA.

2.4    Other than as expressly provided for herein, no portion of this Plan of Arrangement shall take effect with respect to any party or Person until the Effective Time. Furthermore, each of the events listed in Article 3 shall be, without affecting the timing set out in Article 3, mutually conditional, such that no event described in said Article 3 may occur without all steps occurring, and those events shall effect the integrated transaction which constitutes the Arrangement.

ARTICLE 3

ARRANGEMENT

3.1    Commencing at the Effective Time, each of the events set out below shall occur and shall be deemed to occur in the following order without any further act or formality except as otherwise provided herein:

Redemption of the Class A Unit

(a)
the Class A Unit held by IESI Corporation shall be redeemed by the Fund for $10.00 in cash;

Amendment to the Second Amended and Restated Declaration of Trust

(b)
the Second Amended and Restated Declaration of Trust shall be amended to the extent necessary to facilitate the Arrangement as provided herein;

Capitalization of Notes of the Ridge Landfill Trust

(c)
the $77 million principal amount of notes issued by the Ridge Landfill Trust and held by the Fund shall be settled in consideration for the issuance of additional trust units of the Ridge Landfill Trust to the Fund;

Capitalization of Notes of 6814832

(d)
the $169 million principal amount of notes issued by 6814832 and held by the Fund shall be settled in consideration for the issuance of additional common shares of 6814832 to the Fund;

Capitalization of BFI Canada Holdings Notes

(e)
the $215.6 million principal amount of notes issued by BFI Canada Holdings (the "BFI Canada Holdings Notes") and held by the Fund shall be transferred to 6814832 in consideration for the issuance of additional common shares of 6814832 to the Fund;

(f)
6814832 will transfer the BFI Canada Holdings Notes to the Company in consideration for the issuance of additional common shares of the Company to 6814832;

(g)
the Company shall settle the BFI Canada Holdings Notes in consideration for the issuance of additional common shares of BFI Canada Holdings to the Company;

Amalgamation of 6814832 and the Company

(h)
6814832 and the Company shall be amalgamated and continue as one corporation such that:

(i)
the articles of the amalgamated corporation shall be the same as the articles of the Company and the name of the amalgamated corporation shall be determined by the directors of the amalgamated corporation at the time such articles are filed;

(ii)
no securities shall be issued by the amalgamated corporation in connection with the amalgamation, and for greater certainty, the Company's shares shall survive and continue to be shares of the amalgamated corporation without amendment;

(iii)
the property of each of the amalgamating corporations shall continue to be the property of the amalgamated corporation;

(iv)
the amalgamated corporation shall continue to be liable for the obligations of each of the amalgamating corporations;

(v)
any existing cause of action, claim or liability to prosecution of any of the amalgamating corporations shall be unaffected;

(vi)
any civil, criminal or administrative action or proceeding pending by or against any of the amalgamating corporations may be continued to be prosecuted by or against the amalgamated corporation;

(vii)
a conviction against, or ruling, order or judgment in favour of or against any of the amalgamating corporations may be enforced by or against the amalgamated corporation;

(viii)
the articles of amalgamation of the amalgamated corporation shall be deemed to be the articles of incorporation of the amalgamated corporation and the certificate of amalgamation of the amalgamated corporation shall be deemed to be the certificate of incorporation of the amalgamated corporation;

(ix)
the by-laws of the Company shall be the by-laws of the amalgamated corporation;

(x)
the first director of the amalgamated corporation shall be the CEO of the Company;

(xi)
the first officers of the amalgamated corporation shall be the officers of the Company; and

(xii)
the registered office of the amalgamated corporation shall be the registered office of the Fund;

Amalgamation of BFI Canada Holdings, BFI Canada Inc. and 2114243 Ontario Inc.

(i)
BFI Canada Holdings, BFI Canada Inc. and 2114143 Ontario Inc. (following the continuation of BFI Canada Inc. and 2114143 Ontario Inc. under the CBCA) shall be amalgamated and continue as one corporation such that:

(i)
the articles of the amalgamated corporation shall be the same as the articles of BFI Canada Inc. and the name of the amalgamated corporation shall be "BFI Canada Inc.";

  (ii)
  no securities shall be issued by the amalgamated corporation in connection with the amalgamation, and for greater certainty, the shares of BFI Canada Holdings shall survive and continue to be shares of the amalgamated corporation without amendment;

  (iii)
  the property of each of the amalgamating corporations shall continue to be the property of the amalgamated corporation;

  (iv)
  the amalgamated corporation shall continue to be liable for the obligations of each of the amalgamating corporations;

  (v)
  any existing cause of action, claim or liability to prosecution of any of the amalgamating corporations shall be unaffected;

  (vi)
  any civil, criminal or administrative action or proceeding pending by or against any of the amalgamating corporations may be continued to be prosecuted by or against the amalgamated corporation;

  (vii)
  a conviction against, or ruling, order or judgment in favour of or against any of the amalgamating corporations may be enforced by or against the amalgamated corporation;

  (viii)
  the articles of amalgamation of the amalgamated corporation shall be deemed to be the articles of incorporation of the amalgamated corporation and the certificate of amalgamation of the amalgamated corporation shall be deemed to be the certificate of incorporation of the amalgamated corporation;

  (ix)
  the by-laws of BFI Canada Inc. shall be the by-laws of the amalgamated corporation;

  (x)
  the first directors of the amalgamated corporation shall be the directors of BFI Canada Inc.;

  (xi)
  the first officers of the amalgamated corporation shall be the officers of BFI Canada Inc.; and

  (xii)
  the registered office of the amalgamated corporation shall be the registered office of the Fund.

Exchange of Options

(j)
the options to acquire Units outstanding at the Effective Date shall be converted into options to acquire an equivalent number of ParentCo Shares;

Subscription for Special Shares

(k)
IESI Corporation shall subscribe for 11,137,744 Special Shares (representing the number of Units for which the issued and outstanding Participating Preferred Shares are exchangeable at the date of this Agreement, subject to any changes as a result of exchanges prior to the Effective Date) for $10.00 in cash;

Exchange of Units for ParentCo Shares

(l)
the Units held by the Unitholders shall be transferred to ParentCo in consideration for ParentCo Shares on the basis of one ParentCo Share for each Unit so transferred;

Cancellation of the Common Shares of ParentCo

(m)
the 100 common shares of ParentCo issued to the Fund in connection with the organization of ParentCo shall be purchased for cancellation by ParentCo for a consideration of one dollar ($1.00) per common share, and shall be cancelled; and

Reduction of Stated Capital of ParentCo

(n)
there shall have been added to the stated capital account maintained for the ParentCo Shares an amount determined by the directors in accordance with Section 23 of the OBCA in respect of the ParentCo Shares issued in consideration for Units, and ParentCo shall be authorized to reduce its stated capital in an amount determined by the directors, in respect of which no amount is to be distributed to the shareholders of ParentCo, as contemplated by Section 34(1)(b)(ii)(B) of the OBCA.

3.2
Upon the exchange at the Effective Time of Units for ParentCo Shares pursuant to section 3.1:

(i)
each former holder of Units shall cease to be the holder of the Units so exchanged and the name of each such holder shall be removed from the register of holders of Units;

(ii)
each such holder of Units shall become the holder of the ParentCo Shares exchanged for the Units by such holder and shall be added to the register of holders of ParentCo Shares in respect thereof;

(iii)
ParentCo shall become the holder of the Units so exchanged and shall be added to the register of holders of Units in respect thereof; and

(iv)
ParentCo shall issue 11,137,744 Special Shares in connection with the subscription by IESI Corporation, and such shares shall be added to the register of holders.

ARTICLE 4

OUTSTANDING CERTIFICATES AND FRACTIONAL SECURITIES

4.1    Any certificates formerly representing Trust Units that are not deposited, together with a duly completed Letter of Transmittal and any other documents as may reasonably be required shall, from and after the Effective Date, represent only the right to receive ParentCo Shares in respect thereof. If certificates formerly representing Trust Units have not been so deposited on or before the sixth anniversary of the Effective Date, such certificates shall cease to represent a right or claim of any kind or nature and the right of the holder of the Trust Units previously represented thereby to receive ParentCo Shares shall be deemed to be surrendered to ParentCo, together with all interest or distributions thereon held for such holder.

4.2    Registration of interests in and transfers of the ParentCo Shares will be made through a book-based system (the "Book Entry System") administered by CDS. On or about the Effective Date, ParentCo will deliver to CDS one or more certificates evidencing the aggregate number of ParentCo Shares issued in connection with the Arrangement.

ParentCo Shares may be purchased, transferred or surrendered for redemption through a participant in the CDS depository service (a "CDS Participant"). All rights of holders of ParentCo Shares may be exercised through, and all payments or other property to which such holder is entitled, may be made or delivered by, CDS or the CDS Participant through which the holder holds such ParentCo Shares. Upon purchase of such ParentCo Shares, the holders will receive only a customer confirmation from the registered dealer which is a CDS Participant and from or through which the ParentCo Shares are purchased.

ParentCo may issue certificates representing ParentCo Shares to one or more shareholders, where such issuances is warranted in the opinion of ParentCo. ParentCo also has the option to terminate registration of the ParentCo Shares through the Book Entry System, in which case certificates for the ParentCo Shares in fully registered form would be issued to beneficial owners of such ParentCo Shares or their nominees.

4.3    If any certificate which immediately prior to the Effective Time represented an interest in outstanding Trust Units that were transferred pursuant to subsection 3.1 hereof has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to have been lost, stolen or destroyed, the registered holder thereof in the Unit Register shall, as a condition precedent to the receipt of any ParentCo Shares to be issued to such person, provide to ParentCo a bond, in form and substance satisfactory to ParentCo, or otherwise indemnify ParentCo to its satisfaction, in its sole and absolute discretion, against any claim that may be made against them with respect to the certificate alleged to have been lost, stolen or destroyed.

 ARTICLE 5

AMENDMENTS

5.1    The Fund, 6814832, the Company and ParentCo may amend this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment must be: (i) set out in writing; (ii) approved by the other parties; (iii) filed with the Court.

5.2    Any amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Date by the Fund, 6814832, the Company and ParentCo (or, if following the Arrangement, ParentCo) without the approval of the Court or the Unitholders, provided that it concerns a matter which, in the reasonable opinion of the Fund, 6814832, the Company and ParentCo (or, if following the Arrangement, ParentCo), is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement or is not adverse to the financial or economic interests of any former holder of Units.

5.3    Subject to Section 6.2, any amendment to this Plan of Arrangement may be proposed by the Fund, 6814832, the Company and ParentCo at any time prior to or at the Meeting (provided that the other parties shall have consented thereto) with or without any other prior notice or communication to Unitholders, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

5.4    Subject to Section 6.2, the Fund, 6814832, the Company and ParentCo may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time after the Meeting and prior to the Effective Time with the approval of the Court and, if and as required by the Court, after communication to Unitholders.

ARTICLE 6

GENERAL

6.1    Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

6.2    If, prior to the Effective Date, any term or provision of this Plan of Arrangement is held by the Court to be invalid, void or unenforceable, the Court, at the request of any parties, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan of Arrangement shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.

6.3    This Plan of Arrangement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any questions as to the interpretation or application of this Plan of Arrangement and all proceedings taken in connection with this Plan of Arrangement and its provisions shall be subject to the exclusive jurisdiction of the Court.

 APPENDIX D

[SEAL]

Court File No. 08-7689-00CL

ONTARIO
SUPERIOR COURT OF JUSTICE - COMMERCIAL LIST

IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT, R.S.O. 1990, c. B.16, AS AMENDED AND RULE 14.05 OF THE RULES OF CIVIL PROCEDURE

AND IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT INVOLVING BFI CANADA INCOME FUND, 1768248 ONTARIO LIMITED, 6814832 CANADA LIMITED and 4264126 CANADA LIMITED and VOTING UNITHOLDERS

1768248 ONTARIO LIMITED, BFI CANADA INCOME FUND, 6814832 CANADA
LIMITED and 4264126 CANADA LIMITED

        Applicants

NOTICE OF APPLICATION

TO THE RESPONDENT:

        A LEGAL PROCEEDING HAS BEEN COMMENCED by the applicants. The claim made by the applicants appears on the following page.

        THIS APPLICATION will come on for a hearing before a Judge presiding over the Commercial List on September 30, 2008, at 9:00 a.m. or as soon after that time as the Application may be heard, at 330 University Avenue, Toronto, Ontario.

        IF YOU WISH TO OPPOSE THIS APPLICATION, to receive notice of any step in the application or to be served with any documents in the application, you or an Ontario lawyer acting for you must forthwith prepare a notice of appearance in Form 38A prescribed by the Rules of Civil Procedure, serve it on the applicants' lawyer or, where the applicants do not have a lawyer, serve it on the applicants, and file it, with proof of service, in this court office at least five days before the hearing, and you or your lawyer must appear at the hearing.

        IF YOU WISH TO PRESENT AFFIDAVIT OR OTHER DOCUMENTARY EVIDENCE TO THE COURT OR TO EXAMINE OR CROSS-EXAMINE WITNESSES ON THE APPLICATION, you or your lawyer must, in addition to serving your notice of appearance, serve a copy of the evidence on the applicants' lawyer, or, where the applicants do not have a lawyer, serve it on the applicants, and file it, with proof of service, in the court office where the application is to be heard as soon as possible, but at least five days before the hearing.

        IF YOU FAIL TO APPEAR AT THE HEARING, JUDGMENT MAY BE GIVEN IN YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU. IF YOU WISH TO OPPOSE THIS APPLICATION BUT ARE UNABLE TO PAY LEGAL FEES, LEGAL AID MAY BE AVAILABLE TO YOU BY CONTACTING A LOCAL LEGAL AID OFFICE.

Date:	August 18, 2008	Issued by	/s/ JOANNE NICOARA Joanne Nicoara Local registrar
		Address of court office	330 University Avenue Toronto, Ontario M5G 1R7
TO:	The Holders of Ordinary Trust Units of BFI Canada Income Fund
AND TO:	The Holder of the Class A Unit of BFI Canada Income Fund
AND TO:	The Trustees and Auditors of BFI Canada Income Fund

 APPLICATION

1.    1786248 Ontario Limited ("ParentCo"), BFI Canada Income Fund (the "Fund"), 6814832 Canada Limited and 4264126 Canada Limited (collectively, the "Applicants") make application for:

  (a)
  an interim order for advice and directions pursuant to the Second Amended and Restated Declaration of Trust of the Fund, dated January 21, 2005 (as amended) (the "Declaration of Trust"), and section 182(5) of the Business Corporations Act (Ontario), R.S.O. 1990, c. B.16, as amended ("OBCA") with respect to calling, holding and conducting a special meeting (the "Meeting") of the holders of ordinary trust units and the Class A unit of the Fund (collectively, the "Voting Unitholders") to consider, among other things, a plan of arrangement involving the Applicants and the Voting Unitholders (the "Arrangement");

  (b)
  an order pursuant to s. 182 of the OBCA approving the Arrangement; and

  (c)
  such further and other relief as counsel may request and this Honourable Court may deem just.

2.    The grounds of this application are:

  (a)
  ParentCo is a company incorporated under the provisions of the OBCA;

  (b)
  The Fund is a limited purpose trust established under the laws of the Province of Ontario, and has its head office in Toronto, Ontario;

  (c)
  6814832 Canada Limited is a company incorporated under the provisions of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended ("CBCA");

  (d)
  4264126 Canada Limited is a company incorporated under the provisions of the CBCA;

  (e)
  the Arrangement is an "arrangement" within the meaning of s. 182(1) of the OBCA;

  (f)
  all preconditions to the approval of the Arrangement by the Court will have been satisfied prior to the hearing of the Application;

  (g)
  the Arrangement is fair and reasonable;

  (h)
  The Declaration of Trust will be amended as necessary to facilitate the Arrangement;

  (i)
  section 182 of the OBCA;

  (j)
  Rules 14.05(1), 14.05(2), 14.05(3), 17.02 and 38 of the Rules of Civil Procedure; and

  (k)
  such further and other grounds as counsel may advise and this Honourable Court may permit.

3.    The following documentary evidence will be used at the hearing of the application:

  (a)
  the Notice of Application, issued August 18, 2008;

  (b)
  such Interim Order as may be granted by this Honourable Court;

  (c)
  the Affidavit of Keith Carrigan, sworn August 18, 2008 and the exhibits thereto;

  (d)
  a Supplementary Affidavit reporting on the results of the proposed Meeting and compliance with the Interim Order; and

  (e)
  such further and other material as counsel may advise and this Honourable Court may permit.

Notice of this Application to Shareholders outside Ontario is given pursuant to rules 17.02(n) and 17.02(o) of the Rules of Civil Procedure.

If made, the order approving the Arrangement will constitute the basis for an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, with respect to the securities to be issued to the Voting Unitholders under the Arrangement.

August 18, 2008	Torys LLP
Suite 3000
79 Wellington St. W.
Box 270, TD Centre
Toronto, Ontario
M5K 1N2 Canada

Linda M. Plumpton LSUC#: 34800A
Tel: 416.865.8193

Gillian B. Dingle LSUC#: 50727R
Tel: 416.865.7539

Fax: 416.865.7380

Lawyers for the Applicants

IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT, R.S.O. 1990, c. B.16, AS AMENDED AND RULE 14.05 OF THE RULES OF CIVIL PROCEDURE	Court File No: 08-7689-00CL
AND IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT INVOLVING BFI CANADA INCOME FUND, 1768248 ONTARIO LIMITED, 6814832 CANADA LIMITED and 4264126 CANADA LIMITED and VOTING UNITHOLDERS

ONTARIO SUPERIOR COURT OF JUSTICE Proceeding commenced at Toronto

NOTICE OF APPLICATION

Torys LLP
Suite 3000
79 Wellington St. W.
Box 270, TD Centre
Toronto, Ontario
M5K 1N2 Canada

Linda M. Plumpton LSUC#: 34800A
Tel: 416.865.8193

Gillian B. Dingle LSUC#: 50727R
Tel: 416.865.7539

Fax: 416.865.7380

Lawyers for the Applicants

 APPENDIX E

INFORMATION CONCERNING PARENTCO

NOTICE TO READER

        As at the date hereof, ParentCo has not carried on any active business other than executing the Arrangement Agreement. Unless otherwise noted, the disclosure in this Appendix has been prepared assuming that the Conversion has been completed. ParentCo will be the publicly listed corporation resulting from the reorganization of the Fund's trust structure into a corporation pursuant to the Conversion. Unless otherwise defined herein, all capitalized words and phrases used in this Appendix have the meaning given to such words and phrases in the "Glossary of Terms" or elsewhere in the Information Circular.

 FORWARD-LOOKING STATEMENTS

        Certain statements in this Appendix are "forward-looking statements" that reflect management's expectations regarding the Fund's future growth, results of operations, performance and business prospects and opportunities. The use of any of the words "anticipate", "continue", "estimate", "expect", "may", "project", "should", "believe", "could", "foresee", "intend" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements reflect management's current beliefs and are based on information currently available to management. Forward-looking statements involve significant risks and uncertainties that could cause ParentCo's results to differ materially from the results discussed in the forward-looking statements. These include risks associated with the inability to meet or continue to meet listing requirements, the inability to obtain required consents, permits or approvals, including Voting Unitholder and Court approval of the Conversion, failure to realize the anticipated benefits of the Conversion, stock market volatility, landfill operations, inability to achieve business objectives and challenges associated with the growth of the business, competition, reliance on third party disposal customers, labour and employment matters, reliance on key personnel, the stringent requirements of, and the potential for changes to, applicable environmental laws and other regulations affecting the operating companies, uninsured and underinsured losses, potential undisclosed liabilities associated with acquisitions, the requirement to obtain performance bonds and letters of credit, ParentCo's dependence on its subsidiary operating companies, the impact of leverage, restrictive covenants and capital requirements, the fact that ParentCo may issue additional shares, diluting existing shareholders' interests, the investment eligibility of the ParentCo Shares and income tax matters affecting ParentCo, its subsidiaries and holders of shares generally. See "Risk Factors" in this Appendix for a description of these risks, and other risks affecting the BFI Canada Group's business and an investment in the ParentCo shares following the Conversion. Although the forward-looking statements contained in this Appendix are based upon what management believes to be reasonable assumptions, there can be no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this information circular and neither the Fund nor ParentCo assume any obligation to update or revise them to reflect new events or circumstances, except as required by applicable securities laws.

CORPORATE STRUCTURE

Name, Address and Incorporation

        ParentCo was incorporated on May 5, 2008 pursuant to the provisions of the OBCA and was acquired by the Fund on July 25, 2008 for the sole purpose of participating in the Conversion. Once the Conversion has been completed, ParentCo will hold all of the issued and outstanding Units of the Fund. The head and principal office of ParentCo is located at 135 Queens Plate Drive, Suite 300, Toronto, Ontario, M9W 6V1.

        On the Effective Date, ParentCo will become a reporting issuer in all the provinces and territories of Canada and will become subject to the informational reporting requirements under the securities laws of such jurisdictions as a result of the Conversion.

Intercorporate Relationships

        As at the date hereof, ParentCo does not have any Subsidiaries. The following table provides the name, the percentage of voting securities to be owned, directly or indirectly, by ParentCo and the jurisdiction of incorporation, continuance or formation of ParentCo's Subsidiaries after giving effect to the Conversion. For simplification purposes, this table omits certain wholly-owned operating companies.

	Percentage of voting securities (directly or indirectly)	Nature of Entity	Jurisdiction of Incorporation/ Formation
BFI Canada Income Fund	100%	Trust	Ontario
4264126 Canada Limited	100%	Corporation	Canada
Ridge Landfill Trust	100%	Trust	Ontario
Ridge (Chatham) Holdings G.P. Inc.	100%	Corporation	Canada
Ridge (Chatham) Holdings, L.P.	100%	Limited Partnership	Manitoba
BFI Canada Holdings Inc.	100%	Corporation	Canada
IESI Corporation	100%	Corporation	Delaware

Organizational Structure of ParentCo

        The following diagram sets forth the organizational structure of ParentCo, immediately following completion of the Conversion. For simplification purposes, this diagram omits certain wholly-owned holding or operating companies.

 GENERAL DEVELOPMENT OF THE BUSINESS

        ParentCo has not carried on any active business since its incorporation other than executing the Arrangement Agreement. If approved, the Conversion will result in the reorganization of the Fund's trust structure into a corporation, ParentCo, that will own all of the Units of the Fund. Upon completion of the Conversion, the former Unitholders will become shareholders of ParentCo, and IESI Corporation will hold 11,137,744 Special Shares (representing the number of Units for which the issued and outstanding Participating Preferred Shares are exerciseable at the date of the Information Circular, subject to any changes as a result of exchanges occurring prior to the Effective Date) instead of the Class A Unit, in trust for the Retained Interest Holders of the IESI Participating Preferred Shares. For a detailed description of the historical development of the business of the Fund, see "Business of the BFI Canada Group" in the Annual Information Form. For a description of the business to be carried on by ParentCo following completion of the Conversion, see "Description of the Business" in this Appendix.

        ParentCo will become a reporting issuer in all the provinces of Canada and will become subject to the informational reporting requirements under the securities laws of such jurisdictions as a result of the Conversion.

        The TSX has conditionally approved the substitutional listing of the ParentCo Shares to be issued in connection with the Conversion, subject to ParentCo fulfilling the requirements of the TSX as soon as possible following the Effective Date. After the Effective Date, ParentCo will be listed on the TSX. As part of its growth strategy, ParentCo will seek to list the ParentCo Shares on the NYSE and thereby facilitate ParentCo's ability to access the U.S. capital markets.

DESCRIPTION OF THE BUSINESS

        If approved, the Conversion will result in the reorganization of the Fund's trust structure into a corporation, ParentCo, that will own all of the Units of the Fund. ParentCo will continue to operate in the North American non-hazardous solid waste collection, management and disposal industry through the existing BFI Canada Group companies. The Trustees and Senior Management believe that the Conversion will result in a corporation with a strategic focus and capital structure that is better positioned to take advantage of growth opportunities in its industry. The board of directors and senior management of ParentCo will be comprised of the current members of the Board of Trustees and senior management of the BFI Canada Group. For a detailed description of the Fund's business, which will continue to be carried on by ParentCo if the Conversion is completed, see the sections entitled "Business of the BFI Canada Group" in the Annual Information Form.

        In the event the Conversion is completed, ParentCo intends to pursue the Fund's strategic vision and maintain its commitment to leadership in the non-hazardous solid waste collection, management and disposal business. ParentCo is also well-positioned to capitalize on the BFI Canada Group's geographic footprint and strong brands and value-added services in the markets that it serves by:

  •
  strategically seeking to selectively acquire complementary waste management assets and interests in private waste management companies at attractive valuations;

  •
  increasing the number of customers that use our services and continuing to deploy our efficient operating strategies across existing and acquired businesses; and

  •
  implementing new technologies at our landfills and on our fleets, and continuing to offer services to our customers that promote a healthy relationship with the environment.

MANAGEMENT'S DISCUSSION AND ANALYSIS

        As at the date of the Information Circular, ParentCo has not conducted any business or operations, other than to execute the Arrangement Agreement, and has issued 100 common shares to the Fund in connection with its organization.

        In the event the Conversion is completed, ParentCo will own all of the Units of the Fund and the business of the Fund will continue to be carried on as before the Effective Date. ParentCo's financial position, risks and outlook after the Conversion is completed will be substantially the same as those outlined in the Management's Discussion and Analysis incorporated by reference in the Information Circular.

        Since the Conversion does not contemplate a change of control for accounting purposes, the financial statements of ParentCo will reflect the assets and liabilities of the Fund at the respective carrying amounts, however, any change to the interpretation of a change of control for tax purposes could result in a change to the carrying amount of future income tax assets. Changes to the carrying amount of future income tax assets will be charged to future income tax expense and will result in a reduction to non-controlling and shareholders' equity and these changes may be material.

        ParentCo has agreed to indemnify its directors and officers, to the extent permitted under corporate law, against costs and damages incurred by the directors and officers as a result of lawsuits or any other judicial, administrative or investigative proceeding in which the directors and officers are sued as a result of their services. ParentCo's directors and officers are covered by directors' and officers' liability insurance. No amount has been recorded with respect to the indemnification agreements in ParentCo's audited balance sheet. See "Audited Balance Sheet of ParentCo" attached as Schedule "A" to this Appendix.

        Readers are encouraged to review the Fund's Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2007 and the six months ended June 30, 2008, which have been filed on SEDAR at www.sedar.com and which are incorporated by reference in the Information Circular.

DESCRIPTION OF CAPITAL STRUCTURE

        The authorized capital of ParentCo consists of an unlimited number of common shares, an unlimited number of special shares and an unlimited number of preferred shares issuable in series. The following is a summary of the rights, privileges, restrictions and conditions attaching to the securities of ParentCo which will, upon completion of the Conversion, comprise the share capital of ParentCo.

Common Shares

        Holders of ParentCo Shares will be entitled to one vote per share at meetings of shareholders of ParentCo, to receive dividends if, as and when declared by the board of directors of ParentCo and to receive pro rata the remaining property and assets of ParentCo upon its dissolution or winding-up, subject to the rights of shares having priority over the ParentCo Shares.

Special Shares

        Pursuant to the Conversion, ParentCo will issue 11,137,744 Special Shares to IESI Corporation for the benefit of the holders of the Participating Preferred Shares. Each Special Share will carry one vote at meetings of shareholders. However, the Special Shares carry no right to receive dividends or to receive the remaining property and assets of ParentCo upon its dissolution or winding-up.

        The number of Special Shares outstanding from time to time will be the same as the number of ParentCo Shares then issuable upon the exercise in full of the IESI Exchange Rights. Upon the issuance of ParentCo Shares pursuant to the IESI Exchange Rights, a corresponding number of Special Shares will be automatically cancelled without further action by the holder thereof.

Preferred Shares

        Each series of preferred shares shall consist of such number of shares and having such rights, privileges, restrictions and conditions as may be determined by the board of directors of ParentCo prior to the issuance thereof. Holders of preferred shares, except as required by law, will not be entitled to vote at meetings of shareholders of ParentCo. With respect to the payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of ParentCo, whether voluntary or involuntary, the preferred shares are entitled to preference over the ParentCo Shares and any other shares ranking junior to the preferred shares from time to time and may also be given such other preferences over the common shares and any other shares ranking junior to the preferred shares as maybe determined at the time of creation of such series.

 PRO FORMA CONSOLIDATED CAPITALIZATION

        The following table sets forth the unaudited pro forma consolidated capitalization of ParentCo as at June 30, 2008, both before and after giving effect to the completion of the Conversion. See also the balance sheet of ParentCo attached as Schedule "A" to this Appendix.

Designation (Authorization)	As at June 30, 2008 before giving effect to the Conversion	As at June 30, 2008 after giving effect to the Conversion
		(amounts in $000s)
Cash and Cash Equivalents	$100	$14,242
Indebtedness
Existing Long-term Debt Facilities	—	$902,639
Non-controlling Interest	—	$245,831	(1)
Shareholders' Equity	$100	$620,747	(1)
Total Capitalization	$100	$1,769,217
Common Shares (unlimited)	100 shares	57,568,637 shares(2)(3)
Special Shares (unlimited)	Nil	11,137,744 shares(2)(3)
Preferred Shares (unlimited)	Nil	Nil

Notes:

(1)
Excludes the estimated expense to be incurred by the Fund in respect of the Conversion and related matters, expected to be $1,500,000.

(2)
Assumes that the same number of Units are outstanding on the Effective Date as were outstanding on June 30, 2008. Options to acquire an aggregate of 2,070,500 Units outstanding at the Effective Date will be converted pursuant to the Conversion into options to acquire an equivalent number of ParentCo Shares. See "The Conversion — Treatment of Incentive Rights" in the Information Circular. One hundred (100) ParentCo shares held by the Fund following the incorporation of ParentCo will be purchased for cancelation in connection with the Conversion.

(3)
Assumes that the same number of Units are issuable on the exercise of the Exchange Rights on the Effective Date as were issuable on June 30, 2008.

DIVIDEND RECORD AND POLICY

        ParentCo has not declared or paid any dividends since its incorporation and will not declare any dividends prior to completion of the Conversion.

        Following completion of the Conversion, the board of directors of ParentCo intends to establish a dividend policy pursuant to which ParentCo will authorize the declaration and payment of a fixed dividend to be paid to ParentCo shareholders on a quarterly basis. The amount of any dividends payable by ParentCo will be at the discretion of the board of directors of ParentCo and will be established on the basis of ParentCo's earnings, financial requirements for the BFI Canada Group's operations, the satisfaction of solvency tests imposed by the OBCA for the declaration and payment of dividends and other conditions existing from time to time.

        If the Conversion is approved by Voting Unitholders at the Meeting and the Effective Date occurs on or about October 1, 2008, as currently scheduled, ParentCo will initially provide a monthly dividend of $0.1515 per month, payable in October, November and December 2008 to holders of record on the last business day of September, October and November 2008, respectively. Thereafter, ParentCo will provide a dividend at an annualized rate of $0.50 per share, with the first monthly dividend of $0.04166 payable to holders of record on December 31, 2008. ParentCo will begin paying quarterly dividends in arrears, at the rate of $0.125 per share, with the first quarterly dividend payable to holders of record on March 31, 2009.

 PRIOR SALES

        Prior to the Effective Date, ParentCo will not issue any securities from its share capital other than the 100 common shares currently held by the Fund. The ParentCo Shares will be issued to Unitholders on the Effective Date in consideration for the transfer of their Units to ParentCo as part of the Conversion, on the basis of one ParentCo Share for each Unit so transferred. In addition, on the Effective Date, ParentCo will issue 11,137,744 Special Shares to IESI Corporation in trust for the Retained Interest Holders, in consideration for $10.00 in cash, on the basis of one Special Share for each Unit issuable on the exercise of the Exchange Rights on the Effective Date.

PRINCIPAL SHAREHOLDERS

        As of the date hereof, the Fund is the sole shareholder of ParentCo, holding 100 common shares. To the knowledge of the Trustees, no person or company other than TC Carting III, L.L.C., a Retained Interest Holder, and IESI Corporation, representing the Retained Interest Holders as a group, through the Special Shares, will, following the Conversion, beneficially own, directly or indirectly, or exercise control and direction over, more than 10% of the voting rights attached to the outstanding ParentCo Shares and Special Shares, collectively.

DIRECTORS AND EXECUTIVE OFFICERS

        Following the completion of the Conversion, the board of directors and senior management of ParentCo will be comprised of the current members of the Board of Trustees and senior management of the BFI Canada Group. The following table sets forth the name, municipality of residence, offices held and principal occupation for each of the proposed directors and executive officers of ParentCo upon completion of the Conversion. Additional information concerning the proposed directors is included in the Fund's management information circular for its May 13, 2008 annual and special meeting of unitholders (the "Fund's Annual Meeting Circular"), which is incorporated by reference in this Information Circular. The directors of ParentCo shall hold office until the next annual meeting of shareholders or until their respective successors have been duly elected or appointed.

Name and Municipality of Residence	Offices Held	Principal Occupation
Keith A. Carrigan(4) Caledon, Ontario Canada	Director; Vice-Chairman and Chief Executive Officer, ParentCo; President and Chief Executive Officer, BFI Canada Inc.	Vice-Chairman and Chief Executive Officer, ParentCo
Charles F. Flood(4) Fort Worth, Texas United States	Director; President, ParentCo; President and Chief Executive Officer, IESI Corporation	President, ParentCo
Joseph D. Quarin Toronto, Ontario Canada	Executive Vice-President, ParentCo; Chief Operating Officer, BFI Canada Inc.	Chief Operating Officer, BFI Canada Inc.
Thomas J. Cowee Colleyville, Texas United States	Chief Financial Officer, ParentCo; Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, IESI Corporation	Chief Financial Officer, ParentCo
Gordon D. Peckham Fort Worth, Texas United States	Vice President, Chief Development Officer, ParentCo	Vice President and Chief Development Officer, ParentCo
William Chyfetz Toronto, Ontario Canada	Vice President, General Counsel and Secretary, ParentCo; Vice President, General Counsel and Secretary, BFI Canada Inc.	Vice President, General Counsel and Secretary, ParentCo

Name and Municipality of Residence	Offices Held	Principal Occupation
Daniel M. Dickinson(2)(3)(4) Northfield, Illinois United States	Director	Managing Partner, Thayer/Hidden Creek Partners
James J. Forese(1) Naples, Florida United States	Director	Operating Partner and Chief Operating Officer, Thayer/Hidden Creek Partners
Daniel R. Milliard(1)(2)(3) Port Carling, Ontario Canada	Director	Executive
Douglas Knight(1)(2)(3) Toronto, Ontario Canada	Director	Executive
Joseph H. Wright(1)(2)(3) Toronto, Ontario Canada	Director; Non-Executive Chairman	Corporate Director

Notes:

(1)
Mr. James J. Forese is the chair of the Audit Committee of ParentCo's board of directors. Mr. Joseph H. Wright, Mr. Daniel R. Milliard and Mr. Douglas Knight are members of the Audit Committee.

(2)
Mr. Daniel R. Milliard is the chair of the Governance and Nominating Committee of ParentCo's board of directors. Mr. Daniel M. Dickinson, Mr. Joseph H. Wright and Mr. Douglas Knight are members of the Governance and Nominating Committee.

(3)
Mr. Daniel R. Milliard is the chair of the Compensation Committee of ParentCo's board of directors. Mr. Daniel M. Dickinson, Mr. Joseph H. Wright and Mr. Douglas Knight are members of the Compensation Committee.

(4)
Mr. Charles F. Flood is the chair of the Environmental, Health and Safety Committee of ParentCo's board of directors. Mr. Keith A. Carrigan and Mr. Daniel M. Dickinson are members of the Environmental, Health and Safety Committee.

        Following completion of the Conversion, the board of directors of ParentCo will have four committees: (i) an Audit Committee, (ii) a Governance and Nominating Committee, (iii) a Compensation Committee, and (iv) an Environmental, Health and Safety Committee. Each of such committees will be composed of the same individuals serving as members of the Audit Committee, the Governance and Nominating Committee, the Compensation Committee and the Environmental, Health and Safety Committee of the Fund or 4264126 Canada Limited, as applicable, and those former committees will be disbanded.

        Immediately after giving effect to the Conversion, it is anticipated that the proposed directors and officers of ParentCo and their associates, as a group, will beneficially own, directly or indirectly, or exercise control and direction over, an aggregate of approximately 717,000 ParentCo Shares, representing approximately 1.2% of the issued and outstanding ParentCo Shares (assuming no outstanding Fund Options are exercised).

Employees

        As at the date of this Information Circular, ParentCo has no employees. As at June 30, 2008, the BFI Canada Group had approximately 4,000 full-time employees.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        To date, ParentCo has not carried on any active business and has not completed a fiscal year of operations. No compensation has been paid by ParentCo to its directors or executive officers and none will be paid until after the Conversion is completed. The proposed directors and executive officers of ParentCo are currently compensated by the Fund or its Subsidiaries. See the sections entitled "Compensation of Trustees of the Fund and Directors of BFI Canada Newco" in the Fund's Annual Meeting Circular, which is incorporated by reference in this Information Circular.

 INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

        There exists no indebtedness of the directors or executive officers of ParentCo, or any of their associates, to ParentCo, nor is any indebtedness of any of such persons to another entity the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by ParentCo.

CEASE TRADE ORDERS, BANKRUPTCIES, PENALTIES OR SANCTIONS

Corporate Cease Trade Orders or Bankruptcies

        To the knowledge of the Fund, no proposed directors or executive officers of ParentCo (a) are, as at the date hereof, or have been, within the 10 years before the date of the Information Circular, a director, chief executive officer or chief financial officer of any company that, (i) was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than 30 consecutive days (an "Order") that was issued while the proposed nominee was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an Order that was issued after the proposed nominee ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer, (b) are, as at the date of the Information Circular, or have been within 10 years before the date of the Information Circular, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of the insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, or (c) have, within the 10 years before the date of the Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed nominee, except for:

        Mr. Milliard was Chief Executive Officer of GT Group Telecom Inc. which, in June 2002, while Mr. Milliard was acting in that capacity, made a proposal under the Companies' Creditors Arrangement Act ("CCAA"). GT Group Telecom Inc. emerged from CCAA court protection in February 2003 and was acquired by 360 Networks.

        Mr. Wright was an officer and director of Hip Interactive Inc. from August 2002 until April 2005. Hip Interactive Inc. was made the subject of bankruptcy proceedings in July 2005, after Mr. Wright ceased to be an officer and director.

Penalties or Sanctions

        To the knowledge of the Fund, no proposed director or executive officer of ParentCo, nor any personal holding company thereof owned or controlled by them, (i) has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or (ii) has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Personal Bankruptcies

        To the knowledge of the Fund, in the last ten years, no proposed director or executive officer of ParentCo, nor any personal holding company thereof owned or controlled by them, has become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, has become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his or her assets or the assets of his or her holding company.

CONFLICTS OF INTEREST

        Except as disclosed in the Information Circular or in this Appendix, no proposed director or senior officer of ParentCo or other insider of ParentCo, nor any associate or affiliate of the foregoing persons, has any existing or potential material conflict of interest with ParentCo or any of its Subsidiaries.

 RISK FACTORS

        Risk factors related to the Fund and its Subsidiaries and the non-hazardous solid waste management industry will continue to apply to ParentCo after the Effective Date and will not be affected by the Conversion. In the event the Conversion is completed, the business and operations of, and an investment in, ParentCo will be subject to various risk factors set forth in the Information Circular and below. The following information is a summary only of certain risk factors which will be applicable to ParentCo in the event the Conversion becomes effective, and is qualified in its entirety by reference to, and must be read in conjunction with, the detailed information appearing in the Information Circular or in any other documents incorporated by reference therein.

        References to the BFI Canada Group in the following "Risk Factors" section are to ParentCo and its direct and indirect Subsidiaries after the completion of the Conversion.

Risks Related to the Business

Landfill Operating Permits

        The BFI Canada Group may not be able to obtain, renew or continue to maintain certain permits, licenses and approvals it will require to operate its business.

        The growth strategy of the BFI Canada Group calls for expanding the total capacity and increasing the volume limits of a number of its facilities. Permits, licenses and approvals to operate or expand non-hazardous solid waste landfills and transfer stations have become increasingly difficult, time consuming and expensive to obtain. Obtaining permits often takes years as a result of numerous hearings and the time needed to comply with land use, environmental and other regulatory requirements. Granting of these permits is also often subject to resistance from citizen groups or other entities. The ability of the BFI Canada Group to continue to sustain its vertical integration strategy will depend on its ability to maintain its existing operations, establish new landfills and transfer stations, expand its landfills and transfer stations, and increase applicable daily or periodic tonnage allowances. Failure to obtain the required permits to establish new landfills and transfer stations or expand the permitted capacity of its existing landfills and transfer stations could hinder vertical integration and impair its business strategy.

        In April 2008, the Fund received a one-year extension to continue operating the Lachenaie landfill in Québec. Future decrees and certificates of authorization will be required to complete the filling of the remaining capacity of approximately 25.5 million tonnes. The granting of such approvals is entirely within the discretion of the Government of Québec and there can be no assurance that the relevant approvals will be granted or, if granted, that they will be on the terms applied for. See "Risk Factors — Risks Related to the Business — Landfill Operating Permit Challenges".

        The landfill in Calgary, Alberta recently received a permit allowing it to operate until December 31, 2010. There are no future expansion possibilities available for this site. BFI Canada Holdings plans to locate and develop a new landfill site in order to continue to service the Calgary market. However, there can be no assurance that BFI Canada Holdings will be able to locate and develop a new site or obtain the necessary permits in connection therewith. Failure to locate and develop a new landfill in the Calgary area prior to the end of the current landfill site's remaining operating life would have an adverse affect on the business, financial condition and results of operations of BFI Canada Holdings.

        Even when granted, permits to expand are often not approved until the remaining permitted disposal capacity of a landfill is very low. If such permits are delayed or, the BFI Canada Group fails to obtain such permits, the BFI Canada Group may have to dispose of collected waste at landfills operated by its competitors or haul the waste long distances at a higher cost to another of its landfills and it may incur closure costs sooner, or accrue them at a higher rate, or suffer asset impairments. Failure or excessive delays in obtaining permits could therefore significantly increase BFI Canada Group's waste disposal expenses and have a material adverse effect on its business, financial condition, results of operation and ability to comply with covenants in available credit facilities and thereby impair its access to capital.

        In addition, the BFI Canada Group has material financial obligations to pay closure and post-closure costs in respect of its landfills. The BFI Canada Group has estimated these costs and made provisions for them, but these costs could exceed current provisions as a result of, among other things, any federal, provincial, state or local government regulatory action including unanticipated closure and post-closure obligations. The requirement to pay increased closure and post-closure costs could substantially increase the operating costs for the BFI Canada Group and cause its net income to decline.

Landfill Operating Permit Challenges

        In Québec, two major approvals are required before landfill capacity can be used. The first approval is a decree issued by the Executive Council ("Cabinet") of the Government of Québec. A decree results from satisfactory consideration and review of the proponents' application by the Minister of Sustainable Development, Environment and Parks (which necessarily includes an environmental impact statement), any supporting information such as the ministerial analysis report, and any other pertinent information. Since public hearings were held, it also includes the review of the commission's report. The decree approves a landfill and its design and overall capacity in principle, and sets forth certain overriding conditions of approval. The decree is binding on the Minister of Sustainable Development, Environment and Parks when the Minister issues the other approvals, such as the second major approval, a certificate of authorization. A certificate of authorization is required to develop and operate a landfill and is issued on behalf of the Minister at the regional level pursuant to a further application filed by the operator once the decree is issued. The certificate of authorization typically includes a more detailed set of conditions than those included in the decree. In the case of both the decree and the certificate of authorization, the use of the overall capacity may be approved in steps. Recent decrees have provided for approval of five year partial capacity at a time.

        In February 2004, BFI Usine received Decree 89-2004 from the Government of Québec to expand the Lachenaie landfill site. The decree approved, subject to several conditions, an expansion design that was capable of receiving a total projected capacity of 33 million cubic meters. The decree, and the subsequently issued certificate of authorization, approved a maximum fillable capacity of 6.5 million cubic meters (which BFI Canada Holdings was expecting to equate eventually to approximately 6 million tonnes), to be used at a maximum rate of 1.3 million tonnes per year. This phase of the project is now completed. In April 2008, the Fund received a one-year extension to continue operating the Lachenaie landfill, pending a decision on its application for a further expansion.

        In order to receive approval to use designed capacity in addition to that approved under the current decree and certificate of authorization, additional decrees and certificates of authorization must be obtained. Future decrees and certificates of authorization required to complete the filling of the remaining capacity of approximately 25.5 million tonnes are expected to be granted. If the additional capacity is approved, the total lifetime of the site could be extended approximately 20 years based on the maximum approved annual disposal volume. The granting of such approvals is entirely within the discretion of the Government of Québec, and there can be no assurance that the relevant approvals will be granted or, if granted, that they will be on the terms applied for by BFI Usine. In making its decision, the BFI Canada Group expects that the Government of Québec will consider the Metropolitan Waste Management Plan for the Communauté Métropolitaine de Montréal, which plan assumes the continuance of BFI Usine operations in Lachenaie. On July 28, 2008, the commission released its report on the public hearings which were held in January and February 2008. The commission recommends a conditional 4 year renewable extension. The commission's report is not binding on the Cabinet when it issues a decree and a longer extension could be granted and will be requested by BFI Usine.

        On October 23, 2004, a formal notice of threatened legal proceedings against the Québec Government was delivered to the Premier of Québec and others requesting the closure of the Lachenaie landfill. On November 22, 2004, a statement of claim in respect of these matters was filed in the Québec Superior Court (Montreal District) naming the Government of Québec, the provincial Minister of Environment, the provincial Minister of Health and Social Services, the Director of Public Health and BFI Usine as defendants. Among other things, the action sought damages of $250,000 and a declaration that Decree No. 89 2004 and the certificate of authorization issued on April 27, 2004 in respect of operations at the Lachenaie landfill are illegal, void and without effect. The trial of this action was completed in 2006 and the decision of the Court received in August 2006. The Court dismissed the plaintiffs' request to close the landfill after a 35-day hearing. The only findings in favour of the plaintiffs was an order requiring the defendants to provide information relating to the operation of the landfill and costs. The decision of the Court is being appealed by the parties. The appeals are expected to be heard in the fall of 2008.

        Although management does not believe that any of the foregoing risks are likely to develop into material issues, there can be no assurance that this will be the case, including with respect to any permit modifications or any decision in any pending appeal or any legal proceeding, and that such developments will not have a material adverse effect on the business, financial condition, operating results and cash flows of the BFI Canada Group.

Acquisition Strategy

        BFI Canada Group's growth strategy is based, in part, on its ability to acquire other non-hazardous solid waste management businesses, particularly transfer stations and landfill operations. The success of this acquisition strategy will depend, in part, on its ability to:

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  identify suitable businesses to buy;

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  negotiate the purchase of those businesses on terms acceptable to it;

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  complete the acquisitions within its expected time frame;

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  improve the results of operations of the businesses that it buys and successfully integrate their operations into its own; and

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  respond to any concerns expressed by regulators, including anti-trust or competition law concerns.

        The BFI Canada Group may fail to properly complete any or all of these steps. The BFI Canada Group may not be able to find appropriate acquisition candidates, acquire those candidates that it finds, obtain necessary permits or integrate acquired businesses effectively or profitably, and it may experience other impediments to its acquisition strategy.

        Many of BFI Canada Group's competitors are also seeking to acquire collection operations, transfer stations and landfills, including competitors that have greater financial resources than the BFI Canada Group. Increased competition may reduce the number of acquisition targets available to the BFI Canada Group and may lead to unfavourable terms as part of any acquisition, including high purchase prices. If acquisition candidates are unavailable or too costly, the BFI Canada Group may need to change its business strategy.

        BFI Canada Group's integration plan for acquisitions will contemplate certain cost savings, including the elimination of duplicative personnel and facilities. Unforeseen factors may offset the estimated cost savings or other components of its integration plan in whole or in part and, as a result, it may not realize any cost savings or other benefits from future acquisitions. Further, any difficulties the BFI Canada Group encounters in the integration process could interfere with its operations and reduce its operating margins. Even if the BFI Canada Group is able to make acquisitions on advantageous terms and is able to integrate them successfully into its operations and organization, some acquisitions may not fulfill its strategy in a given market due to factors that it cannot control, such as market position or customer base. As a result, operating margins could be less than the BFI Canada Group originally anticipated when it made those acquisitions. It then may change its strategy with respect to that market or those businesses and decide to sell the operations at a loss, or keep those operations and recognize an impairment of goodwill, capital or intangible assets/landfill assets.

        The BFI Canada Group also cannot be certain that it will have enough capital or be able to raise enough capital by issuing equity or debt securities or through other financing methods on reasonable terms, if at all, to complete the purchases of the businesses that it wants to buy. Acquisitions may increase its capital requirements, and thereby exacerbate the risks mentioned under "Risk Factors".

        BFI Canada Group's failure to implement its acquisition strategy could have an adverse effect on other aspects of its business strategy and its business in general. For example, BFI Canada Group's ability to continue to successfully implement its vertical integration strategy will depend on its ability to identify and acquire or develop additional suitable landfills, collection operations and transfer stations and obtain necessary permits.

        In addition, in accordance with Canadian GAAP, the BFI Canada Group will capitalize some expenditures and advances relating to pending acquisitions. If such a pending acquisition is not consummated, it will charge any such expenditures and advances against earnings. Therefore, the BFI Canada Group may incur such charges against earnings in future periods, which could have a material adverse effect on the business, financial condition and results of operations of the BFI Canada Group.

        BFI Canada Group's acquisitions will also involve the potential risk that it will fail to assess accurately all of the pre-existing liabilities of the operations acquired, including liabilities of the type described under "Risk Factors".

        BFI Canada Group's increased size means that government regulators, such as competition law or anti-trust regulators in Canada or the United States, may examine its acquisitions more closely. These regulators may object to certain purchases or place conditions on them that would limit their benefit to the BFI Canada Group.

        If the BFI Canada Group is unsuccessful in implementing its acquisition strategy for the reasons discussed above or otherwise, its financial condition and results of operations could be materially adversely affected.

Growth

        The BFI Canada Group may not be able to successfully manage its growth. The BFI Canada Group's growth strategy will place significant demands on its financial, operational and management resources. In order to continue its growth, it will need to add administrative, management and other personnel, and make additional investments in operations and systems. The BFI Canada Group may not be able to find and train qualified personnel, or do so on a timely basis, expand its operations and systems or expand and/or replace landfill capacity to the extent, and in the time, required.

Loss of Contracts

        The BFI Canada Group may lose contracts through competitive bidding or early termination, which would cause its revenue and profitability to decline.

        For instance, IESI Corporation derives a substantial portion of its revenue from services provided under municipal contracts. Many of these may be subject to competitive bidding at some time in the future. As of June 30, 2008, IESI Corporation had approximately 83 municipal contracts, representing annual revenues of approximately $67.1 million, which are scheduled to expire in the next twelve months. As of June 30, 2008, BFI Canada Holdings had sixteen municipal contracts, representing annual revenues of approximately $9.7 million that are scheduled to expire in the next twelve months. The Company also intends to bid on additional municipal contracts. In addition, some customers of the BFI Canada Group may terminate their contracts before the end of the contract term. If the BFI Canada Group loses contracts through competitive bidding, early termination or other competitive pressures, or if municipalities renegotiate existing contracts, it may not be able to replace the lost contract revenue, which will result in a decrease in its revenue. Whether the BFI Canada Group is the successful bidder for any particular contract is subject to significant uncertainty.

Reliance on Third Party Disposal Customers

        The loss of third party disposal customers could reduce the revenues and profitability of the BFI Canada Group. Approximately 57% of the total tonnage received by the landfills owned by BFI Canada, and 59% of the total tonnage received by IESI Corporation's landfills, is derived from disposal of waste received from third party disposal customers and the balance of the tonnage is collected by BFI Canada Holdings and IESI Corporation. Accordingly, the BFI Canada Group will be dependent upon maintaining a certain level of third party disposal customers at its landfills in order to be able to continue to operate its landfills at profitable levels. Operating and maintaining a landfill is capital intensive and generally requires performance bonds and letters of credit to secure performance and financial obligations. As a result, a steady volume of waste is required over the operating life of the landfill in order to maintain profitable operations.

        There can be no assurance that the BFI Canada Group will maintain its relationships or continue to provide services to any particular disposal customer at current levels. There can be no assurance that third party customers will continue to utilize these sites and pay acceptable gate rates that generate acceptable EBITDA margins for the BFI Canada Group. Decreases could occur if new landfills open, if disposal customers of the BFI Canada Group fail to renew their contracts, if the volume of waste disposed of by customers decreases or if the BFI Canada Group is unable to increase the gate rates charged to correspond with increasing costs of operations. In addition, new contracts for disposal services entered into by the BFI Canada Group may not have terms similar to those contained in current arrangements with customers, in which case revenues and profitability would decline.

        A decrease in the amount of waste disposed of at any of BFI Canada Group's landfills or a decrease in the prices charged by the BFI Canada Group for disposal at its landfills could have a material adverse effect on the business, financial condition and results of operations.

Geographic Concentration

        The Company's Canadian operations and the operations of the Ridge Landfill Trust are concentrated in 20 markets in the provinces of British Columbia, Alberta, Manitoba, Ontario and Québec and are susceptible to those markets' local economies, regulations and seasonal fluctuations.

        IESI Corporation's operations are geographically concentrated in the northeastern and southern United States and susceptible to those regions' local economies, regulations and seasonal fluctuations.

        IESI Corporation operates in the following ten states: Texas, Arkansas, Missouri, Oklahoma, Louisiana, Mississippi, New York, New Jersey, Pennsylvania and Maryland. Management estimates that IESI Corporation derived more than 37.8% of its revenue during 2006 and 35.3% of its revenue for 2007 from services provided in Texas, and more than 33.5% of its revenue during 2006 and 36.2% of its revenue for 2007 from services provided in New York. The Winters Bros. acquisition in New York has increased the percentage of IESI Corporation revenues earned in 2008 in New York State. Accordingly, economic downturns in Texas or New York and other factors affecting such states, such as state regulations affecting the non-hazardous solid waste management industry or severe weather conditions could have a materially adverse affect on the business, financial condition and results of operations of the BFI Canada Group. In addition, the costs and time involved in obtaining permits for, and the scarcity of, available landfills in the northeastern United States could make it difficult for BFI Canada Group to expand vertically in its Northeast Region.

        IESI Corporation provides significant construction and demolition (or "C&D") debris services in its South Region. The C&D debris market is more cyclical than the municipal solid waste market because it is based on the volume of construction projects. If IESI Corporation's South Region suffers a recession or other economic downturn, IESI Corporation would likely experience reduced revenue from its C&D operations in that region.

Customer Concentration

        IESI Corporation attributed 10.2% of its revenue in 2006 and 8.9% of its revenue for 2007 to its contracts with New York City. On October 31, 2007, two of these contracts were renewed by New York City for the final year permissible by each contract. New York City will re-bid these contracts during 2008.

        IESI Corporation's contracts with New York City could be terminated by New York City upon 60 days' notice. If these contracts are terminated, or not renewed, IESI Corporation may not be able to replace the resulting lost revenue. The loss of New York City as a customer could have a material adverse effect on the business, financial condition and results of operations of the BFI Canada Group.

        In addition, during 2002, New York City announced changes to its solid waste management plan that would include reducing or eliminating the City's reliance on private transfer stations, such as the ones IESI Corporation operates in New York City. While the plan is preliminary and has undergone substantial revision, New York City continues to pursue major changes in its system for transferring and disposing of residential waste. If New York City implements changes to this system, it is possible that IESI Corporation's existing contracts with the City would be modified or not renewed.

Weather

        Seasonality and weather may temporarily affect BFI Canada Group's revenues and expenses. The BFI Canada Group generally experiences lower C&D debris volumes during the winter months when the construction industry is less active. Frequent and/or heavy snow and ice storms can affect revenues, primarily from transfer station and landfill operations, which are volume based, and the productivity of collection operations. Higher than normal rainfall and more frequent rain storms over a 30 to 90 day period can put additional stress on the construction industry, increased disposal expenses and lowering the volumes of waste handled in our landfills.

Labour Unions

        Efforts by labour unions to organize employees of the BFI Canada Group could divert management attention and increase operating expenses. Management cannot predict which, if any, groups of employees may seek union representation in the future or the outcome of any collective bargaining. As of June 30, 2008, approximately 623, or 23%, of IESI Corporation's employees were covered by collective bargaining agreements negotiated with six separate labour unions. BFI Canada has 13 collective bargaining agreements which have terms ranging from two to five years, representing approximately 557, or 43%, of BFI Canada's employees. The collective bargaining agreements expire from 2008 to 2010. The negotiation or renegotiation of these agreements could divert management attention and the terms of any agreements could have a material adverse effect on the business, financial condition and results of operations of the BFI Canada Group. If the BFI Canada Group is unable to negotiate acceptable collective bargaining agreements, it may have to wait through "cooling off" periods, which are often followed by union initiated work stoppages, including strikes. Depending on the type and duration of any work stoppage, the operating expenses of the BFI Canada Group could increase significantly, which could have an adverse effect on its financial condition, results of operations and cash flows.

Fuel Costs

        Fluctuations in fuel costs could affect BFI Canada Group's operating expenses and results. The price and supply of fuel is unpredictable and fluctuates based on events outside of BFI Canada Group's control, including geopolitical developments, supply and demand for oil and gas, actions by the Organization of the Petroleum Exporting Countries and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns. BFI Canada Group will need a significant amount of fuel to run its collection and transfer trucks, and any price escalations or reductions in the supply could increase its operating expenses and have a negative impact on its consolidated financial condition, results of operations and cash flows. BFI Canada Group will from time to time attempt to offset increased fuel costs through the implementation of fuel surcharges. However, it may not always be able to pass through all of the increased fuel costs due to the terms of certain customers' contracts and market conditions.

Key Executives

        The BFI Canada Group depends heavily on the members of its management team and their departure could cause its operating results to suffer. The future success of the BFI Canada Group, will depend on, among other things, its ability to keep the services of these executives and to hire other highly qualified employees at all levels. The BFI Canada Group will compete with other potential employers for employees, and it may not be successful in hiring and keeping the services of executives and other employees that it needs. The loss of the services of, or the inability to hire, executives or key employees by the BFI Canada Group could hinder its business operations and growth.

Localized Decision Making

        The localized decision making structure of BFI Canada Group could allow local managers to make decisions that adversely affect its operating results. Local managers have the authority to make many decisions concerning their operations without obtaining prior approval from centralized senior management, subject to compliance with general company-wide policies. Poor decisions by local managers could result in a loss of customers or increases in costs, in either case having an adverse effect on the business, financial condition and results of operations of the BFI Canada Group.

Surety Bonds, Letters of Credit and Insurance

        If the BFI Canada Group is unable to obtain performance or surety bonds, letters of credit or insurance, it may not be able to enter into additional solid waste or other collection contracts or retain necessary landfill operating permits. Collection contracts, other municipal contracts and landfill closure and post-closure obligations may require performance or surety bonds, letters of credit or other financial assurance to secure contractual performance or comply with provincial, state or local laws or environmental regulations. BFI Canada Group and IESI Corporation, as applicable, have typically satisfied these requirements by posting bonds. In addition, as of June 30, 2008, they had $35 million, and US$143 million, respectively, of such bonds in place. Alternatively, the BFI Canada Group may use letters of credit. Closure bonds may become more difficult or costly to obtain in the future. If the BFI Canada Group were to draw fully upon available credit facilities or were unable to obtain performance or surety bonds or additional letters of credit in sufficient amounts or at acceptable rates, it could be precluded from entering into additional collection contracts or obtaining or retaining landfill operating permits. Any future difficulty in obtaining insurance also could impair the ability of the BFI Canada Group to secure future contracts that are conditional upon the contractor having adequate insurance coverage. Accordingly, the failure of the BFI Canada Group to obtain performance or surety bonds, letters of credit or other financial assurances or to maintain adequate insurance coverage could limit operations or violate state or local requirements and have a materially adverse effect on the business, financial condition and results of operations.

Leverage, Restrictive Covenants and Capital Requirements

        The ability of ParentCo and the BFI Canada Group to pay dividends or make other payments or advances will be subject to applicable laws and contractual restrictions contained in the instruments governing the indebtedness of those entities (including the existing credit facilities). The degree to which ParentCo and the BFI Canada Group is leveraged could have important consequences to the ParentCo shareholders including: the ability of ParentCo to obtain additional financing for working capital, capital expenditures or acquisitions in the future may be limited; a significant portion of ParentCo's cash flow from operations may be dedicated to the payment of the principal of and interest on its indebtedness, thereby reducing funds available for future operations; certain of ParentCo's borrowings will be subject to variable rates of interest, which will expose ParentCo to the risk of increased interest rates; and ParentCo may be more vulnerable to economic downturns and be limited in its ability to withstand competitor pressures.

        The ability of ParentCo to remain competitive, sustain its growth and expand its operations will require large amounts of cash. Management expects to obtain this cash from operating cash flow and borrowings under available credit facilities. However, ParentCo may require additional equity or debt financing to fund its growth and debt repayment obligations.

        If ParentCo undertakes acquisitions or expands its operations, its capital expenditures, including closure, post-closure and remediation expenditures, may increase. The increase in expenditures may reduce working capital and require financing for working capital deficits. In addition, if ParentCo is required to close a landfill sooner than it currently anticipates, or if it reduces its estimate of a landfill's remaining available volume, it may be required to incur such costs earlier or accrue liabilities for them at a higher rate.

        The cash needs of ParentCo will increase if the expenditures for closure and post-closure monitoring increase above its current reserves taken for these costs. Expenditures for these costs may increase if any federal, provincial, state or local government regulatory action is taken to accelerate or otherwise increase such expenditures. These factors, together with those discussed above, could substantially increase the operating costs of ParentCo and therefore impair its ability to invest in its existing or new facilities.

        ParentCo may need to refinance its available credit facilities or other debt and there can be no assurance that it will be able to do so or be able to do so on terms as favourable as those presently in place. If ParentCo is unable to refinance these credit facilities or other debt, or is only able to refinance these credit facilities or other debt on less favourable and/or more restrictive terms, this may have a material adverse effect on the financial position of ParentCo, which may result in changes to ParentCo's dividend policy, including the reduction of the amount of dividends or their suspension. In addition, the terms of any new credit facility or debt may be less favourable or more restrictive than the terms of the existing credit facilities or other debt, which may indirectly limit or negatively impact the ability of ParentCo to pay dividends.

Uninsured and Underinsured Losses

        The BFI Canada Group seeks to obtain and maintain, at all times, insurance coverage in respect of potential liabilities of the BFI Canada Group and the accidental loss of value of the assets of the BFI Canada Group from risks, in those amounts, with those insurers, and on those terms considered appropriate, taking into account all relevant factors including the practices of owners of similar assets and operations. However, not all risks are covered by insurance, and no assurance can be given that insurance will be available consistently or on an economically feasible basis or that the amounts of insurance will at all times be sufficient to cover each and every loss or claim that may occur involving the assets or operations of the BFI Canada Group.

Legislation and Governmental Regulation

        The BFI Canada Group is subject to extensive legislation and governmental regulation that may restrict its operations or increase its costs of operations.

        The BFI Canada Group's equipment, facilities and operations are subject to extensive and changing federal, provincial, state and local laws and regulations relating to environmental protection, health, safety, training, land use, transportation and related matters. These include, among others, laws and regulations governing the use, treatment, transportation, storage and disposal of solid and hazardous wastes and materials, air quality, water quality, permissible or mandatory methods of processing waste and the remediation of contamination associated with the release of hazardous substances. In addition, federal, provincial, state and local governments may change the rights they grant to, and the restrictions they impose on, non-hazardous solid waste management companies, and those changes could restrict the operations and growth of the BFI Canada Group.

        The BFI Canada Group's compliance with regulatory requirements is costly. The BFI Canada Group may be required to enhance, supplement or replace its equipment and facilities and to modify landfill operations and, if it is unable to comply with applicable regulatory requirements, it could be required to close landfills. The BFI Canada Group may not be able to offset the cost of complying with these requirements. In addition, environmental regulatory changes or an inability to obtain extensions to the life of a landfill could accelerate or increase accruals or expenditures for closure, final closure and post-closure monitoring and obligate the BFI Canada Group to spend sums in addition to those presently accrued for such purposes.

        Extensive regulations govern the design, operation and closure of landfills. For example, in October 1991, the U.S. Environmental Protection Agency ("EPA") established minimum federal requirements for solid waste landfills under Subtitle D of The Federal Resource Conservation and Recovery Act of 1976, as amended. If IESI Corporation fails to comply with the Subtitle D regulations, it could be required to undertake investigatory or remedial activities, curtail operations or close a landfill temporarily or permanently, or be subject to monetary penalties. Moreover, if regulatory agencies fail to enforce the Subtitle D regulations vigorously or consistently, competitors whose facilities do not comply with the Subtitle D regulations or their state counterparts may obtain an advantage over the IESI Corporation. The financial obligations of BFI Canada Group arising from any failure to comply with the Subtitle D regulations could harm its business and earnings.

        Certain of BFI Canada Group's waste disposal operations traverse state, provincial, county and the Canada/U.S. national boundaries. In the future, BFI Canada Group's collection, transfer and landfill operations may be affected by proposed U.S. federal legislation governing interstate shipments of waste. Such proposed federal legislation could prohibit or limit the disposal of out-of-state waste (including waste from Canada) and may require states, under certain circumstances, to reduce the amount of waste exported to other states. If this or similar legislation is enacted in states in which IESI Corporation operates, it could have material adverse results, including for the IESI Corporation landfills that receive a significant portion of waste originating from out-of-state, and the IESI Corporation's operations could be negatively affected. In addition, management believes that several states have proposed or have considered adopting legislation that would regulate the interstate transportation and disposal of waste in the states' landfills.

        Collection, transfer and landfill operations for IESI Corporation may also be affected by "flow control" legislation. Some states and local governments may enact laws or ordinances directing waste generated within their jurisdiction to a specific facility for disposal or processing. If this or similar legislation is enacted, state or local governments could limit or prohibit disposal or processing of waste in transfer stations or landfills or in third party landfills used by IESI Corporation.

        In 1996, the New York City Council enacted Local Law 42, which prohibits the collection, disposal or transfer of commercial and industrial waste without a license issued by the New York City Business Integrity Commission, formerly known as the Trade Waste Commission (the "Business Integrity Commission"), and requires Business Integrity Commission approval of all acquisitions or other business combinations in New York City proposed by all licensees. The need for review by the Business Integrity Commission could delay the Company's consummation of acquisitions in New York City, which could limit its ability to expand its business there.

        From time to time, provincial, state or local authorities consider and sometimes enact laws or regulations imposing fees or other charges on waste disposed of at landfills. If any significant fees are imposed in jurisdictions in which the BFI Canada Group operates and it is not able to pass the fees through to its customers, its operations and profitability could be negatively affected.

        The BFI Canada Group and its senior representatives, managers and other employees must comply with the requirements of federal, provincial and state legislation related to worker health and safety. These requirements can be onerous and include, in Canada, a requirement that any person that directs (or has the authority to direct) how another person does work or performs a task must take reasonable steps to prevent bodily harm to any person arising from that work or task. Failure to comply with these requirements may result in criminal or quasi-criminal proceedings and related penalties.

        The operational and financial effects discussed above associated with compliance with the laws and regulations and changes thereto to which the BFI Canada Group will be subject could require it to make material expenditures or otherwise materially adversely affect the way it operates its business, as well as have a material adverse effect on the business, financial condition and results of operations.

Environmental Regulation and Litigation

        The BFI Canada Group may be subject to legal action relating to compliance with environmental laws, and to civil claims from parties alleging some harm as a consequence of migrating contamination, odours, and other releases to the environment or other environmental matters (including the acts or omissions of its predecessors) for which the business may be responsible. It may also be subject to court challenges of its operating permits, as in the Lachenaie case noted above under "Risk Factors — Risks Related to the Business — Landfill Operating Permit Challenges".

        Non-hazardous solid waste management companies are often subject to close scrutiny by federal, provincial, state and local regulators, as well as private citizens, and may be subject to judicial and administrative proceedings, including proceedings relating to their compliance with environmental and local land use laws.

        In general, environmental laws authorize federal, provincial, state or local environmental regulatory agencies and attorneys general (and in some cases, private citizens) to bring administrative or judicial actions for violations of environmental laws or to revoke or deny the renewal of a permit. Potential penalties for such violations may include, among other things, civil and criminal monetary penalties, imprisonment, permit suspension or revocation, and injunctive relief. These agencies and attorneys general may also attempt to revoke or deny renewal of BFI Canada Group's permits, franchises or licenses for violations or alleged violations of environmental laws or regulations. Under certain circumstances, citizens are also authorized to file lawsuits to compel compliance with environmental laws, regulations or permits under which the BFI Canada Group will operate and to impose monetary penalties. Surrounding landowners or community groups may also assert claims alleging environmental damage, personal injury or property damage in connection with BFI Canada Group's operations.

        From time to time, the BFI Canada Group has received, and may in the ordinary course of business in the future receive, citations or notices from governmental authorities alleging that its operations are not in compliance with its permits or certain applicable environmental or land use laws or regulations. The BFI Canada Group will generally seek to work with the relevant authorities and citizens and citizen groups to resolve the issues raised by these citations or notices. However, the BFI Canada Group may not always be successful in resolving these types of issues without resorting to litigation or other formal proceedings. Any adverse outcome in these proceedings, whether formal or informal, could result in negative publicity, reduce the demand for BFI Canada Group's services and negatively impact its revenue. A significant judgment against the BFI Canada Group, the loss of a significant permit or license or the imposition of a significant fine could also have a material adverse effect on its financial condition and results of operations.

        IESI Corporation's future compliance with landfill gas management requirements under the Clean Air Act of 1970, as amended, may require installation of costly equipment, as well as operation and maintenance costs.

Environmental Contamination

        The BFI Canada Group may have liability for environmental contamination associated with its own current and former facilities as well as third party facilities. The BFI Canada Group may also be susceptible to negative publicity if it is identified as the source of potential environmental contamination.

        The BFI Canada Group could be liable to federal, provincial or state governments or other parties if hazardous (or other regulated or potentially harmful) substances contaminate or have contaminated its properties, including soil or water under its properties, or if such substances from its properties contaminate or have contaminated the properties of others. The BFI Canada Group could be liable for this type of contamination even if the contamination did not result from its activities or occurred before the BFI Canada Group owned or operated the properties. BFI Canada Group also could be liable for such contamination at properties to which it transported such substances or arranged to have hazardous substances transported, treated or disposed. Certain environmental laws such as the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and similar federal, provincial and state laws, impose joint and several and strict liability in connection with environmental contamination, which means that the BFI Canada Group could have to pay all recoverable damages, even if the BFI Canada Group did not cause or permit the event, circumstance or condition giving rise to the damages. Moreover, many substances are defined as "hazardous" under CERCLA and their presence, even in minute amounts, can result in substantial liability. While the BFI Canada Group may seek contribution for these expenses from others, it may not be able to identify who the other responsible parties are and it may not be able to compel them to contribute to these expenses or they may be insolvent or unable to afford to contribute. If the BFI Canada Group incurs liability under CERCLA or similar federal, provincial or state laws and if it cannot identify other parties whom it can compel to contribute to its expenses and who are financially able to do so, it could have a material adverse effect on our financial condition and results of operations.

        In addition, the BFI Canada Group has previously acquired, and may in the future acquire, businesses that may have handled and stored, or will handle and store, hazardous substances, including petroleum products, at their facilities. These businesses may have released substances into the soil or groundwater. They also may have transported or disposed of substances or arranged to have transported, disposed of or treated substances to or at other properties where substances were released into soil or groundwater. Depending on the nature of BFI Canada Group's acquisition of these businesses and other factors, BFI Canada Group could be liable for the cost of cleaning up any contamination, and other damages, for which the acquired businesses are liable. Any indemnities or warranties BFI Canada Group obtained or obtains in connection with the purchases of these businesses may not suffice to cover these liabilities, due to limited scope, amount or duration, the financial limitations of the party who gave or gives the indemnity or warranty or other reasons. Moreover, available insurance does not cover liabilities associated with some environmental issues that may have existed prior to attachment of coverage.

        The BFI Canada Group could be subject to legal actions brought by governmental or private parties in connection with environmental contamination or discharges. Any substantial liabilities associated with environmental contamination, whether to federal, provincial or state environmental authorities or other parties, could have a material adverse effect on BFI Canada Group's financial condition and results of operations.

        The 26-acre currently inactive Tantalo landfill, which is located on the Seneca Falls, New York property, has been identified by the State of New York as an "Inactive Hazardous Waste Disposal Site". In September 2003, the DEC issued a consent order which requires Seneca Meadows, Inc. to develop a hazardous waste disposal site remedial program for the landfill. Because the remediation effort is ongoing, the total cost of the remediation is subject to change. In October 2003, IESI Corporation purchased a 10 year "Clean-up Cost Cap Insurance Policy" which provides an additional US$25 million of coverage (with a 10% co-pay) in excess of a self-insured retention for the estimated remediation costs. As of December 31, 2007, the total Tantalo landfill remediation costs to date had not exceeded the self-insured retention.

        If the total cost of expected compliance costs or any remediation substantially exceeds BFI Canada Group's applicable reserves and insurance coverage, it could have a material adverse effect on the business, financial condition and results of operations of the BFI Canada Group.

Competition

        Competition could reduce profitability or limit the growth potential of the BFI Canada Group.

        The North American non-hazardous solid waste management industry is very competitive, and management expects that increased consolidation in the industry will increase competitive pressures. Competition may require the BFI Canada Group to discount its prices, which could reduce its revenue and have a material adverse effect on its business, financial condition and results of operations.

        The BFI Canada Group will face competition from several larger and better capitalized competitors and a large number of local and regional competitors. Some of the competitors of the BFI Canada Group will have significantly larger operations, significantly greater financial resources and greater name recognition or be able or willing to provide or bid their services at a lower price. Because companies can enter the collection segment of the non-hazardous solid waste management industry with very little capital or technical expertise, there are a large number of regional and local collection companies in the industry. The BFI Canada Group will face competition from these businesses in the markets and regions it currently serves. Similar competition may exist in each location into which the BFI Canada Group tries to expand in the future. In addition to national and regional firms and numerous local companies, the BFI Canada Group will compete in certain markets with those municipalities that maintain waste collection or disposal operations. These municipalities may have financial advantages due to their access to user fees and similar charges, tax revenue and tax exempt financing, and some control of the disposal of waste collected within their jurisdictions.

        In each market in which the BFI Canada Group operates a landfill, it will compete for solid waste business on the basis of disposal or "tipping" fees, geographical location and quality of operations. The ability of the BFI Canada Group to obtain solid waste business for its landfills may be limited by the fact that some major collection companies also operate landfills to which they send their waste. In markets in which the BFI Canada Group does not operate a landfill, its collection operations may operate at a disadvantage to fully integrated competitors.

        The competitors of the BFI Canada Group could also take actions that would hurt its growth strategy, including the support of regulations that could delay or prevent it from obtaining or maintaining permits. They may also give financial support to citizen groups that oppose BFI Canada Group's plans to locate, add or expand a disposal or transfer facility at a particular location.

        An increase in competition could have a material adverse effect on the business, financial condition and results of operations of the BFI Canada Group.

Provincial, State and Local Landfill Alternatives

        Provincial, state and local requirements to reduce landfill disposal by encouraging various alternatives may adversely affect BFI Canada Group's ability to operate its landfills at full capacity.

        Provinces, states and municipalities increasingly have supported the following alternatives to or restrictions on current landfill disposal:

  •
  reducing waste at the source, including recycling and composting;

  •
  incinerating;

  •
  prohibiting disposal of certain types of waste at landfills; and

  •
  limiting landfill capacity.

        Many provinces and states have enacted, or are currently considering or have considered enacting, laws regarding waste disposal, including:

  •
  requiring counties, regions and cities and municipalities under their jurisdiction to use waste planning, composting, recycling or other programs to reduce the amount of waste deposited in landfills; and

  •
  prohibiting the disposal of yard waste, tires and other items in landfills.

        These trends may reduce the volume of waste disposed of in landfills in certain areas, which could lead to BFI Canada Group's landfills operating at a reduced capacity or force it to charge lower prices for landfill disposal services. These results could have a material adverse effect on the business, financial condition and results of operations for the BFI Canada Group.

Control of BFI Canada Group

        Pursuant to the Governance Arrangements, the Retained Interest Holders will be entitled to designate one of the seven members of the board of directors of ParentCo so long as the Retained Interest Holders own at least 10% of the outstanding ParentCo Shares (calculated on a fully diluted basis), including ParentCo Shares that may be acquired upon exercise of the IESI Exchange Rights associated with the Participating Preferred Shares. The Retained Interest Holders will no longer be entitled to designate members of the board of directors of ParentCo if their direct or indirect ownership of Voting Shares (calculated in accordance with the foregoing sentence) falls below 10%. See "The Fund — Governance Arrangements" in the Annual Information Form for a description of the Retained Interest Holders' current board representation rights. The Amended Governance Arrangements that will be implemented following the completion of the Conversion are described in the Information Circular under the heading "Summary Information — Information Concerning ParentCo". As a result of their board representation rights, the Retained Interest Holders may be able to influence the outcome of matters submitted to the respective boards for approval. The interests of the Retained Interest Holders and their affiliates may conflict with those of other ParentCo shareholders.

Foreign Exchange Exposure

        In the year ending December 31, 2007, approximately 63% of BFI Canada Group's revenues were denominated in U.S. dollars. Any foreign currency hedge arrangements the BFI Canada Group enters into may not protect it against any losses which may occur as a result of a fluctuation in the U.S./Canadian dollar exchange rate. In addition, competitive pressures may significantly constrain the ability of the Company to implement price increases to offset any reduction in Canadian dollar reported revenues as a result of changes in exchange rates. As a result, such fluctuations may have a material impact on the BFI Canada Group's financial results.

Accounting Estimates

        The BFI Canada Group will be required to make accounting estimates and judgments in the ordinary course of business. Such accounting estimates and judgments will affect the reported amounts of its assets and liabilities at the date of the financial statements and the reported amounts of its operating results during the periods presented. Additionally, the BFI Canada Group will be required to interpret the accounting rules in existence as of the date of the financial statements when the accounting rules are not specific to a particular event or transaction. If the underlying estimates are ultimately proven to be incorrect, or if auditors or regulators subsequently interpret BFI Canada Group's application of accounting rules differently, subsequent adjustments could have a material adverse effect on its operating results for the period or periods in which the change is identified. Additionally, subsequent adjustments could require ParentCo or the Fund to restate their respective historical financial statements. A restatement of these financial statements could result in a material change in the price of the ParentCo Shares.

Internal Control Over Financial Reporting and Disclosure Controls and Procedures

        The BFI Canada Group may face risks if there are deficiencies in its internal control over financial reporting and disclosure controls and procedures. ParentCo's board of directors, in coordination with its audit committee, will be responsible for assessing the progress and sufficiency of internal controls over financial reporting and disclosure controls and procedures and will make adjustments as necessary. However, these initiatives may not be effective at remedying any deficiencies in internal control over financial reporting and disclosure controls and procedures. Any deficiencies, if uncorrected, could result in ParentCo's financial statements being inaccurate and in future adjustments or restatements of its financial statements, which could adversely affect the price of the ParentCo Shares and the BFI Canada Group's business, financial condition and the results of operations.

Risk Factors Relating to ParentCo and the Conversion

Conditions Precedent and Required Regulatory and Third Party Approvals

        The completion of the Conversion in the form contemplated by the Arrangement Agreement is subject to a number of conditions precedent, some of which are outside the control of the Fund and ParentCo, including, without limitation, receipt of Voting Unitholder approval at the Meeting, regulatory approvals, approval of the TSX for the listing of the ParentCo Shares to be issued pursuant to the Conversion and the Final Order. There can be no certainty, nor can the Fund provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied.

        Failure to obtain the Final Order on terms acceptable to the Board of Trustees and the board of directors of the Company, 6814832 and ParentCo would likely result in the decision being made not to proceed with the Conversion. If any of the required regulatory and third party approvals cannot be obtained on terms satisfactory to the Board of Trustees and the board of directors or at all, the Plan of Arrangement may have to be amended in order to mitigate against the negative consequence of the failure to obtain any such approval, and accordingly, the benefits available to Unitholders resulting from the Conversion may be reduced. Alternatively, in the event that the Plan of Arrangement cannot be amended so as to mitigate against the negative consequences of the failure to obtain a required regulatory or third party approval, the Conversion may not proceed at all. If the Conversion is not completed, the market price of the Units may be adversely affected.

Dilution of ParentCo Shareholders

        ParentCo will be authorized to issue an unlimited number of ParentCo Shares, an unlimited number of Special Shares and an unlimited number of preferred shares issuable in series for that consideration and on those terms and conditions as shall be established by the board of directors of ParentCo without the approval of any ParentCo shareholders. The ParentCo shareholders will have no pre-emptive rights in connection with such further issues.

Risk Factors Relating to the Activities of ParentCo and the Ownership of ParentCo Shares

        The following is a list of certain additional risk factors relating to the activities of ParentCo and the BFI Canada Group and the ownership of ParentCo Shares following the Effective Date:

  •
  the uncertainty of future dividend payments by ParentCo and the level thereof, as ParentCo's dividend policy and the funds available for the payment of dividends from time to time will be dependent upon operating cash flows generated by Subsidiaries of ParentCo, financial requirements for the BFI Canada Group's operations and to execute its growth strategy and the satisfaction of solvency tests imposed by the OBCA for the declaration and payment of dividends;

  •
  the level of ParentCo's indebtedness from time to time could impair ParentCo's ability to obtain additional financing on a timely basis to take advantage of business opportunities that may arise;

  •
  ParentCo may make future acquisitions or enter into financings or other transactions involving the issuance of securities of ParentCo which may be dilutive; and

  •
  the inability of ParentCo to manage growth effectively could have a material adverse impact on its business, operations and prospects.

LEGAL PROCEEDINGS

        Other than the proceedings relating to the approval of the Conversion, there are no legal proceedings to which ParentCo or the BFI Canada Group is a party or in respect of which any of their assets are the subject matter, which is material to ParentCo or the BFI Canada Group, and ParentCo is not aware of any such proceedings that are contemplated.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

        The completion of the Transaction involved a number of matters that have resulted in ongoing arrangements between the Fund, its subsidiary entities and certain of its insiders. These matters are described in the Fund's prospectus dated December 20, 2004 and, in particular, in the disclosure appearing under the sections titled "The Transaction — Closing Transactions", "The Transaction — Governance Arrangements", "Management" and "Plan of Distribution", which sections are incorporated herein by reference. A copy of the Fund's prospectus and the material agreements referred to therein are available at www.sedar.com, or may be obtained upon request without charge by contacting the Fund at 135 Queens Plate Drive, Suite 300, Toronto, Ontario, M9W 6V1.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Auditors

        The auditors of ParentCo are Deloitte & Touche LLP, Chartered Accountants, Toronto, Ontario.

Transfer Agent and Registrar

        The transfer agent and registrar for the ParentCo Shares will be Computershare Investor Services Inc. at its principal offices in Toronto, Ontario.

MATERIAL CONTRACTS

        The only contracts entered into by ParentCo that materially affects ParentCo, since incorporation or to which ParentCo will become a party on or prior to the Effective Date, that can reasonably be regarded as material to a proposed investor in the ParentCo Shares, other than contracts entered into in the ordinary course of business, is the Arrangement Agreement. A copy of the Arrangement Agreement is attached at Appendix "C" to this Information Circular.

        For a description of material contracts of the Fund, see the section entitled "Material Contracts" in the Annual Information Form.

 SCHEDULE A

AUDITED BALANCE SHEET OF PARENTCO

AUDITORS' REPORT

To the Board of Directors of 1768248 Ontario Limited:

        We have audited the balance sheet of 1768248 Ontario Limited (the "Corporation") as at August 22, 2008. This financial statement is the responsibility of the Corporation's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, this financial statement presents fairly, in all material respects, the financial position of the Corporation as at August 22, 2008 in accordance with Canadian generally accepted accounting principles.

(Signed) DELOITTE & TOUCHE LLP
Chartered Accountants
Licensed Public Accountants
Toronto, Canada
August 25, 2008

 1768248 ONTARIO LIMITED

BALANCE SHEET

As at August 22, 2008

		$
Assets
Cash		100

Shareholder's equity
Capital stock	note 2	100

Description of the proposed Plan of Arrangement and Contingency	notes 3 & 4

On behalf of the Board:

KEITH CARRIGAN
Director

1768248 ONTARIO LIMITED

NOTES TO THE BALANCE SHEET

As at August 22, 2008

1.     Incorporation and basis of presentation

  1768248 Ontario Limited (the "Corporation") was incorporated under the provisions of the Business Corporations Act (Ontario) on May 5, 2008, with one common share issued to the incorporator for cash consideration of $1.00. On July 25, 2008, the Corporation issued a further 99 common shares for a total cash consideration of $99. Other than the issuance of common shares, and the execution of an arrangement agreement dated August 18, 2008, there have been no other activities and the Corporation will be inactive until the arrangement is completed. The Corporation was formed to become the ultimate parent in the proposed Plan of Arrangement described below (note 3). This balance sheet has been prepared in accordance with Canadian generally accepted accounting principles.

2.     Share Capital

Authorized —
An unlimited number of common shares, voting;
An unlimited number of preferred shares, non-voting, non-participating, issuable in series;
An unlimited number of special voting shares, voting, non participating.
Issued —
$
100 common shares	100

3.     Description of the proposed Plan of Arrangement

  On August 18, 2008, the Board of Trustees of BFI Canada Income Fund (the "Fund") approved a proposed transaction providing for the reorganization of the Fund's income trust structure into a corporate structure through a Plan of Arrangement (the "Conversion"). If the reorganization is approved by holders (the "Unitholders") of ordinary trust units (the "Units"), the holder of the Class A Unit and the Ontario Superior Court of Justice, Unitholders will receive, for each Unit held, one common share of the Corporation (a "Share") on the effective date of the Conversion (the "Effective Date"). The Class A Unit will be redeemed by the Fund for $10.00 in cash, and IESI Corporation will subscribe for 11,137,744 special voting shares in the capital of the Corporation (the "Special Shares") (representing the number of Units for which the issued and outstanding Participating Preferred Shares (as defined herein) were exchangeable at the date hereof, subject to any changes as a result of exchanges prior to the effective date of the Conversion) for an aggregate subscription price of $10.00 in cash. The participating preferred shares of IESI Corporation, a subsidiary of the Fund (the "Participating Preferred Shares") will remain outstanding following the Conversion but will become exchangeable for Shares, instead of Units, based on the number of Units into which such Participating Preferred Shares are exerciseable on the Effective Date, in accordance with a securityholders' agreement dated January 21, 2005 between the Fund, 4264126 Canada Limited and IESI Corporation. Since the Conversion does not contemplate a change of control for accounting purposes, the financial statements of the Corporation will be the continuation of the Fund's financial statements. As a result of the Conversion, the consolidated financial statements of the Corporation will reflect the assets and liabilities of the Fund at the respective carrying amounts. Any change in the future income tax balance due to a change in tax status will be charged to income tax expense on the effective date of the exchange.

4.     Contingency

  The Corporation has agreed to indemnify its directors and officers, to the extent permitted under corporate law, against costs and damages incurred by the directors and officers as a result of lawsuits or any other judicial, administrative or investigative proceeding in which the directors and officers are sued as a result of their services. The Corporation's directors and officers are covered by directors' and officers' liability insurance. No amount has been recorded in this financial statement with respect to the indemnification agreements.

 APPENDIX F

CONVERSION FAIRNESS OPINION

CIBC World Markets Inc. Brookfield Place, 161 Bay Street Toronto, Ontario M5J 2S8 Tel: 416 594-7000

August 18, 2008

The Board of Trustees
of BFI Canada Income Fund
135 Queens Plate Drive
Suite 300
Toronto, Ontario
M9W 6V1

To the Board of Trustees:

CIBC World Markets Inc. ("CIBC World Markets", "we" or "us") understands that BFI Canada Income Fund (the "Fund") is proposing to enter into an arrangement agreement (the "Arrangement Agreement") with 6814832 Canada Limited ("6814832"), 4264126 Canada Limited ("4264126") and 1768248 Ontario Limited ("ParentCo") providing for, among other things, the Fund's conversion to a corporate structure (the "Proposed Conversion").

We understand that pursuant to the Arrangement Agreement:

a)
unitholders ("Unitholders") of the Fund will receive, for each unit (a "Unit") of the Fund held, one common share of ParentCo (the "Consideration");

b)
the common shares of ParentCo will be listed for trading on the Toronto Stock Exchange;

c)
the Proposed Conversion will be effected by way of a plan of arrangement under Section 182 of the Business Corporations Act (Ontario);

d)
the completion of the Proposed Conversion will be conditional upon, among other things, approval by at least two-thirds of the votes cast by Unitholders and the holder of the Class A unit (together with the Unitholders, the "Voting Unitholders") voting together as a single class who are present in person or represented by proxy at the special meeting (the "Special Meeting") of such securityholders and the approval of the Ontario Superior Court of Justice; and

e)
the terms and conditions of the Proposed Conversion will be described in a management information circular of the Fund and related documents (the "Circular") that will be mailed to the Voting Unitholders in connection with the Special Meeting.

Engagement of CIBC World Markets

By letter agreement effective June 1, 2008, (the "Engagement Agreement"), the Fund retained CIBC World Markets to act as financial advisor to the Fund and its board of trustees (the "Board of Trustees") in connection with the Proposed Conversion. Pursuant to the Engagement Agreement, the Fund has requested that we prepare and deliver to the Board of Trustees our written opinion (the "Opinion") as to the fairness, from a financial point of view, of the Consideration to be received by Unitholders pursuant to the Arrangement Agreement.

CIBC World Markets will be paid fees for acting as a financial advisor and for rendering the Opinion and a portion of our fees will be contingent upon the completion of the Proposed Conversion. The Fund has also agreed to reimburse CIBC World Markets for its reasonable out-of-pocket expenses and to indemnify CIBC World Markets in respect of certain liabilities that might arise out of our engagement.

Credentials of CIBC World Markets

CIBC World Markets is one of Canada's largest investment banking firms with operations in all facets of corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading and investment research. The Opinion expressed herein is the opinion of CIBC World Markets and the form and content herein have been approved for release by a committee of its managing directors and internal counsel, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

Scope of Review

In connection with rendering our Opinion, we have reviewed and relied upon, among other things, the following:

  i)
  a draft dated August 15, 2008 of the Arrangement Agreement;

  ii)
  a draft dated August 15, 2008 of the management information circular of the Fund relating to the Proposed Conversion;

  iii)
  the Fund's annual reports, including the comparative audited financial statements and management's discussion and analysis, for the fiscal years ended December 31, 2006 and 2007;

  iv)
  the Fund's comparative unaudited financial statements and management's discussion and analysis, for the quarters ended March 31, 2008 and June 30, 2008;

  v)
  the Fund's annual information forms for the fiscal years ended December 31, 2006 and 2007;

  vi)
  the Fund's management information circulars for the fiscal years ended December 31, 2006 and 2007;

  vii)
  the Fund's presentation to unitholders from its 2007 Annual Meeting of Unitholders;

  viii)
  certain internal financial, operational, corporate and other information prepared or provided by the management of the Fund, including internal operating and financial budgets and projections;

  ix)
  tax analysis regarding the Fund prepared by management of the Fund;

  x)
  memoranda prepared by Torys LLP, the Fund's legal and tax counsel, concerning the structure of the Fund, the Proposed Conversion and their respective tax implications;

  xi)
  certain public information relating to the business, operations, financial performance and stock trading history of the Fund and other selected comparable public companies;

  xii)
  certain reports published by equity research analysts regarding the Fund and other selected comparable public companies;

  xiii)
  certain public information regarding the Canadian and U.S. waste management industries;

  xiv)
  a certificate addressed to us, dated as of the date hereof, from two senior officers of the Fund as to the completeness and accuracy of the information upon which this Opinion is based; and

  xv)
  such other information, analysis, investigations and discussions as we considered necessary or appropriate in the circumstances.

In addition, we have participated in discussions with members of the senior management of the Fund regarding its past and current business operations, financial condition and future prospects, the Proposed Conversion, the Arrangement Agreement and related matters. We have also participated in discussions with Torys LLP, external legal and tax counsel to the Fund, concerning the Proposed Conversion, the Arrangement Agreement and related matters, including the proposed amendments to the Income Tax Act (Canada) relating to the rules allowing conversion of publicly-traded income trusts into taxable corporations.

Assumptions and Limitations

Our Opinion is subject to the assumptions, explanations and limitations set forth below.

We have not been asked to prepare and have not prepared a formal valuation or appraisal of any of the assets or securities of the Fund, 6814832, 4264126, ParentCo or any of their respective affiliates and our Opinion should not be construed as such, nor have we been requested to identify, solicit, consider or develop any potential alternatives to the Proposed Conversion.

With your permission, we have relied upon, and have assumed the completeness, accuracy and fair presentation of all financial and other information, data, advice, opinions and representations obtained by us from public sources, or provided to us by the Fund or its affiliates or advisors or otherwise obtained by us pursuant to our engagement, and our Opinion is conditional upon such completeness, accuracy and fair presentation. We have not been requested to or attempted to verify independently the accuracy, completeness or fairness of presentation of any such information, data, advice, opinions and representations. We have not met separately with the independent auditors of the Fund in connection with preparing this Opinion and with your permission, we have assumed the accuracy and fair presentation of, and relied upon, the Fund's audited financial statements and the reports of the auditors thereon.

With respect to the historical financial data, operating and financial forecasts and budgets provided to us concerning the Fund and relied upon in our financial analyses, we have assumed (subject to the exercise of our professional judgment) that they have been reasonably prepared on bases reflecting the most reasonable assumptions, estimates and judgements of management of the Fund, having regard to the Fund's business, plans, financial condition and prospects.

We have also assumed that all of the representations and warranties contained in the Arrangement Agreement are correct as of the date hereof and that the Proposed Conversion will be completed substantially in accordance with its terms and all applicable laws and that the Circular will disclose all material facts relating to the Proposed Conversion and will satisfy all applicable legal requirements.

The Fund has represented to us, in a certificate of two senior officers of the Fund, dated the date hereof, among other things, that the information, data and other material (financial or otherwise) provided to us by or on behalf of the Fund, including the written information and discussions concerning the Fund referred to above under the heading "Scope of Review" (collectively, the "Information"), are complete and correct at the date the Information was provided to us and that, since the date of the Information, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Fund or any of its subsidiaries and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Opinion.

We are not legal, tax or accounting experts and we express no opinion concerning any legal, tax or accounting matters concerning the Proposed Conversion or the sufficiency of this letter for your purposes.

Our Opinion is rendered on the basis of securities markets, economic and general business and financial conditions and legal and other regulatory regimes prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of the Fund as they are reflected in the Information and as they were represented to us in our discussions with management of the Fund and its affiliates and advisors. In our analyses and in connection with the preparation of our Opinion, we made numerous assumptions with respect to industry performance, general business, markets and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Conversion.

The Opinion is being provided to the Board of Trustees for its exclusive use only in considering the Proposed Conversion and may not be published, disclosed to any other person, relied upon by any other person, or used for any other purpose, without the prior written consent of CIBC World Markets. Our Opinion is not intended to and does not (i) constitute a recommendation to any securityholder of the Fund or any of its affiliates as to whether to vote in favour of the Proposed Conversion or (ii) express any opinion as to the trading price or value of any securities of the Fund or ParentCo following the announcement or completion of the Proposed Conversion.

The Opinion is given as of the date hereof and, although we reserve the right to change or withdraw the Opinion if we learn that any of the information that we relied upon in preparing the Opinion was inaccurate, incomplete or misleading in any material respect, we disclaim any obligation to change or withdraw the Opinion, to advise any person of any change that may come to our attention or to update the Opinion after the date of this Opinion.

Opinion

Based upon and subject to the foregoing and such other matters as we considered relevant, it is our opinion, as of the date hereof, that the Consideration to be received by Unitholders pursuant to the Arrangement Agreement is fair, from a financial point of view, to Unitholders.

Yours very truly,

(Signed) CIBC WORLD MARKETS INC.

Questions and Further Assistance

If you have any questions about the information contained in this document or require assistance in completing your proxy form, please contact the proxy solicitation agent at:

100 University Avenue
11th Floor, South Tower
Toronto, Ontario
M5J 2Y1

North American Toll Free Number: 1-866-690-7478

QuickLinks

  Exhibit 4.7
BFI CANADA INCOME FUND NOTICE OF SPECIAL MEETING OF UNITHOLDERS
TABLE OF CONTENTS
MANAGEMENT INFORMATION CIRCULAR
GLOSSARY OF TERMS
SUMMARY INFORMATION
BACKGROUND TO AND REASONS FOR THE CONVERSION
THE CONVERSION
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
INFORMATION CONCERNING THE FUND
INFORMATION CONCERNING PARENTCO
AMENDED GOVERNANCE ARRANGEMENTS
RISK FACTORS
GENERAL PROXY MATTERS
ADDITIONAL INFORMATION
CIBC WORLD MARKETS' CONSENT
APPENDIX A CONVERSION RESOLUTION
APPENDIX B
O R D E R
APPENDIX C ARRANGEMENT AGREEMENT
ARTICLE 1 INTERPRETATION
ARTICLE 2 THE ARRANGEMENT
ARTICLE 3 COVENANTS
ARTICLE 4 CONDITIONS PRECEDENT
ARTICLE 5 AMENDMENT AND TERMINATION
ARTICLE 6 GENERAL
EXHIBIT A
PLAN OF ARRANGEMENT UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)
ARTICLE 1 INTERPRETATION
ARTICLE 2 ARRANGEMENT AGREEMENT
ARTICLE 3 ARRANGEMENT
ARTICLE 4 OUTSTANDING CERTIFICATES AND FRACTIONAL SECURITIES
ARTICLE 5 AMENDMENTS
ARTICLE 6 GENERAL
APPENDIX D
ONTARIO SUPERIOR COURT OF JUSTICE - COMMERCIAL LIST
1768248 ONTARIO LIMITED, BFI CANADA INCOME FUND, 6814832 CANADA LIMITED and 4264126 CANADA LIMITED
NOTICE OF APPLICATION
APPLICATION
APPENDIX E INFORMATION CONCERNING PARENTCO
NOTICE TO READER
FORWARD-LOOKING STATEMENTS
CORPORATE STRUCTURE
GENERAL DEVELOPMENT OF THE BUSINESS
DESCRIPTION OF THE BUSINESS
MANAGEMENT'S DISCUSSION AND ANALYSIS
DESCRIPTION OF CAPITAL STRUCTURE
PRO FORMA CONSOLIDATED CAPITALIZATION
DIVIDEND RECORD AND POLICY
PRIOR SALES
PRINCIPAL SHAREHOLDERS
DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
CEASE TRADE ORDERS, BANKRUPTCIES, PENALTIES OR SANCTIONS
CONFLICTS OF INTEREST
RISK FACTORS
LEGAL PROCEEDINGS
INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS
AUDITORS, TRANSFER AGENT AND REGISTRAR
MATERIAL CONTRACTS
SCHEDULE A AUDITED BALANCE SHEET OF PARENTCO
AUDITORS' REPORT
1768248 ONTARIO LIMITED BALANCE SHEET
1768248 ONTARIO LIMITED NOTES TO THE BALANCE SHEET As at August 22, 2008
APPENDIX F CONVERSION FAIRNESS OPINION